As filed with the U.S. Securities and Exchange Commission on April 17, 2025.

Registration No. 333-267699

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 13

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue-Touch Holdings Group Co., Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	2840	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.1 Pengda Road, Hunan Town, Changle District

Fuzhou City, Fujian Province

The People’s Republic of China 350212
+86-183-5916-6777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Laura Hua Luo Hemmann, Esq. iTKG Law LLC 100 Corporate Drive, Suite 302 Lebanon, NJ 08833 650-799-2061

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED [●], 2025

2,000,000 Ordinary Shares

Blue-Touch Holdings Group Co., Ltd

This is an initial public offering of the ordinary shares of Blue-Touch Holdings Group Co., Ltd (the “Company”), a holding company incorporated in the Cayman Islands. The Company is offering on a firm commitment basis its ordinary shares of a par value US$0.0005 each (“Ordinary Shares”). Prior to the completion of this offering, there has been no public market for the Ordinary Shares. The offering is being made on a “firm commitment” basis by AC Sunshine Securities LLC (the “Underwriter”). See “Underwriting.” The Company expects the initial public offering price to be in the range of $4.00 to $6.00 per Ordinary Share. The Company has reserved the symbol “BBCH” for purposes of listing the Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”). At this time, Nasdaq has not yet approved the Company’s application to list the Ordinary Shares. It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on Nasdaq. There is no assurance that the Ordinary Shares will be approved for listing on Nasdaq.

Unless otherwise stated, as used in this prospectus, the terms “Blue-Touch” and the “Company” refer to Blue-Touch Holdings Group Co., Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and when describing Blue-Touch Holdings Group Co., Ltd’s consolidated financial information, also include the Company’s subsidiaries organized under the laws of the People’s Republic of China (the “PRC”); the term “the WFOE” refers to Fujian Blue-Touch Holdings Group Co., Ltd., the Company’s wholly owned direct subsidiary organized under the laws of the PRC; and the term “the operating entity” refers to Fujian Blue-Touch Technology Co., Ltd., the Company’s wholly owned indirect subsidiary organized under the laws of the PRC.

Investors are cautioned that the Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through the operating entity in the PRC. Therefore, investors will not directly hold equity interests in any of the PRC subsidiaries. Our Company does not use a variable interest entity structure. Investors are also cautioned that our organizational structure involves risks and Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the Ordinary Shares, and could cause the value of the Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary—PRC-related Risk Disclosure” beginning on page 4, and “Risk Factors—Risks Related to Doing Business in the PRC” beginning on page 19 for a discussion of risks facing our Company and the offering as a result of conducting substantially all of our operations through the operating entity in the PRC.

Investing in the Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. The risks could result in a material change in the value of the securities the Company is registering for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our Ordinary Shares.

As substantially all of the Company’s operations are conducted by the operating entity in China, the Company is subject to legal and operational risks associated with having substantially all of its operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in the operations and/or cause the value of the Company’s Ordinary Shares to significantly decline or become worthless, and affect the Company’s ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the Company is not directly subject to these regulatory actions or statements, as the Company has not implemented any monopolistic behavior and its business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. However, we are required to file with the China Securities Regulatory Commission (the “CSRC”) for this offering. As of the date of this prospectus, we submitted the CSRC filing documents for our offering, and completed the filing procedures with the CSRC on May 30, 2024.  However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact such modified or new laws and regulations will have on our operations and our ability to accept foreign investments and list on a U.S. stock exchange is highly uncertain. See “Risk Factors—Risks Related to Doing Business in the PRC” beginning on page 19 for a discussion of these legal and operational risks and other information that should be considered before purchasing our Ordinary Shares.

In addition, the Ordinary Shares may be prohibited to trade on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate completely the Company’s auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. The Company’s auditor prior to January 20, 2025, TPS Thayer, LLC, is an independent registered public accounting firm with the PCAOB headquartered in Sugar Land, Texas, with the last inspection in September 2022, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of TPS Thayer, LLC and such auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. The Company’s new auditor, HTL International, LLC, is headquartered in Houston, Texas, and is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future. If trading in the Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist the Ordinary Shares and trading in the Ordinary Shares could be prohibited. See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 29.

As a Cayman Islands holding company, the Company may rely on dividends and other distributions on equity paid by its PRC subsidiaries for cash and financing requirements. If any of the PRC subsidiaries incurs debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Company. However, none of the PRC subsidiaries have made any dividends or other distributions to the Company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by the Company to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, the Company has not made any dividend or distributions to U.S. investors, and there were no cash flows between the Company and the PRC subsidiaries. There are no specific cash management policies and procedures in place that dictate how funds are transferred through our organization. To the extent cash or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of the Company or the PRC subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors” and “Prospectus Summary—Asset Transfers Between the Holding Company and Our Subsidiaries.”

The Company is both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

As of the date of this prospectus, the Company and the PRC subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of the PRC subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future. If the Company determines to pay dividends on any of the Ordinary Shares in the future, as a holding company, the Company will be dependent on receipt of funds from the WFOE, which in turn will rely on payments made from the operating entity. There were no cash transfers and transfers of other assets between the Company and the PRC subsidiaries during the fiscal years ended December 31, 2024, and 2023.  See “Prospectus Summary—Asset Transfers Between the Holding Company and Our Subsidiaries” and the Company’s audited consolidated financial statements included elsewhere in this prospectus.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price(1)	$5.00	$10,000,000	$11,500,000
Underwriter’s discounts(2)	$0.35	$700,000	$805,000
Proceeds to our Company before expenses(3)	$4.65	$9,300,000	$10,695,000

(1)

Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus. We have agreed to grant to the Underwriter a 45-day option to purchase up to 15% of the aggregate number of Ordinary Shares sold in the offering.

(2)	See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(3)	We expect our total cash expenses for this offering (including cash expenses payable to the Underwriter for its accountable out-of-pocket expenses) to be approximately $200,000, exclusive of the above discounts. We will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The Underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken.

The Underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting,” on or about [●], 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2025.

WHERE YOU CAN FIND ADDITIONAL INFORMATION	128

INDEX TO FINANCIAL STATEMENTS	F-1

About this Prospectus

We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. The operating entity’s business, our financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“BVI” are to the British Virgin Islands;
•	“China” or the “PRC” are to the People’s Republic of China;
•	“customers” are to the distributors to whom the Company sells the products;
•	“shares,” “Shares,” “ordinary shares,” or “Ordinary Shares” are to the ordinary shares of Blue-Touch (as defined below), par value US$0.0005 per share;
•	“the operating entity” are to Fujian Blue-Touch Technology Co., Ltd., a company with limited liability organized under the laws of the PRC, which is wholly owned by the WFOE (as defined below);
•	“the PRC subsidiaries” or “our PRC subsidiaries” are to the operating entity and the WFOE (as defined below);
•	“the WFOE” are to Fujian Blue-Touch Holdings Group Co., Ltd., a company with limited liability organized under the laws of the PRC, which is wholly owned by Blue-Touch (as defined below);
•	“U.S. dollars,” “$,” “US$,” and “dollars” are to the legal currency of the United States; and
•	“we,” “us,” “our,” “Blue-Touch,” or the “Company” are to Blue-Touch Holdings Group Co., Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Our reporting and functional currency is the Renminbi. Solely for the convenience of the reader, this prospectus contains translations of some RMB amounts into U.S. dollars, at specified rates. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period, which is RMB7.1167 to US$1.00 and RMB7.0558 to US$1.00 for the years ended December 31, 2024 and 2023, respectively. Assets and liabilities denominated in foreign currency at the balance sheet date are translated at the applicable rate of exchange in effect at that date, which is RMB7.1884 to US$1.00 and RMB7.0827 to US$1.00 for the years ended December 31, 2024 and 2023, respectively, as published by the Federal Reserve Board on December 31, 2024 and 2023, respectively. The Company has made rounding adjustments to reach some of the figures included in this prospectus. Consequently, numerical figures shown as totals in some tables may not be arithmetic aggregations of the figures that precede them.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriter of its over-allotment option.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Corporate Structure

The Company is a holding company incorporated in the Cayman Islands with no material operations of its own. The Company conducts its operations through Fujian Blue-Touch Technology Co., Ltd., the Company’s wholly owned indirect subsidiary in the PRC. The Ordinary Shares offered in this offering are shares of the Cayman Islands holding company and not shares of the PRC subsidiaries. Therefore, you will not directly hold any equity interests in the PRC subsidiaries. The Company was incorporated on September 27, 2021 as a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised).

The following diagram illustrates our corporate structure upon completion of our initial public offering (“IPO”) based on 2,000,000 Ordinary Shares being offered, assuming no exercise of the Underwriter’s over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

Notes:

(1)	Represents 6,240,000 Ordinary Shares held by Guanzhao Lin, the 100% owner of ST Investment Group Limited, as of the date of this prospectus.
(2)	Represents 2,160,000 Ordinary Shares held by Jifeng Huang, the 100% owner of LinFeng Investment Limited, as of the date of this prospectus.
(3)	Represents 780,000 Ordinary Shares held by Jing Liu, the 100% owner of LIUJING Investment Limited, as of the date of this prospectus.
(4)	Represents 720,000 Ordinary Shares held by Xuedong Sun, the 100% owner of SXD Investment Consulting Limited, as of the date of this prospectus.
(5)	Represents 660,000 Ordinary Shares held by Zhangtao Cheng, a Hong Kong resident, the 100% owner of ZTCHEN Investment Limited, as of the date of this prospectus.
(6)	Represents 600,000 Ordinary Shares held by Mingxin Chen, the 100% owner of CMX Investment Group Limited, as of the date of this prospectus.
(7)	Represents an aggregate of 840,000 Ordinary Shares held by two shareholders, each one of which holds less than 5% of our Ordinary Shares, as of the date of this prospectus.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Business Overview

The Company is an offshore holding company incorporated in the Cayman Islands. The Company does not conduct any substantive operations on its own but instead conducts its business operations in China through the operating entity Fujian Blue-Touch Technology Co., Ltd. The operating entity commenced its operation in 2014 and is principally engaged in designing, developing, and selling baby skincare products and toiletries, as well as household cleaning products under the Blue-Touch brand. As of the date of this prospectus, the operating entity pursues product development through collaboration with third-party research companies, and the operating entity’s success on product development depends on its collaboration with such third-party research companies. The operating entity’s internal staff are responsible for determining the research direction and initiating product proposals, and they also engage with detailed discussions and progress tracking in the research and development processes of third-party research companies. The third-party research companies are responsible for conducting the research and development of products. The operating entity does not manufacture its products and relies on third-party manufacturers to produce the products. The Company, through the operating entity, aims to become a leading provider of baby skincare products and toiletries in China. In the fiscal years ended December 31, 2024, and 2023, the Company’s revenue was $11,598,611 and $9,656,105, respectively, representing a growth rate of approximately 20.12%. For the same fiscal years, the Company’s net income was $1,712,520 and $1,354,341, respectively, representing a growth rate of approximately 26.45%.

Competitive Strengths

We believe that the following competitive strengths have contributed to the operating entity’s success and differentiated it from its competitors:

•	product innovation efforts;
•	product quality control;
•	established relationships with manufacturers and distributors; and
•	experienced and professional management team.

Growth Strategies

The operating entity intends to implement the following strategies to grow its business:

•	launching new products and brands;
•	expanding offline distribution networks;
•	establishing online sales channels; and
•	opening physical stores and cooperating with retail establishments.

The Impact of COVID-19

In early 2020, the operating entity experienced logistical stagnation and business disruptions due to the impact of COVID-19. In May 2020, the logistical conditions were restored, because the pandemic was contained to some extent and the business restrictions were eased in the areas where the operating entity, its manufacturers and distributors are located. At about the same time, the operating entity launched its camellia oil baby skincare products and toiletries on the market. As a result, the operating entity gradually recovered from the negative impact of COVID-19 on its results of operations. In response to COVID-19, and for the safety of the employees, the operating entity implemented various safety precautions in strict compliance with government regulations, policies and mandates. The operating entity also encouraged employees of non-essential job roles to work from home during the height of COVID-19. Since May 2020, although production and logistical activities in certain parts of China were disrupted by the regional COVID-19 lockdowns, the Chinese government has eased the nationwide COVID-19 restrictions, and as a result, the nationwide production and logistical activities in China have gradually resumed. Since May 2020, the operating entity’s operations, including the activities of its manufacturers or distributors, have not endured any material adverse impact from the COVID-19 restrictions. We expect that there will not be any nationwide government-mandated lockdowns in China in the foreseeable future. See “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations—Impact of COVID-19.”

PRC-related Risk Disclosure

The Company is subject to certain legal and operational risks associated with having the majority of its operations in China. PRC laws and regulations governing the current business operations are sometimes vague and uncertain. As a result, these risks may result in material changes in the operations of the Company’s PRC subsidiaries, significant depreciation of the value of the Ordinary Shares, or a complete hindrance of the Company’s ability to offer, or continue to offer, securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, the Company and the PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC legal counsel, AllBright Law Offices (Fuzhou), we are not subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the cybersecurity review with the CAC. See “Risk Factors—Risks Related to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our offering.”

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, and collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which stipulate that Chinese-based companies, or the issuer, shall fulfill the filing procedures after the issuer makes an application for initial public offering and listing in an overseas market, and certain overseas offering and listing such as those that constitute a threat to or endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law, may be prohibited under the Draft Rules Regarding Overseas Listing. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three working days after the offering is completed.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), we are required to file with the CSRC for this offering. As of the date of this prospectus, we submitted the CSRC filing documents for our offering, and completed the filing procedures with the CSRC on May 30, 2024. If we seek a subsequent securities offering in the same overseas market in the future, we will be required to file with the CSRC after the subsequent offering is completed. However, if it is later determined that we have not complied with the filing procedures according to the Trial Measures or if our filing materials are determined to contain false records, misleading statements or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. In addition, any failure to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. As of the date of this prospectus, neither we nor any of our PRC subsidiaries have received any warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact such modified or new laws and regulations will have on our operations and our ability to accept foreign investments and list on a U.S. stock exchange is highly uncertain. For example, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that may require our Company, or any of our PRC subsidiaries, to obtain additional regulatory approvals from Chinese authorities before listing in the U.S.

In addition, the Ordinary Shares may be prohibited from being traded on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate completely the Company’s auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. The Company’s auditor prior to January 20, 2025, TPS Thayer, LLC, is an independent registered public accounting firm with the PCAOB headquartered in Sugar Land, Texas, with the last inspection in September 2022, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of TPS Thayer, LLC and such auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. The Company’s new auditor, HTL International, LLC, is headquartered in Houston, Texas, and is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in the Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist the Ordinary Shares and trading in the Ordinary Shares could be prohibited. See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 29.

As of the date of this prospectus, the PRC subsidiaries have obtained all permissions and approvals to operate in China in compliance with relevant PRC laws and regulations, including the business license. The business license is a permit that allows companies to conduct specific business within the government’s geographical jurisdiction. As of the date of this prospectus, neither the Company nor the operating entity has been subject to any investigation, nor received any notice, warning, or sanction from relevant government authorities related to non-compliance with the laws and regulations relevant to cosmetic safety. The operating entity has properly filed for all of the cosmetic products that the operating entity sells in accordance with the relevant PRC laws and regulations. All ingredients used in the products that the operating entity sells are permitted to be used in the production of cosmetics, as required by the applicable governmental authorities.

Asset Transfers Between the Holding Company and Our Subsidiaries

As of the date of this prospectus, there have been no cash transfers or transfers of other assets between the Company and the PRC subsidiaries. To the extent cash or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of the Company or the PRC subsidiaries by the PRC government to transfer cash or assets. There are no specific cash management policies and procedures in place that dictate how funds are transferred through our organization.

Dividends or Distributions Made to our Company and U.S. Investors

As of the date of this prospectus, none of the PRC subsidiaries have made any dividends or distributions to the Company, and the Company has not made any dividends or distributions to its shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Under the Cayman Islands law, a Cayman Islands exempted company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If the Company determines to pay dividends on any of the Ordinary Shares in the future, as a holding company incorporated in the Cayman Islands, the Company will be dependent on receipt of funds from the WFOE. The WFOE, in turn, will be dependent on the receipt of funds from the operating entity.

The WFOE is a wholly foreign-owned enterprise under the PRC law. The regulations governing the distribution of dividends paid by the WFOE include Corporate Law (1993) as lastly amended in 2009, the Foreign Investment Law and its implementing Regulations, and the Enterprise Income Tax Law (2007) as lastly amended in 2018 and its implementation Regulations (2007) as lastly amended in 2019.

Current PRC regulations permit the operating entity to pay dividends to the WFOE only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the PRC subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other purposes, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, the Company may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from the profits, if any. Furthermore, if the PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If the Company or the PRC subsidiaries are unable to receive all of the revenue from operations, the Company may be unable to pay dividends on the Ordinary Shares.

Cash dividends, if any, on the Ordinary Shares will be paid in U.S. dollars. The WFOE is considered a resident enterprise for PRC tax purposes, and any dividends that the operating entity pays to the WFOE may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for the Company to pay dividends to its shareholders, the Company will rely on payments made from the operating entity to the WFOE, and the distribution of such payments to the Company. According to the PRC Enterprise Income Tax Law, such payments from the operating entity to the WFOE are subject to the PRC enterprise income tax at a rate of 25%.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks the Company faces, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Below is a summary of certain risks related to doing business in the PRC:

•	Adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on the operating entity’s business (See “Risk Factors—Risks Related to Doing Business in the PRC—Adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on the operating entity’s business” on page 19);
•	The legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to the operating entity’s business and our shareholders (See “Risk Factors—Risks Related to Doing Business in the PRC—The legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to the operating entity’s business and our shareholders” on page 19);
•	The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless (See “Risk Factors—Risks Related to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless” on page 19);
•	The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, our Company cannot predict whether or how soon our Company will be able to obtain such approval (See “Risk Factors—Risks Related to Doing Business in the PRC—The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, our Company cannot predict whether or how soon our Company will be able to obtain such approval” on page 21);
•	Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our offering (See “Risk Factors—Risks Related to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our offering” on page 22);
•	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the operating entity to liability or penalties, limit our ability to inject capital into the operating entity, limit the operating entity’s ability to increase its registered capital or distribute profits to our Company, or may otherwise adversely affect our Company (See “Risk Factors—Risks Related to Doing Business in the PRC—PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the operating entity to liability or penalties, limit our ability to inject capital into the operating entity, limit the operating entity’s ability to increase its registered capital or distribute profits to our Company, or may otherwise adversely affect our Company” on page 23);

•	The Company may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements it may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Company could have a material and adverse effect on the business (See “Risk Factors—Risks Related to Doing Business in the PRC—The Company may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements it may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Company could have a material and adverse effect on the business” on page 24); and
•	Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment (See “Risk Factors—Risks Related to Doing Business in the PRC—Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” on page 25).

Below is a summary of certain risks related to our business and industry:

•	The loss of multiple suppliers or a significant disruption or interruption in the supply chain may adversely affect the operating entity’s business (See “Risk Factors—Risks Related to Our Business and Industry—The loss of multiple suppliers or a significant disruption or interruption in the supply chain may adversely affect the operating entity’s business” on page 12);
•	The operating entity relies on third parties to manufacture products. Any failure by or loss of a third-party manufacturer could result in delays and increased costs (See “Risk Factors—Risks Related to Our Business and Industry—The operating entity relies on third parties to manufacture products. Any failure by or loss of a third-party manufacturer could result in delays and increased costs” on page 12);
•	The operating entity’s business may face risks associated with logistics and distribution (See “Risk Factors—Risks Related to Our Business and Industry—The operating entity’s business may face risks associated with logistics and distribution” on page 12);
•	The operating entity relies on distributors to distribute and sell its products (See “Risk Factors—Risks Related to Our Business and Industry—The operating entity relies on distributors to distribute and sell its products” on page 13);
•	Changes in consumer preferences may adversely affect the operating entity’s business, financial condition and operating results (See “Risk Factors—Risks Related to Our Business and Industry—Changes in consumer preferences may adversely affect the operating entity’s business, financial condition and operating results” on page 13);
•	The operating entity’s business operates in highly competitive product markets (See “Risk Factors—Risks Related to Our Business and Industry—The operating entity’s business operates in highly competitive product markets” on page 13);
•	Significant challenges or delays in the innovation and development of new products, technologies and indications could have an adverse impact on the operating entity’s long-term success (See “Risk Factors—Risks Related to Our Business and Industry—Significant challenges or delays in the innovation and development of new products, technologies and indications could have an adverse impact on the operating entity’s long-term success” on page 14);
•	The operating entity faces risks associated with its dependence on other companies for product development (See “Risk Factors—Risks Related to Our Business and Industry—The operating entity faces risks associated with its dependence on other companies for product development” on page 14); and
•	The operating entity’s success depends in part on the quality of its products (See “Risk Factors—Risks Related to Our Business and Industry—The operating entity’s success depends in part on the quality of its products” on page 14).

Below is a summary of certain risks related to our Ordinary Shares and this offering:

•	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering (See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 29);

•	There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all (See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all” on page 32);
•	Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution” on page 32);
•	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors (See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors” on page 32); and
•	If securities or industry analysts cease to publish research or reports about us, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline (See “Risk Factors—Risks Related to our Ordinary Shares and This Offering—If securities or industry analysts cease to publish research or reports about us, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline” on page 34).

Corporate Information

Our principal executive offices are located at No.1 Pengda Road, Hunan Town, Changle District, Fuzhou City, Fujian Province, China 350212, and our phone number is +86-183-5916-6777. Our registered office in the Cayman Islands is located at Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman KY1-1103, Cayman Islands, and the email of our registered office is info@tricorglobal.com. We maintain a corporate website at http://blue-touch.com.cn/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenues, have more than $700 million in the market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Ordinary Shares offered by us	2,000,000 Ordinary Shares

Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $6.00 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	12,000,000 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	14,000,000 Ordinary Shares, assuming no exercise of the Underwriter’s over-allotment option 14,300,000 Ordinary Shares, assuming full exercise of the Underwriter’s over-allotment option

Over-allotment Option	We have granted to the Underwriter an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 300,000 additional Ordinary Shares.

Nasdaq Capital Market symbol	We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “BBCH.” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Transfer Agent	Transhare Corporation

Use of proceeds	We intend to use the proceeds from this offering as follows: (i) approximately 20% of the net proceeds for product innovation and development, (ii) approximately 40% of the net proceeds for the acquisition of, or investments in, businesses engaged in the maternal and newborn skincare industry, although as of the date of this prospectus, we have not identified, nor have we engaged in any material discussions regarding, any potential target, and (iii) approximately 40% of the net proceeds for working capital, operating expenses and other general corporate purposes. See “Use of Proceeds” for more information.

Lock-up	Our directors, officers and shareholders of at least 5% of our securities (including warrants, options, convertible securities and Ordinary Shares) have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the effective date of this registration statement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, the operating entity’s business, our financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect the operating entity’s business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

The loss of multiple suppliers or a significant disruption or interruption in the supply chain may adversely affect the operating entity’s business.

The operating entity relies on the third-party manufacturers to source and obtain raw materials. During the fiscal years ended December 31, 2024 and 2023, the supply and price of raw materials remained stable. Raw materials, consisting chiefly of essential oils, chemicals, containers and packaging components, are purchased by third-party manufacturers from various suppliers. The loss of multiple suppliers or a significant disruption or interruption in the supply chain could have a material adverse effect on the manufacturing and packaging of the operating entity’s products. Regulatory action, such as restrictions on importation, or limits on the use of certain products, may also disrupt or interrupt the supply chain. In addition, the operating entity is subject to increases in the costs of raw materials or other commodities or, the impossibility of obtaining raw materials and packaging due to several factors beyond control, such as climate, agricultural production, legitimate access to genetic heritage and traditional associated knowledge, economic conditions, and transportation and processing costs. Each of these may adversely affect the operating entity’s profit margins if it is unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies. If there are any material shortages or delays in delivery of packaging materials, the operating entity’s ability to deliver the finished goods to points of sale may be materially adversely affected, and its reputation and sales may suffer material damage.

The operating entity relies on third parties to manufacture products. Any failure by or loss of a third-party manufacturer could result in delays and increased costs.

The operating entity does not have manufacturing facilities and relies on third-party manufacturers to produce products. However, there is no assurance that the third-party manufacturers will be able to meet the operating entity’s manufacturing requirements. There is no assurance that the operating entity would be able to renew the agreements or to negotiate new agreements with the third-party manufacturers at reasonable rates or on a timely basis. Other risks include reliance on third-party manufacturers for regulatory compliance, quality assurance, misappropriation of the operating entity’s intellectual property, limited ability to manage inventory, and possible breach of the manufacturing agreements by third-party manufacturers. Further, for the fiscal years ended December 31, 2024 and 2023, the operating entity worked with seven and seven third-party manufacturers, respectively, five and four of which independently accounted for at least 10% of the finished products by value, respectively. If any such major third-party manufacturer suffers damage to facilities, loses benefits under material agreements, experiences power outages, encounters financial difficulties, is unable to secure necessary raw materials or suffers any other reduction in efficiency, the operating entity may experience significant business disruption. In the event of any such disruption, the operating entity would need to seek and source other qualified third-party manufacturers, which is likely to result in further delays and increased costs.

The operating entity’s business may face risks associated with logistics and distribution.

After accepting the finished products from the third-party manufacturers, the operating entity is responsible for delivering the products from its warehouse to its distributors’ storage facilities. If operations at the operating entity’s warehouse or the distributors’ storage facilities are adversely affected by factors beyond control, such as fire, natural disasters, disease outbreaks, pandemics, armed conflict, strikes and stoppages, power shortages, failures in the systems, forest fires and deforestation, and in the event that no other warehouse or storage facility is able to meet the demand of the region affected, the distribution of products to the regions supplied by the warehouse or storage facility will be impaired. Any significant interruptions, failures or changes in the logistics infrastructure that the operating entity uses to deliver products could prevent the timely or successful delivery of the products to the clients. If the operating entity is not able to expand or adjust the existing distribution networks in order to meet the supply needs, the operating entity’s business will be adversely affected.

The operating entity relies on distributors to distribute and sell its products.

The operating entity relies on distributors to distribute and sell the products in China. If the operating entity is unable to effectively manage such relationships with the distributors and the agreements under which the distributors operate, the operating entity’s results of operations and cash flows could be adversely impacted. If the distributors fail to meet their obligations to the operating entity, it could adversely impact the operating entity’s operations. Further, if a key distributor were to significantly reduce the inventory level of the operating entity’s products due to factors beyond control, such as increased offerings of other branded manufacturers, were to significantly tighten product delivery windows, or were to experience a significant business disruption, it may adversely affect the operating entity’s business.

Changes in consumer preferences may adversely affect the operating entity’s business, financial condition and operating results.

The operating entity operates in an industry that is subject to rapid and unpredictable changes in consumer demand and trends. The success of the operating entity’s strategy depends on its ability to foresee, evaluate and react effectively to changes in the spending levels of consumers and their preferences regarding skincare and other related products. The operating entity’s competitiveness depends in part on the successful creation of new products, as well as on consumer satisfaction and preferences in line with market trends. Consumer preferences and trends may change due to a variety of factors, such as changes in demographic trends, changes in the characteristics and ingredients of products, new market trends, climate, publicity, or a weak economy in which the operating entity operates. If the operating entity is unable to anticipate changes in consumer preferences or respond to changes in a timely and cost-effective manner, its business and results of operations could be materially adversely affected.

If the operating entity is unable to conduct marketing activities in a cost-effective manner, its results of operations and financial condition may be materially and adversely affected.

The operating entity utilizes a broad mix of marketing programs, including online advertising, social media marketing, and outdoor advertising activities within communities, to increase the publicity and word-of-mouth referrals of the products. The marketing programs are designed by a third-party advertising agency and supervised by the operating entity. There is no assurance that these marketing programs will always be well received or result in the anticipated levels of sales, that these programs will always be implemented in a cost-effective manner, that these programs will always keep pace with industry development and consumer preferences, or that the operating entity will be able to recruit or retain experienced marketing employees. Failures to implement the existing marketing programs in a cost-effective manner or to introduce new branding approaches to adapt to the evolving trends could reduce the operating entity’s market share and cause its revenue to decline. If the operating entity is unable to effectively manage its relationship with the third-party advertising agency, or if the operating entity fails to find a suitable replacement at reasonable costs should the operating entity not be able to maintain such relationship, it could adversely affect the operating entity’s marketing programs and efforts.

The operating entity’s business operates in highly competitive product markets.

The operating entity’s business competes with companies of various sizes on the basis of cost-effectiveness, product innovations, product quality, product safety, real or perceived product advantages, and product pricing. The operating entity competes against cosmetics and skincare companies that manufacture and sell broad product lines through various types of retail establishments and other channels, including through the internet. Some competitors have a greater market presence in certain geographical areas, store formats and for certain categories of products. Some competitors may be able to devote greater resources than the operating entity to invest in business development. Some competitors may be acquired by, receive investments from, or enter into other commercial relationships with large, well-established and well-financed companies in certain lines of business. Some competitors may have marketing investments substantially larger than the operating entity. The operating entity may be materially adversely affected to the extent it is unable to compete successfully with its competitors.

Significant challenges or delays in the innovation and development of new products, technologies and indications could have an adverse impact on the operating entity’s long-term success.

The operating entity’s continued success depends in part on its ability to innovate and develop new products and services that address the evolving needs of consumers. Development of successful products and technologies is also necessary to offset revenue losses when the operating entity’s existing products lose market share due to factors such as competition. As of the date of this prospectus, the operating entity pursues product development through collaboration with third-party research companies. The operating entity will be entitled to own the intellectual property resulting from such collaborations. Developing new products requires significant investment of resources over a protracted period of time. The process depends on many factors, including the ability to: discern future needs; develop promising new compounds, strategies and technologies; achieve successful clinical trial results; secure effective intellectual property protection; obtain regulatory approvals on a timely basis; and, if and when they reach the market, successfully differentiate the operating entity’s products from competing products. New products or enhancements to existing products may not be accepted quickly or significantly in the marketplace due to product and price competition, and changes in customer preferences or purchasing patterns. The operating entity cannot be certain when or whether it will be able to develop products and technologies, or whether particular products will be commercially successful.

The operating entity faces risks associated with its dependence on other companies for product development.

As of the date of this prospectus, the operating entity’s success on product development depends upon its collaboration with third-party research companies. See “Business” for further details on third-party collaborations. Although the operating entity has maintained good relationships with its partner research companies, the operating entity’s ongoing collaborations with them may present risks to the innovation and development of new products. If the operating entity’s partner research companies encounter any situations adversely affecting their research capacity, if they fail to meet contracted obligations, if the collaborations are discontinued for any reason, or if the operating entity fails to find a suitable and timely replacement upon the loss of a significant product development partner, it could have a material adverse impact on product innovation and development prospects, including causing delays in product launches, which, in turn, could result in reductions in future sales and market share.

The operating entity’s success depends in part on the quality of its products.

The operating entity’s success depends in part on the quality of its products. As of the date of this prospectus, the operating entity has not been subject to any significant product quality and safety incidents, nor has it been punished by any relevant government authorities for product quality and safety issues, nor has it received any complaints from any consumers about product quality and safety issues. As is the case with its competitors, the operating entity may be subject to product liability claims if its products are found to be unfit for human use or cause illness. Products may be rendered unfit for human use due to contamination of ingredients, whether accidental or not, and illegal tampering. Despite the measures the operating entity has in place to control the quality of products, contamination of ingredients of the products may occur during the transportation, production, distribution and sales processes due to reasons beyond control, such as acts carried out in bad faith, sabotage, or systemic failure the causes of which are unknown. A significant product recall, product-related litigation, product misuse, negative perceptions of packaging (such as plastic and other petroleum-based materials), lack of recyclability or other environmental impacts, privacy lapses or data breaches, allegations of product tampering or the distribution and sale of counterfeit products and other similar events may cause the loss of revenue. Further, adverse publicity about these types of concerns relating to the operating entity’s brand or to the industry as a whole, whether or not legitimate, may discourage consumers from purchasing the operating entity’s products. If consumers lose confidence in the operating entity’s brand, the operating entity could experience long-term declines in sales.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the operating entity is in compliance with the PRC laws related to the quality of its products, and has not received any notice, warning, or sanction from relevant government authorities. Although the operating entity does not manufacture any products, it operates a cosmetics business and must ensure the quality and safety of its products. According to the PRC laws and regulations related to the sale of cosmetics, the cosmetics business operators shall establish and implement the inspection and recording system for the purchased goods to verify the market entity registration certificates, cosmetics registration or record-filing situations and the ex-factory inspection conformity certificates of the suppliers and shall truthfully record and keep the relevant vouchers. The cosmetics business operators shall store and transport the cosmetics in accordance with the provisions of the relevant laws and regulations and the requirements indicated on the labels of the cosmetics, regularly inspect and promptly dispose of the deteriorated cosmetics or the cosmetics that have exceeded the service life. The drug regulatory authority shall confiscate the illegal gains if the cosmetics business operators manufacture the cosmetics without any permission, or sell the deteriorated cosmetics or the cosmetics whose service life has expired; if the value of cosmetics illegally operated is less than RMB10,000, a fine of not less than RMB10,000 but not more than RMB50,000 shall be imposed; if the value of cosmetics illegally operated is not less than RMB10,000, a fine of not less than five times but not more than 20 times the value of the goods shall be imposed. Where a cosmetics product is defective due to a mistake by the operator and such defect causes physical injury or damage to third party property, the operator shall bear liability for compensation.

If the operating entity is unable to comply with the PRC laws related to consumer protection and unfair competition, it may face punishments by the PRC government authorities.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the operating entity is in compliance with the PRC laws related to consumer protection and unfair competition. If the operating entity violates the PRC laws and regulations related to consumer protection, it may face punishments by the PRC government authorities, including the imposition of fines, suspension of business operations and revocation of business license. If the operating entity violates the PRC laws against unfair competition and cause damages to others, it may bear certain civil liability.

The operating entity may not be able to protect its intellectual property rights.

The operating entity’s success depends in part on its ability to defend its intellectual property rights, including trademarks, patents, copyrights, domain names, and know-how. The improper or unauthorized use of the operating entity’s intellectual property rights may decrease the brand value and cause a decline in sales. The operating entity could, even if by omission, fail to renew an intellectual property right in a timely manner, or third parties may challenge, and succeed in obtaining the invalidation of, any existing or future intellectual property issued to, or licensed to the operating entity. Monitoring the unauthorized use of intellectual property requires significant effort. There is no assurance that the steps that have been, or will be, taken to protect intellectual property rights will be sufficient or that third parties will not infringe upon or misappropriate proprietary rights. If the operating entity is unable to protect its proprietary rights against infringement or misappropriation, it could adversely affect the operating entity’s business.

Litigation may also be necessary to defend against claims of infringement or invalidity by others as the operating entity actively pursues product innovation and enhances the value of its intellectual property portfolio. An adverse outcome in litigation or any similar proceedings could adversely affect the operating entity’s business, financial condition and results of operation. In addition, the diversion of management’s attention and resources while addressing any intellectual property litigation claim, regardless of whether the claim is valid, could be significant and could significantly affect the operating entity’s business, financial condition and results of operation.

Interruptions or failures that impair access to information technology systems could adversely affect the business of the operating entity.

The operating entity relies on information technology systems to process, transmit, and store information in relation to its operations. For example, the operating entity relies on Kingdee software to record its financial data. These information technology systems may be vulnerable to interruption due to a variety of events beyond control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hacking and other security issues. Any material interruptions or failures in these information technology systems could cause disruptions in business operations and may require a significant investment to update, remediate or replace with alternate systems. The costs and potential problems associated with supporting, maintaining, remediating and upgrading the existing information technology systems, or with implementing new systems, may severely disrupt the operating entity’s business operations.

Increased labor costs, inability to retain suitable employees, or unfavorable labor relations may adversely affect the business, financial condition or results of operations.

The operating entity devotes significant resources to recruiting and training employees. Its ability to manage and control labor costs is subject to numerous external factors, including market pressures with respect to prevailing wage rates, unemployment levels, health and other insurance costs, as well as the impact of legislation or regulations governing wage and employee benefits. Any changes in these external factors could significantly increase labor costs, which would reduce the operating entity’s net income and cash flows.

The operating entity aims to motivate and retain qualified employees. If the employees are unsatisfied with what the operating entity offers, such as remuneration packages or working environment, the operating entity may not be able to retain qualified employees or replace them with personnel of appropriate skill sets and personal attributes at comparable costs. In such event, the operating entity may need to expend additional resources to retain or replace suitable employees.

From time to time, the operating entity may be subject to various employment-related claims, such as individual actions or government enforcement actions relating to wage-hour, labor standards, or healthcare and benefit issues. Such actions, if brought against the operating entity and successful in whole or in part, may materially and adversely affect the operating entity’s business.

If the operating entity loses key personnel, its business may be adversely affected.

The operating entity depends on the continued contributions of key employees, including members of senior management teams. Failure to attract, motivate and retain key employees, changes in the senior management teams, or failure to develop and implement a viable succession plan, could adversely affect the operating entity’s business and future success. In addition, if any member of senior management teams or any other key employee joins a competitor or forms a competing company, the operating entity may experience difficulty in managing its business effectively. Any such disruption or difficulty in filling key management roles could adversely affect the operating entity’s business.

The operating entity leases office and warehouse space from a third party, and there is no assurance that the operating entity will be able to renew the leases or find suitable alternative premises upon the expiration of the relevant lease terms.

The operating entity leases its office and warehouse space from a third party. Although the operating entity is entitled to the right of first refusal to renew all the current leases and has maintained good relationships with the lessor, there is no assurance that the operating entity will be able to renew such leases on commercially reasonable terms, or at all. In the event that the operating entity is unable to renew the current leases, it will be forced to relocate and may not be able to find suitable alternative premises. Even if the operating entity is able to find desirable alternative locations, it may incur extraordinary relocation costs, hefty rental payments and significant managerial expenses. If any of these events occurs, the operating entity’s business may be materially and adversely affected.

Uncertain economic or social conditions may adversely impact the operating entity’s business.

The operating entity’s business could be negatively impacted by reduced demand for its products related to one or more significant local, regional or global economic or social disruptions. These disruptions may include: a slow-down, recession or inflationary pressures in the general economy; reduced market growth rates; tighter credit markets for the operating entity’s suppliers, vendors or customers; a significant shift in government policies; significant social unrest; or the deterioration of economic relations between countries or regions. Additionally, these and other economic conditions may cause the operating entity’s suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide the operating entity with the needed materials and services, in which case the operating entity’s business and results of operations could be adversely affected.

The operating entity must successfully manage the demand, supply and operational challenges associated with the effects of a disease outbreak, including epidemics, pandemics or similar widespread public health concerns.

The operating entity’s business may be negatively impacted by the fear of, exposure to, or actual effects of, a disease outbreak, epidemic, pandemic or similar widespread public health concern, the threat of the virus, or the emergence of any variants. These impacts include, but are not limited to:

•	Significant reductions in demand or significant volatility in demand for one or more of the operating entity’s products, which may be caused by, among other things: the temporary inability of consumers to purchase products due to illness, quarantine or other travel restrictions or financial hardship, shifts in demand away from the operating entity’s products, or stockpiling or similar pantry-loading activity. If prolonged, such impacts can further increase the difficulty of business or operations planning and may adversely impact the operating entity’s results of operations and cash flows;

•	Inability to meet customers’ needs and achieve cost targets due to disruptions in manufacturing and supply arrangements caused by constrained workforce capacity or the loss or disruption of other essential manufacturing and supply elements such as raw materials or other finished product components, transportation, or other manufacturing and distribution capability;

•	Failure of third parties on which the operating entity relies, which may include suppliers, manufacturers, distributors, and external business partners, to meet their obligations to the operating entity, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties and may adversely impact the operating entity’s operations;

•	Periods of disruption that limit the ability to access the financial markets or which increase the cost of liquidity; or

•	Significant changes in the political conditions in regions in which the operating entity manufactures, sells or distributes products, including quarantines, price controls, or governmental or regulatory actions, closures or other restrictions that limit or close operating and manufacturing facilities, restrict the operating entity’s employees’ ability to travel or perform necessary business functions, or otherwise prevent third-party partners, suppliers or customers from sufficiently staffing operations, which could adversely impact the operating entity’s results of operations and cash flows.

In early 2020, the operating entity experienced logistical stagnation and business disruptions due to the impact of COVID-19. In May 2020, the logistical conditions were restored to some extent and the restrictions were eased in the areas where the operating entity, its manufacturers and distributors are located. About the same time, the operating entity launched its camellia oil baby skincare products and toiletries on the market. As a result, the operating entity gradually recovered from the negative impact of COVID-19 on its results of operations. Since May 2020, although production and logistical activities in certain parts of China were disrupted by the regional COVID-19 lockdowns, the Chinese government has eased the nationwide COVID-19 restrictions, and as a result, the nationwide production and logistical activities in China have gradually resumed. Since May 2020, the operating entity’s operations, including the activities of its manufacturers or distributors, have not endured any material adverse impact from the COVID-19 restrictions. We expect that there will not be any nationwide government-mandated lockdowns in China in the foreseeable future. See “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations—Impact of COVID-19.” Despite the operating entity’s efforts to manage and remedy the impact of COVID-19, the ultimate impact also depends on factors beyond its control, including the duration and severity of any such outbreak as well as third-party actions taken to contain its spread and mitigate its public health effects. These factors could adversely affect the operating entity’s business, and, in turn, our financial condition and results of operations.

The operating entity may not succeed in its cost saving strategies.

The operating entity continues to identify and execute on cost-saving opportunities designed to improve operational efficiencies and optimize project management. The specific cost-saving strategies designed by the operating entity include selecting cost-efficient suppliers while ensuring product quality and safety at the same time, optimizing the cost-effectiveness of the commission reward structure to encourage the operating entity’s professional sales team to expand the market share, and cooperating with distributors and logistics service providers that offer quality services and execute on cost-saving strategies. As of the date of this prospectus, the operating entity has not implemented all of these cost-saving strategies and does not yet have quantifiable data to demonstrate any material impact on its business. There is no assurance that the operating entity will be able to achieve or sustain cost savings, realize or sustain operational efficiencies, or achieve other benefits that it may initially expect. Such failures may result in various unnecessary costs, temporary operational inefficiencies, and could negatively impact our financial condition.

Our historical financial and operating results are not indicative of future performance and our financial and operating results may fluctuate.

In the fiscal years ended December 31, 2024, and 2023, our revenue was $11,598,611 and $9,656,105, respectively. For the same fiscal years, our net income was $1,712,520 and $1,354,341, respectively. The results of operations may vary from period to period in response to a variety of factors beyond control, including general economic conditions, regulatory actions, changes in consumer spending and preferences, as well as non-recurring charges incurred in connection with extraordinary transactions. Due to these and other factors, our historical financial performance, growth rates, profitability and operating results may not indicate future performance and you should not rely on them to predict our future performance.

The entry into strategic alliances, or mergers and acquisitions may expose the operating entity to additional risks.

The operating entity may consider potential strategic alliances that would complement the current product offerings, increase the size and geographic scope of its operations or otherwise present growth and/or other opportunities. Any such developments may entail numerous risks, including:

•	competition with established competitors in new markets, who may have greater knowledge of those markets and resources to expend in those markets than the operating entity;
•	difficulties in assimilating acquired operations or products;
•	difficulties in understanding and adapting to local cultural norms, including, but not limited to, consumption patterns, seasonal effects, consumer trends and preferences, as well seasonal effects;
•	diversion of management’s attention from the core business;
•	substantial costs, delays or other operational or financial difficulties, including difficulties in leveraging the expected synergies among the businesses to increase sales and obtain cost savings or achieve expected results;
•	adverse effects on existing business relationships with suppliers and customers;
•	certain other risks involved in entering markets in which the operating entity has limited or no prior experience; and

•	reputational and other risks regarding the operating entity’s ability to enter new markets successfully or to implement such strategic alliances, including obtaining financing which could dilute the interests of its shareholders, result in an increase in its indebtedness, or both.

The operating entity’s failure to enter new markets, enter into strategic alliances or complete the integration of any new or acquired businesses successfully could have a material adverse effect on its business, prospects, financial condition, liquidity, results of operations and cash flows. In addition, there can be no assurance that the operating entity will be able to identify suitable candidates or consummate such transactions on favorable terms or at all.

Adverse litigation judgments or settlements resulting from legal proceedings could reduce the profits or negatively affect the operating entity’s business operations.

As of the date of this prospectus, the operating entity is not a party to any material lawsuits and we are not aware of any threats of lawsuits against the operating entity that are anticipated to have a major impact on the operating entity’s business. The operating entity may, in the future, be subject to allegations, claims and legal actions arising in the ordinary course of its business, which may include claims by shareholders and claims by third parties, including manufacturers, distributors, business partners, or regulators. If any of these proceedings is determined adversely against the operating entity, or results in judgments, fines or settlements involving a payment of a material sum of money, it could materially and adversely affect the operating entity’s business, financial condition, and results of operations. In addition, the associated negative publicity could adversely affect the operating entity’s reputation and brand. Even the successful defense of these proceedings may cause the operating entity to incur substantial legal costs and may divert management’s attention and resources.

The operating entity’s insurance coverage may not be sufficient to cover all losses and/or liabilities that may be incurred by its operations.

The operating entity maintains certain insurance policies to safeguard against risks and unexpected events. See “Business—Insurance” for the operating entity’s current insurance policies. However, there is no assurance that the operating entity’s insurance coverage will always be available or will always be sufficient to cover any damages resulting from any kind of claims. In addition, there are certain types of risks that may not be covered by the operating entity’s policies, such as war, force majeure or certain business interruptions. In addition, there is no assurance that when the current insurance policies expire, the operating entity will be able to renew them at sufficient and favorable terms. Claims that are not covered by the policies or the failure to renew the insurance policies may materially adversely affect the operating entity’s business.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, our principal place of business.

Political events, international trade disputes, and other disruptions to international commerce could harm the global economy and adversely affect our business, customers, suppliers, and other business partners. Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China and other regions, as well as the potential for additional protectionist measures, may impact the operations of our suppliers, manufacturers, and other business partners, which in turn, may affect our business and operations.

Moreover, political uncertainty surrounding international trade disputes, particularly the ongoing tension between the U.S. and China, could damage consumer confidence and decision-making, leading to a material adverse effect on our business. Such uncertainty may also limit our access to new business opportunities, negatively impacting our operations. Additionally, current and potential future actions by the U.S. or the PRC that affect trade relations could contribute to global economic instability, which may harm our business or our financial performance. The financial condition of our customers could also be adversely affected by trade-related disruptions, and we cannot predict the extent or form of future actions or escalations.

Our bank accounts are not fully insured or similarly protected against loss.

As of December 31, 2024 and 2023, we had a total of approximately $3.66 million and $3.22 million in cash, respectively, which has been wholly deposited and held inside the PRC. Deposits in financial institutions in the PRC have been insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $69,557). As a result, our bank accounts with deposits in excess of RMB500,000 are not fully insured or similarly protected. If a commercial bank with which we have placed our cash deposits becomes insolvent, or if we are otherwise unable to withdraw funds, we may be unable to recover the cash on deposit with that bank for amounts in excess of RMB500,000. As a result, our liquidity and cash flows, as well as financial condition and results of operations, could be materially and adversely affected.

Risks Related to Doing Business in the PRC

Adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on the operating entity’s business.

The Company conducts substantially all of the operations through the operating entity in China. Accordingly, the operating entity’s business, financial condition, results of operations and growth prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most of the developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past four decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in social conditions in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect the operating entity’s business and operating results, lead to reduction in demand for its services and adversely affect its competitive position. The Chinese government has implemented various measures to encourage economic growth and guide allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on the operating entity. For example, the operating entity’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may, in turn, adversely affect our operating results.

The legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to the operating entity’s business and our shareholders.

The PRC legal system is a civil law system based on written statutes. Prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since the PRC legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of a violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The PRC subsidiaries’ ability to operate in China may be harmed by changes in Chinese laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The PRC central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the PRC subsidiaries’ part for compliance with such regulations or interpretations. Government actions in the future could significantly affect economic conditions in China or particular regions thereof, and could require the PRC subsidiaries to materially change operating activities or divest themselves of any interests they hold in Chinese assets. The PRC subsidiaries’ business may be subject to various types of government and regulatory interference, such as the requirement to gain the approval from CSRC before this listing and to conduct a cyber security review. The PRC subsidiaries may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The PRC subsidiaries’ operations could be adversely affected by existing or future laws and regulations relating to the maternal and newborn skincare business or industry.

Any of these events could result in a material change in the PRC subsidiaries’ operations and the value of our Ordinary Shares. The Chinese government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could significantly limit or completely hinder our Company’s ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, our Company cannot predict whether or how soon our Company will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. There remains uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, and collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which stipulate that Chinese-based companies, or the issuer, shall fulfill the filing procedures after the issuer makes an application for initial public offering and listing in an overseas market, and certain overseas offering and listing such as those that constitute a threat to or endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law, may be prohibited under the Draft Rules Regarding Overseas Listing. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three working days after the offering is completed.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), we are required to file with the CSRC for this offering. If we seek a subsequent securities offering in the same overseas market in the future, we will be required to file with the CSRC after the subsequent offering is completed. As of the date of this prospectus, we submitted the CSRC filing documents for our offering, and completed the filing procedures with the CSRC on May 30, 2024. However, if it is later determined that we have not complied with the filing procedures according to the Trial Measures or if our filing materials are determined to contain false records, misleading statements or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. In addition, any failure to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. As of the date of this prospectus, neither we nor any of our PRC subsidiaries have received any warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact such modified or new laws and regulations will have on our operations and our ability to accept foreign investments and list on a U.S. stock exchange is highly uncertain. For example, the SCNPC or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that may require our Company, or any of our PRC subsidiaries, to obtain additional regulatory approvals from Chinese authorities before listing in the U.S.

If the PRC government authorities later promulgate new rules or explanations requiring that our Company and the PRC subsidiaries obtain their approvals for filings, registrations or other kinds of authorizations for an offering, there is no assurance that our Company and the PRC subsidiaries can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our offering.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

The Regulations on the Administration of Cyber Data Security (the “Data Security Regulations”) was promulgated by the SCNPC on September 24, 2024 and took effect on January 1, 2025. According to the Data Security Regulations, data processors shall, in accordance with relevant state provisions, apply for cybersecurity review when carrying out the following activities: (i) the merger, reorganization, or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development, or public interests, which affect or may affect national security; (ii) the intention of listing on a foreign stock exchange of data processors that handle personal data of more than one million individuals; (iii) data processors that intend to list on Hong Kong exchange, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security.

The PRC Data Security Law, which was promulgated by the SCNPC on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

In addition, the PRC regulatory authorities have recently taken steps to strengthen the regulations on data protection and conducted several rounds of relevant inspections. The Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which came into effect on May 1, 2021 (the “Necessary Personal Information Rules”), require that the operators of mobile apps shall not deny the users who do not consent to the collection of unnecessary personal information from using the basic functions and services of such apps. In addition, under the Necessary Personal Information Rules, “necessary personal information” refers to personal information necessary for ensuring the normal operation of an app’s basic functional services. The basic functional services of the apps are providing instant messaging services through texts, pictures, voice, and video, where the necessary personal information includes mobile phone numbers and account numbers of registered users and lists of accounts of instant messaging contact persons.

As of the date of this prospectus, the operating entity has not received any notice from any authorities identifying the operating entity as a CIIO or requiring it to undertake a cybersecurity review or network data security review by the CAC.

There remains uncertainty as to how the Cybersecurity Review Measures and the Data Security Regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Data Security Regulations. If any such new laws, regulations, rules, or implementation and interpretation come into effect, the operating entity will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on it. Furthermore, many specific requirements of the Personal Information Protection Law and other laws related to data securities remain to be clarified by the CAC, other regulatory authorities, and the courts, for practical application. The operating entity may be required to adjust its business practices to comply with the personal information protection laws and regulations. There is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that the operating entity can fully or timely comply with such laws should they be deemed to be applicable. There is no certainty as to how such review or prescribed actions would impact the operating entity’s operations and there is no assurance that any clearance can be obtained, or maintained, if approved, or any actions that may be required can be taken in a timely manner, or at all.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the operating entity to liability or penalties, limit our ability to inject capital into the operating entity, limit the operating entity’s ability to increase its registered capital or distribute profits to our Company, or may otherwise adversely affect our Company.

The Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, was promulgated by the SAFE in July 2014 that requires PRC residents or entities to register with SAFE or its local branch, currently with local bank according to Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment issued by SAFE on February 13, 2015, in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of the SAFE, with respect to that offshore company, to reflect any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger or division. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that the Company makes in the future.

Our Company has requested PRC residents holding direct or indirect interest in our Company to our knowledge to make the necessary applications, filings and amendments as required by applicable foreign exchange regulations. Our Company is committed to complying with and to ensuring that our shareholders who are subject to the regulations will comply with the relevant SAFE rules and regulations. However, due to the inherent uncertainty in the implementation of the regulatory requirements by PRC authorities, such registration might not be always practically available in all circumstances as prescribed in those regulations. In addition, our Company may not always be able to compel them to comply with SAFE Circular 37 or other related regulations. There is no assurance that the SAFE or its local branches will release explicit requirements or interpret the relevant PRC Laws otherwise. Failure by any such shareholders to comply with SAFE Circular 37 may result in restrictions on the foreign exchange activities of the relevant PRC enterprise and may also subject the relevant PRC resident to penalties under the PRC foreign exchange administration regulations. As of the date of this prospectus, the PRC resident shareholders have completed foreign exchange registration under the SAFE Circular 37 and other related regulations.

PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for our Company to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress in August 2007, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by the Ministry of Commerce in August 2011, and the Measures for the Security Review of Foreign Investment promulgated by the National Development and Reform Commission of the PRC, or NDRC, and the Ministry of Commerce in December 2020 have established procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. These include requirements in some instances that the approval from the Ministry of Commerce be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions involving an industry that implicates national security to be subject to merger control review or security review.

In the future, our Company may further grow the business by acquiring businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. Our ability to expand the business or maintain or expand our market share through future acquisitions would be materially and adversely affected.

The Company may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements it may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Company could have a material and adverse effect on the business.

The Company is a holding company incorporated in the Cayman Islands and operates its business principally through the operating entity in the PRC. Therefore, the availability of funds to the Company to pay dividends to the Company’s shareholders and to service its indebtedness depends upon dividends received from the PRC subsidiaries. The PRC subsidiaries’ ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit the PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, the PRC subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. These reserves are not distributable as cash dividends. If the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Company. Any limitation on the ability of the PRC subsidiaries to distribute dividends or other payments to the Company could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct the business.

Under the Law of the PRC on Enterprise Income Tax and Regulations for the Implementation of the Law on Enterprise Income Tax, dividends, interests, rent or royalties payable by a foreign-invested enterprise to any of its foreign non-resident enterprise investors, and proceeds from any such foreign enterprise investor’s disposition of assets (after deducting the net value of such assets) are subject to a 10% withholding tax, unless the foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. The Cayman Islands, where the Company is incorporated, does not have such a tax treaty with China. If the PRC subsidiaries declare and distribute profits to us, such payments will be subject to withholding tax, which will increase the tax liability and reduce the amount of cash available to the Company.

PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent our Company from using the proceeds of our offshore financing to make loans or additional capital contributions to the operating entity, which could materially and adversely affect our liquidity and business.

The Company may transfer funds to the operating entity or finance the operating entity by means of shareholders’ loans or capital contributions after completion of this offering. Any loans to the operating entity, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with the State Administration of Foreign Exchange, or SAFE, or its local counterparts. Furthermore, any capital contributions the Company makes to the operating entity shall be registered with the PRC State Administration for Market Regulation or its local counterparts, and filed with the Ministry of Commerce (“MOFCOM”) or its local counterparts.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19. SAFE Circular 19, however, allows foreign invested enterprises in China to use their registered capital settled in RMB converted from foreign currencies to make equity investments, but the registered capital of a foreign invested company settled in RMB converted from foreign currencies remains not allowed to be used, among other things, for investment in the security markets, or offering entrustment loans, unless otherwise regulated by other laws and regulations. On June 9, 2016, SAFE further issued the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which, among other things, amended certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign invested company is regulated such that Renminbi capital may not be used for purposes beyond its business scope or to provide loans to non-affiliates unless otherwise permitted under its business scope. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28, which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from this offering and convert the net proceeds into RMB, which may adversely affect our financial condition and results of operations.

The Company may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

The Company is subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. The PRC subsidiaries are subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. The PRC subsidiaries have operations, agreements with third parties, and make sales in China, which may experience corruption. The activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants or distributors, because these parties are not always subject to our control.

Although we believe the Company and the PRC subsidiaries have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws as of the date of this prospectus, the existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors may engage in conduct for which the Company or the PRC subsidiaries might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and the Company or the PRC subsidiaries may be subject to other liabilities, which could negatively affect the operating results and financial condition. In addition, the government may seek to hold the Company liable for successor liability FCPA violations committed by companies in which the Company invests or that the Company acquires.

Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment.

The PRC government imposes controls and restrictions on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our income is received in Renminbi and shortages in the availability of foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, our Company may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuations in exchange rates could result in foreign currency exchange losses.

The value of Renminbi against the U.S. dollar and other currencies fluctuates, is subject to changes resulting from the PRC government’s policies and depends to a large extent on domestic and international economic and political developments as well as supply and demand in the local market. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and there is no assurance that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

The proceeds from this offering will be received in U.S. dollars. As a result, any appreciation of the Renminbi against the U.S. dollar may result in the decrease in the value of our proceeds from this offering. Conversely, any depreciation of the Renminbi may adversely affect the value of, and any dividends payable on, our Ordinary Shares in foreign currency. In addition, there are limited instruments available for our Company to reduce our foreign currency risk exposure at reasonable costs. All of these factors could materially and adversely affect our financial condition, results of operations, and prospects, and could reduce the value of, and dividends payable on, our Ordinary Shares in foreign currency terms.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect the operating entity’s business and results of operations.

The PRC Labor Contract Law became effective on January 1, 2008 and was amended on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed exchange rates that has already been entered into twice consecutively, the resulting contract must have an unlimited term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, the PRC government authorities have continued to introduce various new labor-related regulations since the effectiveness of the Labor Contract Law.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, employees are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance, and housing provident funds and employers are required, together with their employees or separately, to pay the social insurance premiums and housing provident funds for their employees. If the operating entity fails to make adequate social insurance and housing fund contributions, it may be subject to fines and legal sanctions, and its business, financial conditions and results of operations may be adversely affected. From January 1, 2020 to December 31, 2024, the aggregate amount of underpayment of employee social insurance and housing provident funds was RMB 535,780.14, with a maximum penalty of approximately RMB10,000 to RMB50,000, and the aggregated amount of potential liability related to this noncompliance is estimated to be RMB 545,780.14 to RMB 585,780.14.

These laws designed to enhance labor protection tend to increase the PRC subsidiaries’ labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, the PRC subsidiaries’ employment practices may not be at all times be deemed in compliance with the regulations. As a result, they could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation administrative authorities.

In order to secure the use of chops and seals, the PRC subsidiaries have established internal control procedures and rules for using these chops and seals. These procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that the employees could abuse their authority, for example, by entering into a contract not approved by the PRC subsidiaries or seeking to gain control of one of the subsidiaries. If any employee obtains, misuses or misappropriates the chops and seals or other controlling non-tangible assets for whatever reason, there could be disruptions to the normal operations. The PRC subsidiaries may have to take corporate or legal action in such an event, which could involve significant time and resources to resolve and divert management from the operations.

If our Company is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to our Company and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to PRC enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular (“SAT Circular 82”), which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. One of the criteria is that a company’s major assets, accounting books and minutes and files of its board and shareholders’ meetings are located or kept in the PRC. In addition, the SAT issued Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) on July 27, 2011, effective from September 1, 2011, providing more guidance on the implementation of the SAT Circular 82. This bulletin clarifies matters including residence status determination, post-determination administration and competent tax authorities. Although both the SAT Circular 82 and the bulletin only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises.

Our Company believes none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to us. If the PRC tax authorities determine that our Company is a PRC resident enterprise for PRC enterprise income tax purposes, then our Company could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, our Company will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that our Company is a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that our Company is treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

The operating entity’s business may be materially and adversely affected if the operating entity declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts. The operating entity holds substantially all of the assets that are important to our operations. If it undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby materially and adversely affecting our financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, promulgated on November 19, 2012 and amended on May 4, 2015, and the Provisions on the Foreign Exchange Administration of Domestic Direct Investment of Foreign Investors, effective on May 13, 2013, if the operating entity undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to the shareholders abroad is no longer required, but the operating entity still needs to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

If the Company becomes directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, the Company may have to expend significant resources to investigate and resolve the matter which could harm the Company’s operations and reputation and could result in a loss of your investment in the Company’s Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on the Company. If the Company becomes the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to the Company’s management. If such allegations are not proven to be groundless, the Company and business operations will be severely hampered and your investment in the Ordinary Shares could be rendered worthless.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against our Company or our management named in the prospectus based on foreign laws.

Our Company is an exempted company incorporated under the laws of the Cayman Islands. In addition, a substantial amount of our assets is located in China and half of our senior executive officers and directors reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon our Company or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors, as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against our Company or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against our Company or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Failure to make adequate contributions to various employee benefit plans required by PRC regulations may subject the operating entity to penalties.

The operating entity is required under PRC laws and regulations to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds, and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees up to a maximum amount specified by the local government from time to time at locations where the operating entity operates its business. The requirement of employee benefit plans has not been implemented consistently by the local governments in China, given the different levels of economic development in different locations. In the event that the local governments deem the operating entity’s contribution to be not sufficient, the operating entity may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and its financial condition and results of operations may be adversely affected.

If the operating entity is subject to late contribution fees or fines in relation to the underpaid employee benefits, its financial condition and results of operations may be adversely affected. As of the date of this prospectus, although the operating entity has not received any order or notice from the local authorities, nor any claims or complaints from its current and former employees regarding non-compliance,  there is no assurance that the operating entity will not be subject to any order to rectify non-compliance in the future, nor that there will not be any employee complaints regarding social insurance payments or housing provident fund contributions against the operating entity, or that the operating entity will not receive any claims in respect of social insurance payments or housing provident contributions. See “Risk Factors—Risks Related to Doing Business in China—The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect the operating entity’s business and results of operations.”

The non-registration of lease agreements as required by PRC regulations may subject the operating entity to penalties.

According to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019 and the Administrative Measures on Leasing of Commodity Housing which was promulgated by Ministry of Housing and Urban-Rural Development on December 1, 2010 and took effect on February 1, 2011, the parties to a housing tenancy shall go through the housing tenancy registration formalities with the competent construction (real estate) departments of the municipalities directly under the central government, cities and counties where the housing is located within 30 days after the housing tenancy contract is signed.

As of the date of this prospectus, the operating entity has not registered three leases with the local housing administration authorities as required under the PRC laws. The non-registration of these lease agreements would not affect the validity of such leases, but the operating entity might be ordered to rectify this non-compliance by the competent authorities and if the operating entity does not rectify within a prescribed period, a penalty of RMB1,000 to RMB10,000 per agreement may be imposed on it as a result of such non-compliance.

Risks Related to our Ordinary Shares and This Offering

Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act. The Company will be required to comply with these rules if the SEC identifies the Company as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the Holding Foreign Companies Accountable Act, including the listing and trading prohibition requirements described above. In May 2021, the PCAOB issued for public comment a proposed rule related to the PCAOB’s responsibilities under the Holding Foreign Companies Accountable Act, which, according to the PCAOB, would establish a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB in September 2021, pending the final approval of the SEC to become effective.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The PCAOB has made such determination, as mandated under the Holding Foreign Companies Accountable Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.

If for whatever reason the PCAOB is unable to conduct full inspections of the Company’s auditor, such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected, and the Company’s securities could be delisted or prohibited from being traded “over-the-counter”. If the Company’s securities were unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of the Ordinary Shares.

The Company’s auditor prior to January 20, 2025, TPS Thayer, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Such auditor is headquartered in Sugar Land, TX, and has been inspected by the PCAOB on a regular basis, with the last inspection in September 2022. It is not subject to the determinations issued by the PCAOB on December 16, 2021. The Company’s new auditor, HTL International, LLC, is headquartered in Houston, Texas, and is not subject to the determinations announced by the PCAOB on December 16, 2021.

The recent developments would add uncertainties to our offering and may result in prohibitions on the trading of our Ordinary Shares on the Nasdaq Stock Market, if our auditors fail to meet the PCAOB inspection requirement in time.

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there has been no public market for our Ordinary Shares. The initial offering price of our Ordinary Shares is the result of negotiations between our Company and the Underwriter, and the initial offering price may differ significantly from the market price for our Ordinary Shares following the offering. There is no assurance that an active trading market for our Ordinary Shares will develop or that the market price for our Ordinary Shares will not decline below the initial public offering price.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase the Ordinary Shares in this offering, you will pay more for your Ordinary Shares than the amount paid by our existing shareholders for their Ordinary Shares on a per share basis. As a result, you will experience immediate and substantial dilution of $ 3.85 per share, representing the difference between our net tangible book value per share of $ 1.15 as of December 31, 2024, after giving effect to this offering and an assumed initial public offering price of $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus. You may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•	Actual or anticipated variations in our revenues, earnings, cash flow, and changes or revisions of our expected results;

•	fluctuations in operating metrics;

•	announcements of new investments, acquisitions, strategic partnerships, or joint ventures by our Company or our competitors;

•	announcements of new products and services and expansions by our Company or our competitors;

•	changes in financial estimates by securities analysts;

•	announcements of studies and reports relating to the quality of the operating entity’s product and service offerings or those of our competitors;

•	changes in the economic performance or market valuations of other companies in our industry;

•	detrimental negative publicity about our Company, our competitors, or our industry;

•	additions or departures of key personnel;

•	regulatory developments that affect our Company or our industry;

•	general economic or political conditions in China or elsewhere in the world;

•	fluctuations of exchange rates between the RMB and the U.S. dollar; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Ordinary Shares. Volatility or a lack of positive performance in the price of our Ordinary Shares may also adversely affect our ability to retain key employees.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If our Company were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our operations and require our Company and/or the operating entity to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, our Company may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. There is no assurance that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts cease to publish research or reports about us, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for the Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about us. If one or more analysts who cover our Company downgrade the Ordinary Shares, the market price for the Ordinary Shares would likely decline. If one or more of these analysts cease to cover our Company or fail to regularly publish reports on our Company, our Company could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Ordinary Shares to decline.

Substantial future sales or perceived potential sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. All Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act. The remaining Ordinary Shares issued and outstanding after this offering will be available for sale, upon the expiration of the lock-up period, subject to volume and other restrictions as applicable provided in Rules 144 and 701, as applicable, under the Securities Act. See “Underwriting—Lock-Up Agreements.” Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our Ordinary Shares could decline.

Our Company currently does not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our Company currently intends to retain most, if not all, of the available funds and any future earnings after this offering to fund development and growth. As a result, our Company does not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our Company’s board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our Company’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Company’s directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Company’s board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, our Company’s capital requirements and surplus, the amount of distributions, if any, received by our Company from the PRC subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Company’s board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

Our Company has broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) our Company raises more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) our Company determines that the proposed uses set forth in that section are no longer in the best interests of our Company, our Company cannot specify with any certainty the particular uses of such net proceeds that our Company will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, and our Company may spend or invest these proceeds in a way with which the shareholders disagree. The failure by our management to apply these funds effectively could harm the business and financial condition. Pending their use, our Company may invest the net proceeds from the initial public offering in a manner that does not produce income or that loses value.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because our Company is incorporated under Cayman Islands law.

Our Company is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to our Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like our Company have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our post-offering memorandum and articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Certain judgments obtained against our Company by our shareholders may not be enforceable.

Our Company is a Cayman Islands company and substantially all of our assets are located outside of the United States. In addition, half of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against our Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers that reside outside of the United States.

There can be no assurance that our Company will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, our Company does not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2024, or in the foreseeable future. However, the determination of whether or not our Company is a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause our Company to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether our Company is or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain guidance from the Internal Revenue Service, or IRS, relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, our Company may be a PFIC in one of more taxable years. If our Company is a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as our Company is an emerging growth company, our Company will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

Our Company is classified as an “emerging growth company” under the JOBS Act because our Company generated less than US$1.235 billion in revenues for our last fiscal year. For as long as our Company is an emerging growth company, which may be up to five full fiscal years, unlike other public companies, our Company will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. Our Company will remain an emerging growth company for up to five years, although our Company will lose that status sooner if our Company has more than $1.235 billion of revenues in a fiscal year, has more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issues more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that our Company relies on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. Our election to take advantage of any of the benefits of the extended transition period for complying with new or revised accounting standards allows for the delay of the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and that as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates with similar disclosure.

Our Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such our Company is exempt from certain provisions applicable to U.S. domestic public companies.

Because our Company qualifies as a foreign private issuer under the Exchange Act, our Company is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Our Company will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information our Company is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

If our Company fails to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our Company will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while our Company remains an emerging growth company, our Company will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error of our financial reports and/or delays in our financial reporting, which could require our Company to restate our operating results. Our Company might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. Our Company will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If our Company is unable to conclude that our Company has effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and our Company may be subject to litigation or regulatory enforcement actions. In addition, if our Company is unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a company incorporated in the Cayman Islands, our Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if our Company complied fully with corporate governance listing standards.

As a foreign private issuer, our Company is permitted to take advantage of certain provisions in the Nasdaq listing standards that allow our Company to follow Cayman Islands law for certain governance matters. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, our Company does not intend to rely on home country practice with respect to our corporate governance after our Company completes with this offering. However, if our Company chooses to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

Our Company will incur increased costs as a result of being a public company, particularly after our Company ceases to qualify as an “emerging growth company.”

Upon completion of this offering, our Company will become a public company and expect to incur significant legal, accounting and other expenses that our Company did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies. Our Company expects these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier.

As a result of becoming a public company, our Company will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Our Company also expects that operating as a public company will make it more difficult and more expensive for our Company to obtain director and officer liability insurance, and our Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, our Company will incur additional costs associated with our public company reporting requirements. It may also be more difficult for our Company to find qualified persons to serve on our board of directors or as executive officers. Our Company cannot predict or estimate with any degree of certainty the amount of additional costs our Company may incur or the timing of such costs.

In addition, after our Company is no longer an “emerging growth company,” our Company expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

Our Company may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, our Company is a foreign private issuer, and therefore, our Company is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. Our Company would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and our Company fails to meet additional requirements necessary to maintain our foreign private issuer status. If our Company loses our foreign private issuer status on this date, our Company will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Our Company will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, our Company will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, our Company will incur significant additional legal, accounting and other expenses that our Company will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

The obligation to disclose information publicly may put our Company at a disadvantage to competitors that are private companies.

Upon completion of this offering, our Company will be a public company in the United States. As a public company, our Company will be required to file periodic reports with the SEC upon the occurrence of matters that are material to our Company and shareholders. Although our Company may be able to attain confidential treatment of some of our developments, in some cases, our Company will need to disclose material agreements or results of financial operations that our Company would not be required to disclose if our Company were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S. public company, our Company will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a foreign private issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will consummate this offering only if our securities are approved for listing on the Nasdaq Capital Market. However, we cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market after this offering.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•	our ability to execute our growth, and expansion, including our ability to meet our goals;

•	current and future economic and political conditions;

•	our capital requirements and our ability to raise any additional financing which our Company may require;

•	the ability to attract clients and further enhance brand recognition;

•	our ability to hire and retain qualified management personnel and key employees;

•	trends and competition in the maternal and newborn skincare product industry; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect the operating entity’s business, and our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the maternal and newborn skincare product industry in China. The industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on the operating entity’s business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the industry subjects any projections or estimates relating to the growth prospects or future condition of the industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Our Company incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, half of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our Company or these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Company has appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against our Company in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against our Company in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and AllBright Law Offices (Fuzhou), our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against our Company or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against our Company or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

In addition, Ogier has further advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

AllBright Law Offices (Fuzhou) has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. AllBright Law Offices (Fuzhou) has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against our Company or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $7,224,290, assuming no exercise of the Underwriter’s over-allotment option.

Our Company plans to use the net proceeds received from this offering for the following purposes:

•	approximately 20% of the net proceeds from this offering will be applied for product innovation and development of various baby skincare products and toiletries, as well as household cleaning products; the specific details regarding the allocation of such funds among the foregoing categories to be determined by the Company’s management based on its evaluation of the status of the production innovation and development of such categories upon the closing of this offering (see “Business—Growth Strategies” for details on product innovation and development as of the date of this prospectus);
•	approximately 40% of the net proceeds from this offering will be used for the acquisitions of, or investments in, businesses engaged in the maternal and newborn skincare industry, although as of the date of this prospectus, our Company has not identified, nor has our Company engaged in any material discussions regarding, any potential target; and
•	approximately 40% of the net proceeds from this offering will be used for working capital, operating expenses and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, our Company may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds our Company receives from this offering are not immediately used for the above purposes, our Company may invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

As of the date of this prospectus, none of our PRC subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders or U.S. investors. Our Company intends to keep any future earnings to finance the business expansion, and our Company does not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions our Company makes to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands exempted company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If our Company determines to pay dividends on any of our Ordinary Shares in the future, as a holding company incorporated in the Cayman Islands, our Company will be dependent on receipt of funds from the WFOE. The WFOE, in turn, will be dependent on the receipt of funds from the operating entity.

The WFOE is a wholly foreign-owned enterprise under the PRC law. The regulations governing the distribution of dividends paid by the WFOE include Corporate Law (1993) as lastly amended in 2009, the Foreign Investment Law and its implementing Regulations, and the Enterprise Income Tax Law (2007) as lastly amended in 2018 and its implementation Regulations (2007) as lastly amended in 2019.

Current PRC regulations permit the operating entity to pay dividends to the WFOE only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other purposes, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, our Company may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from the profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If our Company or our subsidiaries are unable to receive all of the revenue from our operations, our Company may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. The WFOE is considered a resident enterprise for PRC tax purposes, any dividends that the operating entity pays to the WFOE may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for our Company to pay dividends to our shareholders, our Company will rely on payments made from the operating entity to the WFOE, and the distribution of such payments to our Company. According to the PRC Enterprise Income Tax Law, such payments from the operating entity to the WFOE are subject to the PRC enterprise income tax at a rate of 25%.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by our Company in this offering at the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the Underwriter and the estimated offering expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2024
	Actual	As adjusted
	$	$
Cash	$3,655,208	$10,885,498

Stockholders’ Equity:
Ordinary shares, $0.0005 par value, 100,000,000 Ordinary Shares authorized, 12,000,000 Ordinary Shares issued and outstanding; 14,000,000 Ordinary Shares issued and outstanding, as adjusted	$6,000	$7,000
Subscription receivable	(6,000)	-
Additional paid-in capital(1)	$7,700,908	$14,925,198
Statutory reserve	302,056	302,056
Retained earnings	$1,553,221	$1,553,221
Accumulated other comprehensive income	$(592,406)	$(592,406)
Total shareholders’ Equity	$8,963,779	$16,195,069
Total Capitalization	$8,963,779	$16,195,069

(1)

Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $7,224,290, assuming no exercise of the Underwriter’s over-allotment option.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $1,840,000, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share substantially exceeds the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of December 31, 2024, was $8,897,274, or $0.74 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts to the Underwriter and the estimated offering expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option.

After giving effect to our sale of 2,000,000 Ordinary Shares offered in this offering based on the initial public offering price of $5.00 per Ordinary Share after deduction of the estimated underwriting discounts and non-accountable expense allowance to the Underwriter and the estimated offering expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option, our as adjusted net tangible book value as of December 31, 2024, would have been $16,121,564, or $1.15 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.41 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.85 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Post- Offering
Assumed Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of December 31, 2024	$0.74
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$3.61
Pro forma net tangible book value per Ordinary Share immediately after this offering	$1.15
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$3.85

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and non-accountable expense allowance to the Underwriter and the estimated offering expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	12,000,000	85.71%	$50,000	0.50%	$0.0042
New investors	2,000,000	14.29%	$10,000,000	99.50%	$5.0000
Total	14,000,000	100.00%	$10,050,000	100.00%

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Our Company is a Cayman Islands holding company with no material operations. Our Company conducts operations in China through our wholly owned indirect subsidiary Fujian Blue-Touch Technology Co., Ltd. (the operating entity).

In connection with this offering, we have undertaken a reorganization of our corporate structure. On September 27, 2021, we incorporated Blue-Touch Holdings Group Co., Ltd under the laws of the Cayman Islands. On December 20, 2021, we incorporated Fujian Blue-Touch Holdings Group Co., Ltd. (the “WFOE”) under the laws of the PRC, which became a wholly owned subsidiary of Blue-Touch Holdings Group Co., Ltd. On September 24, 2014, we incorporated the operating entity under the laws of the PRC, which became a wholly owned subsidiary of the WFOE on January 10, 2022. The WFOE entered into securities purchase agreements with the operating entity’s then shareholders on January 10, 2022. Accordingly, the WFOE acquired all of the shares of the operating entity, and the operating entity became a wholly-owned subsidiary of the WFOE.

Our Corporate Structure

Currently, our Company holds 100% equity interests in our PRC subsidiaries, and our Company does not use a variable interest entity structure. The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of our IPO based on 2,000,000 Ordinary Shares being offered, assuming no exercise of the Underwriter’s over-allotment option.

Notes:

(1)	Represents 6,240,000 Ordinary Shares held by Guanzhao Lin, the 100% owner of ST Investment Group Limited, as of the date of this prospectus.

(2)	Represents 2,160,000 Ordinary Shares held by Jifeng Huang, the 100% owner of LinFeng Investment Limited, as of the date of this prospectus.

(3)	Represents 780,000 Ordinary Shares held by Jing Liu, the 100% owner of LIUJING Investment Limited, as of the date of this prospectus.

(4)	Represents 720,000 Ordinary Shares held by Xuedong Sun, the 100% owner of SXD Investment Consulting Limited, as of the date of this prospectus.

(5)	Represents 660,000 Ordinary Shares held by Zhangtao Cheng, a Hong Kong resident, the 100% owner of ZTCHEN Investment Limited, as of the date of this prospectus.

(6)	Represents 600,000 Ordinary Shares held by Mingxin Chen, the 100% owner of CMX Investment Group Limited, as of the date of this prospectus.

(7)	Represents an aggregate of 840,000 Ordinary Shares held by two shareholders, each one of which holds less than 5% of our Ordinary Shares, as of the date of this prospectus.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements, the notes to those financial statements and other financial data that appear elsewhere in our prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about the operating entity’s business and operations. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in “Risk Factors” and elsewhere in this prospectus. See “Disclosure Regarding Forward-Looking Statements.”

Overview

Our Company is an offshore holding company incorporated in the Cayman Islands. Our Company does not conduct any substantive operations on its own. Instead, it conducts its business operations through the operating entity in China, which is principally engaged in designing, developing, and selling baby skincare products and toiletries, as well as household cleaning products under the brand Blue-Touch. Our Company derives revenue from the sale of baby skincare products and toiletries such as camellia oil moisturizer, camellia oil lotion, camellia oil 2-in-1 shampoo and body wash, and household cleaning products such as fabric softener, laundry detergent, and multi-functional cleaner.

Our business has grown, as demonstrated by our growth in revenue from approximately $9.66 million for the year ended December 31, 2023, to approximately $11.60 million for the year ended December 31, 2024, representing an increase of approximately 20.12%. Our net income increased to approximately $1.71 million as of December 31, 2024, representing an increase of approximately 26.45% compared to approximately $1.35 million as of December 31, 2023.

During the years ended December 31, 2024, and 2023, revenue from baby skincare products and toiletries accounted for approximately 52.00% and 51.70% of the total revenue, respectively, and revenue from household cleaning products accounted for approximately 48.00% and 48.30% of the total revenue, respectively.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•

Chinese economy and industry growth. Substantially all of our revenues and workforce are concentrated in China. Our business and operating results are affected by general factors, including China’s overall economic growth, the accessibility of credit markets for the business, China’s recent birthrate-boosting family planning policy shift, Chinese consumers’ disposable income, Chinese consumers’ level of emphasis on quality of life and demand for personal hygiene products. Unfavorable changes in any of these general factors could affect consumers’ demand for the products the operating entity provides and could materially and adversely affect our results of operations.

•	Industry regulations and policies. Our results of operations are also affected by the regulations and industry policies related to the hygiene and toiletries industry. Our Company is also affected by the complexity, uncertainties and changes in China’s regulations of maternal and newborn skincare industry. Unfavorable changes in any of these regulations and policies could result in significant additional costs and expenses, which could adversely affect our results of operations.

•	Competition in the household cleaning product and baby skincare product industries. The market in which the operating entity’s products are sold is highly competitive. The operating entity’s products compete against similar products of many large and small companies, including well-known global competitors. According to Respect Marketing Research Inc., whom the operating entity commissioned in September 2022 to produce the “China Maternal and Infant Washing & Care Product Industry Research Report,” global competitors include Johnson & Johnson, Aveeno, Pigeon and Sebamed, and local brands include Baby Elephant, Frog Prince, and Yumeijing. Competition in this market is primarily based on the development and improvement of new and existing products and processes, product quality and safety, brand recognition, and product pricing. If new competitors continue entering the market, leading to increasingly intensive competition in this market, and our Company fails to maintain strengths, our results of operations will be adversely affected.

•	Our ability to innovate and develop competitive products that address the evolving needs of consumers. The operating entity’s business is in an industry that is subject to rapid and unpredictable changes in consumer demand and trends. The operating entity’s success depends on its ability to foresee, evaluate and react effectively to changes in the spending levels of consumers and their preferences regarding skincare and other related products, as well as, in part, on the successful innovation and development of new products and services that address the evolving needs of consumers. The operating entity has been pursuing product research and development through collaborations with third parties. According to the operating entity’s product research and development policies and practices, the operating entity has collaborated with third parties to study market demands and trends, innovate product formulations, perform sample product testing, collect feedback from users on sample products, optimize product formulations, put sample products through safety tests, and coordinate with manufacturers to achieve mass production. The operating entity will be entitled to own the intellectual property resulting from such collaborations. The product development process requires significant investment of resources over a protracted period of time and depends on many factors, such as the ability to develop promising new compounds, strategies and technologies; achieve successful clinical trial results; and obtain regulatory approvals on a timely basis. The operating entity cannot be certain when or whether it will be able to develop products and technologies, or whether particular products will be commercially successful. If the operating entity is unable to respond to changes in consumer preferences in a timely manner or experiences delays in the innovation and development of new products, the operating entity’s business and our results of operations could be materially adversely affected.

Impact of COVID-19

A global pandemic of a novel strain of coronavirus (COVID-19) first emerged in China in December 2019 and has spread globally. The pandemic resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the first half year of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. The PRC government implemented enhanced screenings, quarantine requirements and travel restrictions in connection with COVID-19 from early 2020 through the end of 2022. The impacts of COVID-19 on the operating entity’s business, our financial condition, and results of operations included, but were not limited to, the following.

The operating entity temporarily closed its office and its manufacturers closed their production facilities in early February 2020, as required by the relevant PRC government authorities. The operating entity reopened its office in early March 2020, and its manufacturers gradually resumed business operations and became fully operational on March 20, 2020. Since May 2020, although production and logistical activities in certain parts of China were disrupted by the regional COVID-19 lockdowns, the Chinese government has eased the nationwide COVID-19 restrictions and has not mandated any nationwide lockdowns, and as a result, the nationwide production and logistical activities in China have gradually resumed.

In the fiscal year of 2021, the COVID-19 lockdowns implemented by the PRC government did not extend to Fujian province, where the operating entity’s major operations are located.

From January 2022 through December 2022, there were outbreaks of the Omicron variant of COVID-19 in the PRC, as a result of which, travel restrictions, mandatory COVID-19 tests, quarantine requirements and/or temporary closure of office buildings and facilities were imposed by local governments. Since December 2022, many restrictive policies previously adopted by the PRC government at various levels to control the spread of COVID-19 have been revoked or replaced with more flexible measures. The operating entity experienced temporary disruptions to its operations, when many of its employees were infected with COVID-19. Notwithstanding such temporary disruptions, during the fiscal year ended December 31, 2022, the operating entity’s business was not materially adversely affected by COVID-19.

In the fiscal years ended December 31, 2023 and 2024, and as of the date of this prospectus, the operating entity’s business has not been materially adversely affected by COVID-19.

In the long term, the degree to which COVID-19 ultimately impacts the operating entity’s business and our results of operations will depend on future developments beyond our control, including the severity of COVID-19, the actions to contain or treat the virus, and how quickly and to what extent the economic and operating conditions can resume following an outbreak.

Results of Operations

For the Fiscal Years Ended December 31, 2024 and 2023

The following table summarizes the results of our operations for the fiscal years ended December 31, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such years.

	2024	2023	Change	Percentage Change%
Revenue	$11,598,611	$9,656,105	$1,942,506	20.12%
Cost of revenue	6,872,100	5,727,401	1,144,699	19.99%
Gross profit	4,726,511	3,928,704	797,807	20.31%

Operating expenses
Sales and marketing expenses	1,298,782	1,093,808	204,974	18.74%
General and administrative expenses	584,755	577,816	6,939	1.20%
Research and development expenses	593,510	498,601	94,909	19.04%
Total operating expenses	2,477,047	2,170,225	306,822	14.14%
Income from operations	2,249,464	1,758,479	490,985	27.92%

Other income/ (expense)
Interest income	6,765	6,441	324	5.03%
Interest expense	-	(1,379)	1,379	(100.00)%
Gain on disposal of property and equipment	-	9,900	(9,900)	(100.00)%
Foreign currency exchange gain	21,216	25,166	(3,950)	(15.70)%
Others, net	(950)	(844)	(106)	12.56%
Total other income, net	27,031	39,284	(12,253)	(31.19)%
Income before income taxes	2,276,495	1,797,763	478,732	26.63%

Income tax expense	(563,975)	(443,422)	(120,553)	27.19%

Net income	$1,712,520	$1,354,341	$358,179	26.45%

Revenue

The following table presents revenue by product categories for the fiscal years ended December 31, 2024 and 2023, respectively.

	2024		2023
Product Category	Amount	As % of total revenue	Amount	As % of total revenue
Baby skincare products and toiletries	$6,030,941	52.00%	$4,992,374	51.70%
Household cleaning products	5,567,670	48.00%	4,663,731	48.30%
Total revenue	$11,598,611	100.00%	$9,656,105	100.00%

Our total revenue grew from approximately $9.66 million for the fiscal year ended December 31, 2023 to approximately $11.60 million for the fiscal year ended December 31, 2024, representing an increase of approximately 20.12%. In the fiscal year ended December 31, 2024, the revenue recognized in the fourth quarter accounted for approximately 29.33% of the total revenue, which was the most significant proportion of revenue for the 2024 fiscal year.  See “Business—Seasonality.”

The operating entity has been dedicated to improving the existing product formulation to address the evolving needs of consumers, implementing multi-channel advertising, and encouraging its sales team to explore new markets and establish new customer relationships through a commission reward structure, which led to the increases in customer demand and sales of products for the year ended December 31, 2024. During the year ended December 31, 2024, considering the optimization of the business and customer structure, the operating entity terminated its relationships with three distributors. The operating entity still maintained stable relationships with the remaining distributors. At the same time, the sales team has been actively expanding the customer base and during the year ended December 31, 2024, the operating entity established cooperative relationships with two new distributors. Despite these changes in customers, our revenue has maintained a steady growth trend. During the year ended December 31, 2024, the sales of products increased by approximately 20.88%, as compared to the year ended December 31, 2023, with the selling prices of the products remaining unchanged.

Costs of Revenue

The following table presents cost of sales by product categories for the fiscal years ended December 31, 2024 and 2023, respectively.

	2024		2023
Product Category	Amount	As % of total revenue	Amount	As % of total revenue
Baby skincare products and toiletries	$3,030,264	44.10%	$2,512,479	43.87%
Household cleaning products	3,841,836	55.90%	3,214,922	56.13%
Total costs of Revenue	$6,872,100	100.00%	$5,727,401	100.00%

Costs of revenue increased from approximately $5.73 million for the fiscal year ended December 31, 2023, to approximately $6.87 million for the fiscal year ended December 31, 2024 representing an increase of approximately 19.99%. Such increase was mainly due to the increased volume of products sold.

Gross profit margin

The following table presents gross profit margin by product categories for the fiscal years ended December 31, 2024 and 2023, respectively.

Product Category	2024	2023
Baby skincare products and toiletries	49.75%	49.67%
Household cleaning products	31.00%	31.07%
Total gross profit margin	40.75%	40.69%

Gross profit margin was 40.75% for the year ended December 31, 2024 and remained relatively stable without significant changes compared to 40.69% for the year ended December 31, 2023.

Sales and marketing expenses

Sales and marketing expenses primarily comprise salaries and sales commissions of employees in the marketing department, transportation fees, fees associated with attending trade shows and similar exhibitions, advertisement expense and other miscellaneous items. The operating entity conducts sales activities through its sales team, which was comprised of nine and nine members as of the fiscal years ended December 31, 2024, and 2023, respectively. The operating entity encourages its professional sales team to explore new markets and establish new customer relationships through a commission reward structure. Sales and marketing expenses were approximately $1.30 million for the fiscal year ended December 31, 2024, representing an increase of approximately $0.21 million, or 18.74%, as compared to approximately $1.09 million for the fiscal year ended December 31, 2023. The increase was primarily due to the increased advertisement expense during the fiscal year ended December 31, 2024.

General and Administrative expenses

General and administrative expenses are incurred in the day-to-day operations of a business and may not be directly tied to a specific function or department, such as manufacturing, production, or sales. General and administrative expenses primarily comprise lease expenses, utilities, insurance, legal fees, certain salaries and operational overhead expenses that impact the entire business. General and administrative expenses were approximately $0.58 million for the fiscal year ended December 31, 2024, and remain relatively stable without significant changes compared to $0.58 million for the year ended December 31, 2023.

Research and development expenses

Research and development expenses are incurred for the development of new products and services (not meeting the capitalization criteria) each year. During the fiscal years ended December 31, 2024 and 2023, the Company recognized research and development expenses of approximately $0.59 million and approximately $0.50 million, respectively, representing an increase of approximately $0.09 million, or 19.04%. The increase was primarily due to the increase in expenditures for outsourced research and development, which in turn, mainly resulted from the engagement of Guangzhou Motie Biotechnology Co., Ltd. during the fiscal year ended December 31, 2024.

Income from operations

The income from operations increased from approximately $1.76 million for the fiscal year ended December 31, 2023 to approximately $2.25 million for the fiscal year ended December 31, 2024, representing an increase of approximately $0.49 million, or approximately 27.92%.

Total other income, net

For the fiscal year ended December 31, 2024, other income, net of other expenses, was $27,031, representing an decrease of $12,253 compared to $39,284 for the fiscal year ended December 31, 2023. Total other income primarily cosisted of foreign currency exchange gain incurred from the deferred offering costs paid on behalf of the Company by the shareholders and gain on disposal of property and equipment. For the fiscal year ended December 31, 2023, the gain of $9,900 arising from the disposal of property and equipment was recorded in other income. For the year ended December 31, 2024, the Company did not write off or dispose of any property and equipment.

Net income

As a result of the factors described above, our net income for the fiscal year ended December 31, 2024 was approximately $1.71 million, compared to approximately $1.35 million for the fiscal year ended December 31, 2023, representing an increase of approximately $0.36 million, or approximately 26.45%.

Liquidity and Capital Resources

Liquidity

In assessing our liquidity, we analyze our principal sources, our operating and capital expenditure commitments, our short-term loan commitments and the ability to obtain additional credit facilities such as bank loans and factoring arrangement in the next 12 months from the date of this prospectus.

Our principal sources of liquidity have been cash on hand and net cash flow from operations, which depend on our ability to generate sufficient revenue as well as net profit, and the Company’s ability to collect the accounts receivable.

During the years ended December 31, 2024 and 2023, our cash on hand and net cash flow from operations activities were sufficient to meet our working capital and capital expenditure requirements. As of December 31, 2024 and 2023, we had cash of approximately $3.66 million and $3.22 million, respectively. For the years ended December 31, 2024 and 2023, our revenue was approximately $11.60 million and $9.66 million, respectively, and net cash provided from operating activities was approximately $0.90 million and $1.61 million, respectively.  We have maintained net positive working capital throughout the years ended December 31, 2024 and 2023, and maintained working capital of approximately $6.83 million and $5.57 million as of December 31, 2024 and 2023, respectively.

We believe we will be able generate sufficient profit for the next 12 months from the date of this prospectus, as we are able to grow our revenue and are able to provide the products with contribution margins sufficient to cover fixed and variable expenses in daily operations based on the current operating plan. In addition, in terms of accounts receivable collection, we generally are able to collect payments within 90 days. For example, we fully collected accounts receivable from the three distributors with whom the Company terminated cooperation during the year ended December 31, 2024. Relying on the above-mentioned advantages, we expect that the operating cash flow will continue to remain positive for the next 12 months from the date of this prospectus.

Based on our current operating plan, we believe that our current cash of approximately $3.66 million as of December 31, 2024 and our anticipated cash flows generated from operations, based on the operating performance during the years ended December 31, 2024 and 2023, will be sufficient to meet our cash requirements for the next 12 months from the date of this prospectus, provided that we maintain the current scale of our business. We believe that our current cash and anticipated cash flows from operations, together with the anticipated net proceeds from our initial public offering, will be sufficient to meet our anticipated cash needs for our business expansion and continuous revenue growth beyond the next 12 months from the date of this prospectus.

We may, however, in the future require additional cash resources, due to changing business conditions, implementation of our strategy to expand the business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities, such as bank loans and factoring arrangements. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand the business operations and could harm the overall business prospects.

The following table presents working capital as of December 31, 2024 and 2023, respectively.

	2024	2023	Change	Percentage Change
Working capital:
Total current assets	8,036,884	6,482,566	1,554,318	23.98%
Total current liabilities	1,204,680	912,397	292,283	32.03%
Working capital	$6,832,204	$5,570,169	$1,262,035	22.66%

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Cash Flow Summary

The following table sets forth a summary of our cash flows for the years ended December 31, 2024 and 2023:

	2024	2023
Net cash provided by operating activities	$904,811	$1,605,725
Net cash (used in) provided by investing activities	(618)	13,889
Net cash used in financing activities	(417,261)	(576,623)
Effects of currency translation	(52,212)	(40,953)
Net change in cash	434,720	1,002,038
Cash, beginning of the period	3,220,488	2,218,450
Cash, end of the period	$3,655,208	$3,220,488

Operating Activities:

Net cash provided by operating activities of continuing operations was approximately $0.90 million for the fiscal year ended December 31, 2024, primarily due to a net income of approximately $1.71 million, adjusted by non-cash working capital and non-cash expenses. The adjustments for changes in assets and liabilities primarily included (i) an increase of approximately $1.15 million in accounts receivable; and (ii) an increase of approximately $0.20 million in taxes payable.

Net cash provided by operating activities of continuing operations was approximately $1.61 million for the fiscal year ended December 31, 2023, primarily due to a net income of approximately $1.35 million adjusted by non-cash working capital and non-cash expenses. The adjustments for changes in assets and liabilities primarily included  (i) a decrease of approximately $0.14 million in accounts payable, and (ii) an increase of approximately $0.25 million in taxes payable.

Investing Activities:

Net cash used in investing activities of continuing operations was $618 for the fiscal year ended December 31, 2024, and it was attributable to the purchase of property and equipment.

Net cash provided by investing activities of continuing operations was approximately $0.01 million for the fiscal year ended December 31, 2023. It was attributable to the proceeds in the amount of approximately $0.01 million from the disposal of property and equipment.

Financing Activities:

Net cash used in financing activities of continuing operations was approximately $0.42 million for the fiscal year ended December 31, 2024, which was mainly attributable to payment of approximately $0.42 million in offering costs.

Net cash used in financing activities of continuing operations was approximately $0.58 million for the fiscal year ended December 31, 2023. It was mainly attributable to approximately $0.58 million borrowed from, and approximately $0.59 million repaid to, the shareholder, Mr. Guanzhao Lin, and the approximately $0.55 million of payment of offering costs.

Our Company expects to incur additional costs associated with becoming a public company in the United States, primarily due to increased expenses related to accounting and tax services, legal expenses and investor and stockholder-related expenses. These additional long-term expenses may require our Company to seek other sources of financing, such as additional borrowings or public or private equity or debt capital. The availability of these other sources of financing will depend upon our financial condition and results of operations as well as prevailing market conditions and may not be available on terms reasonably acceptable to our Company or at all.

Capital Resources

The following table sets forth a summary of our assets and liability as of December 31, 2024 and 2023:

	2024	2023	Change	Percentage Change
Cash	$3,655,208	$3,220,488	$434,720	13.50%
Accounts receivable	3,824,361	2,728,771	1,095,590	40.15%
Amounts due from related parties	5,453	5,535	(82)	(1.48)%
Inventories	550,373	526,479	23,894	4.54%
Other current assets	1,489	1,293	196	15.16%
Total current assets	8,036,884	6,482,566	1,554,318	23.98%
Property and equipment, net	392,156	474,626	(82,470)	(17.38)%
Intangible assets, net	66,505	78,906	(12,401)	(15.72)%
Operating lease right-of-use assets, net	38,230	74,544	(36,314)	(48.71)%
Deferred offering costs	1,634,684	1,217,806	416,878	34.23%
Total non-current assets	2,131,575	1,845,882	285,693	15.48%
Accounts payable	267,782	190,062	77,720	40.89%
Taxes payable	699,551	504,928	194,623	38.54%
Accrued expenses and other current liabilities	198,004	180,534	17,470	9.68%
Operating lease liabilities - current	39,343	36,873	2,470	6.70%
Total current liabilities	1,204,680	912,397	292,283	32.03%
Operating lease liabilities – non current	-	39,930	(39,930)	(100.00)%
Total non-current liabilities	-	39,930	(39,930)	(100.00)%

Cash

	2024	2023
Deposit on bank	$3,655,208	$3,220,488
Total cash	$3,655,208	$3,220,488

As of December 31, 2024 and 2023, we had a total of approximately $3.66 million and $3.22 million in cash, which are wholly currently on deposit and held inside the PRC. Deposits in financial institutions in the PRC have been insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $69,557). We have not transferred and do not plan to transfer our cash in RMB outside of the PRC, in order to avoid unnecessary currency exchange costs.

Current assets

Current assets as of December 31, 2024 totaled approximately $8.04 million, representing an increase of approximately $1.56 million, or approximately 23.98%, from approximately $6.48 million as of December 31, 2023.

Current liabilities

Current liabilities as of December 31, 2024 were approximately $1.20 million, representing an increase of approximately $0.29 million, or approximately 32.03%, compared to approximately $0.91 million as of December 31, 2023.

Credit Facility

We partially financed our operations through proceeds borrowed from our shareholder, Mr. Guanzhao Lin, and these loans were interest free, unsecured and repayable on demand.

During the years ended December 31, 2024 and 2023, our Company borrowed approximately $0.37 million and $0.58 million from Mr. Guanzhao Lin to cover the offering costs, respectively. As of December 31, 2024, the Company repaid in full the outstanding amounts due to Mr. Guanzhao Lin.

Contractual Obligations

There were no significant contractual obligations and commercial commitments as of December 31, 2024 and 2023.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material adverse effect on our revenue, net income, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial conditions.

Off-balance Sheet Commitments and Arrangements

No off-balance sheet arrangements for the years ended December 31, 2024 and 2023 have, or in the opinion of management are likely to have, a current or future material effect on our consolidated financial condition or results of operations.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these audited consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. We evaluate our estimates on an ongoing basis, including those related to revenue recognition and income taxes. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making the judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates.

The critical accounting policies summarized in this section are discussed in further detail in the notes to the audited consolidated financial statements appearing elsewhere in this annual report. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all years presented. The core principle of this new revenue standard is that a company should recognize revenue when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration to which We expect to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle by us in determination of revenue recognition:

•	Step 1: Identify the contract(s) with the customer;

•	Step 2: Identify the performance obligations in the contract;

•	Step 3: Determine the transaction price;

•	Step 4: Allocate the transaction price to the performance obligations in the contract; and

•	Step 5: Recognize revenue when or as the Company satisfies a performance obligation.

The operating entity derives revenue from the sales of household cleaning products, including fabric softener, laundry detergent, and multi-functional cleaner, and baby skincare products and toiletries, including camellia oil moisturizer, camellia oil lotion and shampoo. The operating entity directly sells the products to the distributors who generally sell the products offline through their own distribution networks. The operating entity considers those distributors to whom the operating entity sells the product to be the customers of the operating entity and their purchase orders to be the contracts with customers. As part of its consideration of the contract, the operating entity evaluates certain factors including the customer’s ability to pay. For each contract, the operating entity has the obligation to transfer products and deliver the products to the place designated by the customer within the agreed time, each of which is distinct, and has right to collect the payment within the agreed period after the distributors has control of the goods. The payment terms for the goods to be transferred can be identified in the order. The operating entity is a principal for this performance obligation. The transaction prices in the orders are agreed upon, once the quantity of goods is confirmed at the inception of the order. The contracts promised the customers conditional rights of return, which give rise to the variable consideration. Regarding to the rights of return, the operating entity evaluated the historical sales return and the impact of sales return is immaterial, and accordingly, the operating entity expected to be entitled to the full consideration for the transferred products and did not accrue any sales return allowance. Except for the rights of returns, the operating entity did not identify other clauses that give rise to variable considerations. Due to the nature of the products sold by the operating entity, there are no warranties provided by the operating entity. There is only one performance obligation in the contract and there is no need for the allocation of transaction price. The operating entity is responsible for delivering the products from its warehouse to its distributors’ storage facilities after accepting the finished products from the third-party manufacturers. The sales predominantly contain a single performance obligation and the revenue was recognized upon fulfillment of the performance obligation, after the distributors have control of the goods, typically at delivery, which is at a point of time.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include, among others, the valuation of accounts receivable, deferred offering costs, and other receivables, useful lives and impairment of long-lived assets, allowance for doubtful accounts, income taxes including the valuation allowance for deferred tax assets. While we believe that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Fair Value of Financial Instruments

We follow the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets, which primarily consist of, cash, accounts receivable, amounts due from related parties, other current assets, accounts payable, amounts due to related parties, and accrued expenses and other current liabilities approximate their fair value based on the short-term maturity of these instruments.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

Accounting Pronouncements Not Yet Adopted

In March 2022, the FASB amended the existing accounting guidance for troubled Debt Restructurings and issued ASU No. 2022-02 Financial Instruments—Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures. The amendments in this Update eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. Specifically, rather than applying the recognition and measurement guidance for TDRs, an entity must apply the loan refinancing and restructuring guidance in paragraphs 310-20-35-9 through 35-11 to determine whether a modification results in a new loan or a continuation of an existing loan. For entities that have adopted the amendments in Update 2016-13, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting statements, if adopted, would have a material effect on the Company’s consolidated balance sheets, statements of comprehensive income (loss) and statements of cash flows.

BUSINESS

Overview

Our Company is an offshore holding company incorporated in the Cayman Islands. Our Company does not conduct any substantive operations on its own. Instead, it conducts its business operations in China through the operating entity, Fujian Blue-Touch Technology Co., Ltd. The operating entity commenced its operation in 2014 and is principally engaged in designing, developing, and selling baby skincare products and toiletries, as well as household cleaning products under the brand Blue-Touch. Our Company, through the operating entity, aims to become a leading provider of baby skincare products and toiletries in China.

The operating entity’s current product portfolio comprises two main categories of products, including baby skincare products and toiletries as well as household cleaning products. For the baby skincare products and toiletries, the representative products include camellia body oil, camellia oil moisturizer, camellia oil lotion, camellia oil 2-in-1 shampoo and body wash. The operating entity obtained a Chinese patent on camellia oil extraction and processing technology in 2020. For the fiscal years ended December 31, 2024 and 2023, our revenue derived from sales of baby skincare products and toiletries was approximately $6.03 million and $4.99 million, respectively, accounting for approximately 52.00% and 51.70% of our total revenue for the years, respectively. For the household cleaning products, the signature products comprise fabric softener, laundry detergent, and multi-functional cleaner. The operating entity developed a formula featuring compound fruit enzymes in 2017 and has applied it to certain household cleaning products. For the fiscal years ended December 31, 2024, and 2023, our revenue derived from sales of household cleaning products was approximately $5.57 million and $4.66 million, respectively, accounting for approximately 48.00% and 48.30% of our total revenue for the years, respectively.

The operating entity relies on third-party manufacturers to manufacture its products and depends on distributors to sell its products in China. For the fiscal years ended December 31, 2024, and 2023, the operating entity worked with seven and seven third-party manufacturers located in the south of China, respectively. For the same fiscal years, the operating entity collaborated with 20 and 21 distributors located throughout China, respectively. For the same fiscal years, the operating entity maintained stable relationships with substantially all of its manufacturers and distributors.

As of the date of this prospectus, the operating entity pursues product development through collaboration with third-party research companies, and the operating entity’s success on product development depends on its collaboration with such third-party research companies. The operating entity’s internal staff are responsible for determining the research direction and initiating product proposals, and they also engage with detailed discussions and progress tracking in the research and development processes of third-party research companies. The third-party research companies are responsible for conducting the research and development of products.

Our Company’s revenue and net income have demonstrated a growth momentum in the previous two fiscal years. In the fiscal years ended December 31, 2024, and 2023, our revenue was $11,598,611 and $9,656,105, respectively, representing a growth rate of approximately 20.12%. For the same fiscal years, our net income was $1,712,520 and $1,354,341, respectively, representing a growth rate of approximately 26.45%.

Our Strengths

The operating entity focuses on creating value through the following drivers:

Product Innovation Efforts

The operating entity seeks to innovate and develop a unique product portfolio focusing on protecting human health and the ecological environment. To improve the existing product formulations and develop new camellia oil products, the operating entity collaborated with Guangzhou Bangduo Biological and Technology Co., Limited (“Guangzhou Bangduo”) and subsequently terminated the collaboration with Guangzhou Bangduo. Since then, the operating entity has worked with Guangzhou Motie Biotechnology Co., Ltd. (“Guangzhou Motie”). The operating entity terminated the collaboration with Guangzhou Bangduo and proceeded to work with Guangzhou Motie, because the research staff that worked with the operating entity transitioned from Guangzhou Bangduo to Guangzhou Motie. According to the current agreement between the operating entity and Guangzhou Motie, the operating entity is entitled to own the intellectual property rights generated during the course of collaboration with Guangzhou Motie. The operating entity will provide funds in the amount of RMB3 million, and Guangzhou Motie will complete the research and development in accordance with the operating entity’s requirements. The aggregate amounts paid under the agreement to date total RMB750,000, the term of the agreement is from January 1, 2025 to December 31, 2025, and the agreement can be terminated after consensus is reached by the operating entity and Guangzhou Motie. The term of the agreement will not be extended unless the parties enter into a new agreement.

During the fiscal year ended December 31, 2023, the operating entity started collaborating with an additional third-party research company, Xiamen Di En An Biotechnology Co., Ltd. (“Xiamen Di En An”), to develop new products. According to the current agreement between the operating entity and Xiamen Di En An, the operating entity will be entitled to own the intellectual property resulting from such collaboration. The operating entity will provide funds in the amount of RMB1.2 million under this agreement, and Xiamen Di En An will complete the research and development in accordance with the operating entity’s requirements. The operating entity has not paid any amounts under the agreement to date,  the term of the agreement is from April 11, 2025 to March 31, 2026, and the agreement can be terminated after consensus is reached by the operating entity and Xiamen Di En An. The term of the agreement will not be extended unless the parties enter into a new agreement.

In addition to establishing an alliance with external consultants, the operating entity also cultivates its internal innovation and development team. As of the date of this prospectus, the internal innovation and development team comprises three full-time employees and two professional consultants, each of whom has approximately 10 years of industry experience on average. Each of the two professional consultants has more than 20 years of industry experience; one having served as an expert at a research center associated with a world-renowned consumer-goods company, and the other one working closely with hospitals and health technology companies. The operating entity’s internal staff are responsible for determining the research direction and initiating product proposals, and they also engage with detailed discussions and progress tracking in the research and development processes of third-party research companies.

During the fiscal years ended December 31, 2024, and 2023, the operating entity’s total innovation and development expenditure reached approximately $593,510 and $498,601, respectively.

Product Quality Control

The operating entity implements comprehensive measures to maintain product quality and safety. To ensure product quality and safety in the production processes, the operating entity carefully selects and evaluates the third-party manufacturers by conducting onsite inspections. To our knowledge, all of the selected third-party manufacturers have the production qualifications. None of the third-party manufacturers have been investigated for product safety incidents or punished by the relevant government authorities for product safety issues, as of the date of this prospectus. After selecting third-party manufacturers, the operating entity performs onsite supervision at such manufacturers’ facilities from time to time to ensure the production processes are consistent with the operating entity’s requirements.

To ensure product quality and safety in general, the operating entity selects and stipulates tested ingredients for the production of its products. The product formulations prioritize the use of vegetable-based raw materials. In addition, the operating entity ensures the products undergo stringent quality and safety tests. For instance, before dispatching the products from the manufacturing facilities, each third-party manufacturer is required to conduct quality and safety tests on each batch of the products. After receiving the products from the third-party manufacturers, the operating entity’s external consultants at third-party research companies perform random sampling for quality and safety testing. The testing focuses on both physical properties and chemical components of the products. If the testing uncovers any product quality or safety issue, the operating entity will immediately contact the third-party manufacturers, return the products to them for reprocessing, investigate the causes behind the issue, and require the third-party manufacturers to make rectification.

As of the date of this prospectus, the operating entity has not been subject to any significant product quality and safety incidents, nor has it been punished by any relevant government authorities for product quality and safety issues, nor has it received any complaints from any end consumers about product quality and safety issues.

Established Relationships with Manufacturers and Distributors

We believe that the operating entity’s strong relationships with major manufacturers and top distributors is one of its strongest advantages. For the fiscal years ended December 31, 2024 and 2023, the operating entity maintained stable relationships with substantially all of its manufacturers and distributors. As of the date of this prospectus, there have not been any significant business interruptions with these manufacturers and distributors, except for the disruptions caused by COVID-19. See “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations—Impact of COVID-19.” Such sustainable relationships promote stable product supply and well-established distribution networks, thereby ensuring the operating entity’s ability to offer the products to the target consumers in a timely and cost-effective manner. For the operating entity’s major manufacturers and distributors, see “—Business Operations.”

Experienced and professional management team

The operating entity’s management team has extensive industry or management experience, which reaches approximately 10 years on average for each member. The management team has accumulated comprehensive knowledge in finance, sales, product management, product innovation and development, and administration matters.

Growth Strategies

In order to maintain the operating entity’s competitiveness in the marketplace, the operating entity plans to adopt the following growth strategies:

•	launching new products and brands;
•	expanding offline distribution networks;
•	establishing online sales channels; and
•	opening physical stores and cooperating with retail establishments.

In the short term, or in the next three years, the operating entity plans to increase its brand recognition and corporate profitability by launching new products and expanding its offline distribution networks. In the medium term, or in the next three to five years, the operating entity plans to establish online sales channels without compromising the existing offline sales networks. To increase online sales, the operating entity considers building new brands or developing new products for online sales only. In the long term, or in more than five years, the operating entity plans to expand the existing sales channels and build its own sales channels by establishing signature stores, opening franchise stores, selling the products through third-party retail establishments, as well as through mergers and acquisitions of appropriate distributors.

During the fiscal year ended December 31, 2023, the operating entity updated the packaging for its existing products and developed new sample products with support from external consultants at third-party research companies. As of December 31, 2024, the operating entity submitted filings for six new products to the relevant Chinese regulatory authority, of which filings, two products were approved in January 2025. The operating entity plans to launch these two products in the market by June 30, 2025. The remaining new products will be launched in the market after their filings are approved.

By implementing the growth strategies, we anticipate that the operating entity will improve its results of operations, offer safe, reliable and reasonably priced skincare products to the consumers, and grow into a leader of the Chinese maternal and newborn skincare industry.

Business Operations

Our Company’s headquarters is in Fuzhou City, Fujian Province, China. The operating entity works with third-party manufacturers and distributors to conduct its business operations.

Sourcing and Production

The operating entity has no manufacturing facilities and relies on third-party manufacturers to produce its products. The operating entity stipulates the product formulation criteria, brands products, and outsources production to third-party manufacturers. The operating entity depends on certain third-party manufacturers for different product types. The third-party manufacturers produce products in accordance with the operating entity’s specific orders. To determine the type and quantity of products that are to be manufactured, the operating entity gathers, considers, and analyzes customer demand, market predictions, and product inventory status.

The operating entity signs annual processing and manufacturing agreements with third-party manufacturers. The decision of whether to outsource production to a particular third-party manufacturer is based on the analysis of various factors, including production qualifications for skincare products, manufacturing capacity, industry experience, operating scale, corporate reputation, corporate credit history, corporate management, location, previous governmental punishments, and pending commercial litigation. For the fiscal years ended December 31, 2024 and 2023, the operating entity worked with seven and seven third-party manufacturers, respectively, five and four of which independently accounted for at least 10% of the finished products by value, respectively. For the same fiscal years, the operating entity maintained stable relationships with substantially all the third-party manufacturers and there have not been any significant manufacturing interruptions or business disputes with such manufacturers. If the operating entity loses any one third-party manufacturer, we believe that the operating entity would be able to find a replacement of appropriate manufacturing capacity at reasonable cost due to the low concentration and high competitiveness of manufacturers. As such, we do not believe that the loss of any one third-party manufacturer would have a material adverse impact on the operating entity’s ability to offer its products.

The table below summarizes the major contract terms with the top third-party manufacturers and their respective percentages of the finished products by value for the fiscal years ended December 31, 2024 and 2023:

Name	Percentage of the finished products by value for the fiscal year ended December 31, 2024	Percentage of the finished products by value for the fiscal year of 2023	Major contract terms
Manufacturer A	17.32%	23.16%	(1) Products to be manufactured are household cleaning products;
(2) product shipping shall be made within 15 days of order placement;
(3) product sourcing, manufacturing, and packaging shall be consistent with the operating entity’s requirements;
(4) the manufacturer provides guarantee for the safety of raw materials; and
			(5) the operating entity shall pay within 30 days of accepting the products without any objection.
Manufacturer B	12.60%	less than 10%

(1) Products to be manufactured are cleaning wipes;

(2) product formulation and packaging shall be consistent with industrial and the operating entity’s requirements;

(3) product shipping shall be made within 15 to 20 days of order placement; and

(4) the operating entity shall pay within 30 days of accepting the products without any objection.

Manufacturer C	25.19%	25.20%	(1) Products to be manufactured are household cleaning products;
(2) product manufacturing, packaging and labeling shall be consistent with the operating entity’s requirements;
(3) product quantity and shipping shall be provided in each specific order;
(4) the manufacturer shall maintain product quality;
(5) the manufacturer shall purchase transportation insurance or otherwise bear the risk of loss associated with transporting products from the manufacturer to the operating entity; and
			(6) the operating entity shall pay within 30 days of accepting the products without any objection.
Manufacturer D	13.42%	18.79%

(1) Product manufacturing, packaging and labeling shall be consistent with the applicable laws and the operating entity’s requirements;

(2) the manufacturer shall maintain product quality;

(3) product shipping shall be made within 15 days of order placement; and

(4) the operating entity shall pay within 30 days of accepting the products without any objection.

Manufacturer E	19.35%	12.47%

(1) Products to be manufactured are baby skincare products;

(2) product quality shall be consistent with the applicable laws;

(3) the manufacturer shall maintain product safety;

(4) product shipping shall be made within 15 days of order placement; and

(5) the operating entity shall pay within 30 days of accepting the products without any objection.

In addition, the production of the operating entity’s products could be affected by the cost and availability of raw materials, such as camellia seed oils, grape seed soils, sodium hyaluronate, fruit enzymes, and packaging components. See “Risk Factors—The loss of multiple suppliers or a significant disruption or interruption in the supply chain may adversely affect the operating entity’s business.” The third-party manufacturers source and obtain all the raw materials to produce the operating entity’s products. According to the third-party manufacturers’ price quotations and the operating entity’s assessment of market conditions, the price and supply of raw materials remained stable in the fiscal years ended December 31, 2024 and 2023.

Distribution and Sale

After manufacturing, packaging, and labeling, the operating entity sells its products to distributors who generally sell the products through their offline distribution networks in China. The distributors generally do not sell the products directly to end consumers, but instead sell to supermarkets, convenience stores, and specialty stores for maternity and newborn care products, which then sell the products to end consumers. The type and quantity of products to be distributed depend on product popularity, product inventory status, and market predictions.

The decision of whether to entrust a distributor is based on the analysis of various factors, including years of relevant experience, distribution capacity in the target market, corporate reputation, previous governmental punishments, and pending commercial litigation. For the fiscal years ended December 31, 2024 and 2023, the operating entity worked with 20 and 21 distributors that are located throughout China, respectively, three and two of which accounted for at least 10% of the total revenue, respectively. For the same fiscal years, the operating entity maintained stable relationships with substantially all the distributors and there have not been any interruptions or business disputes with such distributors. If the operating entity loses any one significant distributor, it might adversely affect the business operations in the short term, but we believe that the operating entity would be able to find a suitable replacement due to the increasing popularity of its branded products and the low concentration of distributors. As such, we do not believe that the loss of any one distributor would have an enduring material adverse impact on the operating entity’s ability to distribute its products.

The table below summarizes the major contract terms with the top distributors and their respective revenue percentages for the fiscal years ended December 31, 2024 and 2023:

Name	Percentage of the total revenue for the fiscal year of 2024	Percentage of the total revenue for the fiscal year of 2023	Geographic locations of distribution networks (province)	Major contract terms
Distributor A	11.37%	12.27%	Fujian	(1) The operating entity shall ship the products within 15 days of order placement; and
Distributor B	11.24%	10.04%	Jiangsu	(2) the distributor shall pay within 90 days of receiving the products.
Distributor C	10.26%	9.02%	Shandong

The table below summarizes the number of distributors in each province where the operating entity’s products are distributed for the fiscal years ended December 31, 2024, and 2023:

Province	Number of distributors in the fiscal year of 2024	Number of distributors in the fiscal year of 2023
Fujian	3	5
Shandong	2	3
Jiangsu	2	2
Hunan	1	1
Zhejiang	1	1
Beijing	2	1
Shanghai	2	2
Henan	1	1
Liaoning	1	1
Qinghai	1	1
Chongqing	1	1
Anhui	2	1
Sichuan	1	1

Logistics and Warehousing

The third-party manufacturers deliver the finished products to the operating entity and bear the costs incurred by such delivery. Certain third-party manufacturers also bear the risk of loss associated with such delivery in accordance with their respective processing and manufacturing agreements. Thereafter, the operating entity stores the products in its warehouse with an area of approximately 600 square meters, delivers the products as needed by distributors, and is responsible for the delivery costs incurred by transporting the products from the operating entity to each distributor. The risk of loss is transferred from the operating entity to the transportation agency once the products leave the operating entity’s warehouse and are received by the transportation agency. After the distributors accept the products at their storage facilities, they are responsible for the subsequent warehousing, logistics, and the risk of loss. For the operating entity’s warehousing capacity, see “—Operating Lease Right-of-Use Assets.”

Our Products

Product Portfolio

Motivated to provide quality products to Chinese consumers, the operating entity has developed a product portfolio including two main categories, consisting of baby skincare products and toiletries and household cleaning products.

Baby skincare products and toiletries

Camellia Oil	Camellia Body Oil	Camellia Oil Lotion

Camellia Oil Moisturizer	Camellia Oil 2-in-1 Shampoo and body Wash

Baby skincare products and toiletries are marketed and sold under the brand Blue-Touch and include camellia oil, camellia body oil, camellia oil moisturizer, camellia oil lotion, and camellia oil 2-in-1 shampoo and body wash. The main ingredients generally contain vitamin E, camelia oil, and other components that feature organic origins. The operating entity’s proprietary camellia-oil-based product formulations serve as a common thread among these products and are a key differentiator in the operating entity’s products from its competition. The operating entity devoted significant efforts to developing such camellia-oil-based product formulations. It used its patented technology to extract and process camellia oil, and collaborated with external consultants to design different experimental product formulations based on camellia oil, select one experimental product formulation after testing and fine-tuning, perform sample product testing on the selected product formulation, collect feedback from users on sample products, and put the products through stringent testing, as required by the applicable PRC laws and regulations.

For the fiscal years ended December 31, 2024, and 2023, baby skincare products and toiletries accounted for approximately 52.00% and 51.70% of the total revenue, respectively. For the same fiscal years, sales of the operating entity’s largest product, camellia oil, accounted for approximately 23.30% and 23.10% of the total revenue, respectively, and sales of the operating entity’s second largest product, camellia body oil, accounted for approximately 13.45% and 13.56% of the total revenue, respectively.

Household cleaning products

Laundry Detergent for Babies	Fruit and Vegetable Wash & Bottle Cleaner	Laundry Detergent for Lingerie

Household cleaning products are marketed under the brand Blue-Touch and include fruit enzyme bottle cleaner, fruit enzyme laundry detergent for babies, fruit enzyme laundry detergent for lingerie, fabric softener, multi-functional cleaner, and cleaning wipes, among other products. The operating entity developed a formula featuring compound fruit enzymes by testing dozens of fruit enzymes and combining these fruit enzymes with other raw materials to achieve expected product results. Such formula featuring compound fruit enzymes has been applied to certain household cleaning products. For the fiscal years ended December 31, 2024, and 2023, the household cleaning products accounted for approximately 48.00% and 48.30% of the total revenue, respectively.

Target Consumers

The baby skincare products and toiletries are tailor-made for babies from infancy through three years and attract female consumers between ages 25 and 35. The household cleaning products are fit for various applications and attract consumers of all age groups. We believe that a vast number of our female consumers between ages 25 and 35 are highly-educated young mothers, who research product ingredients and formulations and impose high requirements for the quality and safety of baby skincare products and toiletries. To understand changes in consumer preferences and industry trends, the operating entity collects market feedback from distributors, conducts market analyses, and attends online and offline industry events from time to time.

Product Pricing

The pricing of products sold to distributors is universal and does not vary with the identity of the distributor. Such pricing is based on the consideration of production costs, profit margins, and market prices of similar products. The pricing of products sold to target consumers is based on the universal market price determined by the operating entity and does not vary with the market area. To determine such universal market price, the operating entity considers product positioning, market prices of similar products, and the target consumers’ purchasing power.

The universal market price for camellia oil baby skincare products and toiletries generally ranges from RMB120 to RMB200 per product. The universal market price for household cleaning products generally ranges from RMB30 to RMB100 per product. We believe that the operating entity’s pricing is competitive and is not a barrier to growing the business.

Sales and Marketing

The operating entity conducts sales activities through its professional sales team. This team was comprised of approximately nine members, each of whom had at least nine years of sales experience on average, as of the fiscal year ended December 31, 2024. The operating entity encourages its professional sales team to explore new markets and establish new customer relationships through a commission reward structure.

The operating entity consolidates multi-channel marketing programs to increase the attractiveness of its products. The marketing programs are implemented through online advertising, social media marketing, and outdoor advertising activities within communities, to increase the publicity and word-of-mouth referrals of the products. The marketing programs are designed by a third-party advertising agency and supervised by the operating entity. Such advertising agency has the responsibility to propose, design, and implement marketing programs and strategies in line with the operating entity’s expectations. The current agreement between the operating entity and such advertising agency will expire on December 31, 2025. The operating entity reviews and considers the marketing programs each year to evaluate whether the operative programs focus on product quality and safety and whether they have been translated into trusted relationships with the target consumers.

Market Competition

The market in which the operating entity’s products are sold is highly competitive. According to Respect Marketing Research Inc., whom the operating entity commissioned in September 2022 to produce the “China Maternal and Infant Washing & Care Product Industry Research Report” (the “RMR Report”), the size of the Chinese maternal and newborn bathing and skincare market was estimated to be $7.59 billion in 2021 and is expected to grow up to $12.92 billion in 2026. Growth drivers of this market include China’s population base, China’s recent birthrate-boosting family planning policy shift, Chinese consumers’ rising disposable income, and Chinese consumers’ increasing emphasis on quality of life, among others.

The operating entity’s products compete against similar products of many large and small companies, including well-known global competitors. According to the RMR Report, global competitors include Johnson & Johnson, Aveeno, Pigeon and Sebamed, and local brands include Baby Elephant, Frog Prince, and Yumeijing. As new competitors enter the market, we expect competition in this market will continue to be intense. Competition in this market is primarily based on the development and the improvement of new and existing products and processes, product quality and safety, brand recognition, and product pricing.

Human Capital

The operating entity strives to attract, recruit, and retain talents through its compensation and benefit programs, as well as learning and development opportunities that support career advancement. In addition to salaries, the operating entity offers complementary benefits including, among other things, endowment insurance, medical insurance, unemployment insurance, employment injury insurance and maternity insurance, as required by the applicable laws and regulations in China.

The operating entity enters into employment agreements with each of its employees. The employment agreements typically contain confidentiality restrictions through the time period the information remains confidential, among other restrictions. We believe that the operating entity maintains good working relationships with its employees. None of the employees are represented by labor unions as of the date of this prospectus.

The operating entity has a total of 30 full-time employees and 2 part-time employees as of the date of this prospectus. The operating entity had 31, 31 and 30 full-time employees and 2, 2, and 2 part-time employees as of December 31, 2022, 2023 and 2024, respectively. The following table sets forth the numbers of employees categorized by function as of the date of this prospectus.

Function	Number
Management	3
Finance	3
General Administration	5
Sales	9
Product	7
Research and Development	5
Total	32

Operating Lease Right-of-Use Assets

The operating entity’s principal executive office is located in Fuzhou City, Fujian Province, China, with an area of approximately 1,000 square meters. The operating entity’s warehouse is located in Fuzhou City, Fujian Province, China, with an area of approximately 600 square meters. The operating entity’s principal executive office and warehouse are leased from the same party, Fujian Blue-Touch Products Inc., under one lease agreement. Under such lease agreement, the lease term is from January 1, 2019 to December 31, 2025. The lessor, Fujian Blue-Touch Products Inc., is an enterprise in which interests in the voting power are owned by close members of our controlling shareholder’s family. The operating entity is entitled to the right of first refusal to renew the lease agreement upon one month’s written notice of such renewal.

The operating entity’s cosmetics production process testing and inspection facility is located in Fuzhou City, Fujian Province, China, with an area of approximately 450 square meters. Such facility is also leased from Fujian Blue-Touch Products Inc. Under the lease agreement, the lease term is from January 1, 2021 to December 31, 2025. The operating entity may exercise its right of first refusal to renew the lease agreement upon one year’s written notice. The lease agreement may be terminated by the operating entity upon three months’ notice.

The operating entity does not hold title or interest in any other property or plants. We believe that the current facilities are adequate for the time being. The operating entity intends to renew all the leases in accordance with the current leases. There may be a need to secure additional office space as the operating entity’s business grows.

Intellectual Property

As of the date of this prospectus, the operating entity has registered eleven trademarks, five copyrights, one domain name, and two patents in China. These two patents are both owned by the operating entity and consist of (i) one invention patent which is protected for 20 years from the application date, and (ii) one design patent which is protected for ten years from the application date. The operating entity relies on a combination of intellectual property laws and restrictions on disclosure to protect its intellectual property rights. However, there is no assurance that this form of protection will be successful in any given case, particularly since the laws of the PRC do not protect proprietary rights as fully as in the United States. As of the date of this prospectus, the operating entity’s intellectual property rights have not been subject to any adverse claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in China. The operating entity has not been involved in any litigation or other claims related to any third party’s intellectual property rights. The chart below presents information about some intellectual property that the operating entity has registered or applied for.

Type	Name	Issuing Authority / Registration Institution	Application Date / Registration Date	Status	Expiration Date
Patent	Camellia oil extraction and application (Type: invention)	Patent Office of China National Intellectual Property Administration	November 25, 2015	Registered	November 25, 2035
	Packaging bottle 1 (BT-001) (Type: design)		August 27, 2018	Registered	August 26, 2028
Trademark	(Trademark Class: 29)	Trademark Office of China National Intellectual Property Administration	January 14, 2021	Registered	January 13, 2031
	(Trademark Class: 10)		January 14, 2021	Registered	January 13, 2031

(Trademark Class: 21)	January 14, 2021	Registered	January 13, 2031
(Trademark Class: 30)	January 14, 2021	Registered	January 13, 2031
(Trademark Class: 5)	January 14, 2021	Registered	January 13, 2031
(Trademark Class: 8)	February 14, 2021	Registered	February 13, 2031
(Trademark Class: 3)	December 28, 2019	Registered	December 27, 2029
(Trademark Class: 5)	May 7, 2020	Registered	May 6, 2030
(Trademark Class: 5)	July 7, 2020	Registered	July 6, 2030
(Trademark Class: 5)	April 21, 2020	Registered	April 20, 2030

	(Trademark Class: 3)		October 14, 2019	Registered	October 13, 2029
Copyright	Blue-Touch Product Packaging 1	Fujian Provincial Copyright Administration	July 3, 2020	Registered	-
	Blue-Touch Product Packaging 2		July 3, 2020	Registered	-
	Blue-Touch Product Packaging 3		July 3, 2020	Registered	-
	Blue-Touch Product Packaging 4		July 3, 2020	Registered	-
	Blue-Touch Product Packaging 5		July 3, 2020	Registered	-
Domain Name	blue-touch.com.cn	China Internet Network Information Center	February 25, 2021	Registered	February 25, 2026

Seasonality

The operating entity’s business is generally subject to seasonal fluctuations. The operating entity experiences peaks in demand for its baby skincare products in winter from October to December. We believe the consumers’ heavier spending on the baby skincare products is partly due to the cold and dry winter weather in China. The revenue from baby skincare products from October to December can account for approximately 33% of the total annual revenue from baby skincare products. The household cleaning products are not subject to seasonal fluctuations.

Material contracts

In the preceding two years from the date of this prospectus, the operating entity has entered into no material contracts, excluding the contracts entered into in the ordinary course of its business, other than as described in this prospectus.

Insurance

The operating entity maintains certain insurance policies to safeguard against risks and unexpected events. For example, the operating entity provides social security insurance, including endowment insurance, medical insurance, unemployment insurance, employment injury insurance, and maternity insurance for its employees in compliance with the applicable PRC laws. The operating entity maintains auto insurance as required by the PRC laws. The operating entity does not maintain business interruption insurance or product liability insurance, which are not mandatory under the PRC laws. The operating entity does not maintain key person insurance. During the fiscal years ended December 31, 2024, and 2023, the operating entity did not make any material insurance claims in relation to its business.

Legal Proceeding

From time to time, the operating entity may become a party to various legal or administrative proceedings arising in the ordinary course of its business, including actions with respect to intellectual property infringement, breach of contract, and labor and employment claims. As of the date of this prospectus, the operating entity is not a party to any material lawsuits, and we are not aware of any threats of lawsuits against the operating entity that are anticipated to have a major impact on the operating entity’s business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of resources, including the management’s time and attention.

REGULATIONS

This section sets forth a summary of applicable laws, rules, regulations, government and industry policies and requirements that have a significant impact on our operating entity’s business in the PRC. This summary does not purport to be a complete description of all the laws and regulations that apply to our operating entity’s business. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Foreign Investment

PRC Company Law and Foreign Investment Laws

The PRC Company Law was adopted by the Standing Committee of the National People’s Congress of the PRC (the “SCNPC”) on December 29, 1993, and was last amended on October 26, 2018 (the “Company Law”). The Company Law governs the establishment, operations and management of corporate entities in the PRC. On December 24, 2021, the SCNPC issued a draft revision to the Company Law (the “Draft Revision”) and made it available for public comments. The Draft Revision provides additional stipulations regarding a corporate entity’s establishment, liquidation, organizational structure and capital system, strengthens the responsibilities of shareholders and management personnel, and highlights corporate social responsibility. Foreign invested enterprises (“FIEs”) must comply with the Company Law, unless the PRC foreign investment laws provide otherwise.

The Foreign Investment Law of the PRC (the “Foreign Investment Law”) was adopted by the National People’s Congress of the PRC (the “NPC”) on March 15, 2019 and came into force on January 1, 2020. The Foreign Investment Law grants national treatment to an FIE except when such enterprise operates in industries deemed to be “encouraged,” “restricted,” or “prohibited.” The Catalog of Encouraged Industries for Foreign Investment (2020 Edition) (the “Catalog”) lists the “encouraged” industries for foreign investment. The Catalog was promulgated jointly by the National Development and Reform Commission (the “NDRC”) and the Ministry of Commerce (the “MOFCOM”) on December 27, 2020 and became effective on January 27, 2021. The Special Administrative Measures (Negative List) for the Entrance of Foreign Investment (2021 Version) (the “Negative List”) identifies the “prohibited” and “restricted” industries for foreign investment. The Negative List was promulgated jointly by the NDRC and the MOFCOM on December 27, 2020 and became effective on January 1, 2022. The Catalog and the Negative List contain specific market entrance rules for foreign investment in different industries. If the investment falls within the “encouraged” category, such foreign investment will be entitled to certain preferential treatment and benefits extended by the government. If the investment falls within the “restricted” category, such foreign investment will be permitted to the extent that it satisfies certain restrictions under the PRC laws. If the investment falls within the “prohibited” category, such foreign investment will be prohibited. If the investment falls within an industry not included in the Negative List, such foreign investment will be allowed, unless it is specifically prohibited or restricted by other PRC laws and regulations.

The Implementing Regulations of the Foreign Investment Law (the “Implementing Regulations”) were promulgated by the State Council of the PRC (the “State Council”) on December 26, 2019 and came into effect on January 1, 2020. According to the Implementing Regulations, an FIE must be registered with the State Administration for Market Regulation (the “SAMR”) or its authorized local counterparts. A foreign investor or an FIE must submit investment information to the MOFCOM or its local counterparts via the enterprise registration system and the enterprise credit information publicity system. The Foreign Investment Law and the Implementing Regulations apply to the investment made by an FIE in the PRC.

The Measures on Reporting of Foreign Investment Information (the “Reporting Measures”), promulgated jointly by the MOFCOM and the SAMR on December 30, 2019, came into effect on January 1, 2020. The Reporting Measures replaced the Provisional Measures on Record-filing Administration over the Establishment and Change of Foreign-invested Enterprises. Pursuant to the Reporting Measures, an FIE must report investment information for establishment, modification, dissolution and annual reports of the FIE.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, neither the Company nor the PRC subsidiaries have been subject to any investigation, or receive any notice, warning, or sanction from relevant government authorities related to non-compliance with the PRC Company Law or foreign investment laws.

M&A Rules

On August 8, 2006, the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (the “SAT”), the China Securities Regulatory Commission (the “CSRC”), the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange (the “SAFE”) jointly promulgated the Regulations on the Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”). The M&A Rules came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules require a foreign investor to obtain necessary approvals when the investor (i) acquires the equity of a Chinese enterprise so as to convert the Chinese enterprise into an FIE; (ii) subscribes for new equity of a Chinese enterprise so as to convert the Chinese enterprise into an FIE; (iii) establishes an FIE, which purchases and operates the assets of a Chinese enterprise; or (iv) purchases the assets of a Chinese enterprise, and then invests such assets to establish an FIE. The M&A Rules, among other things, further require that an offshore special purpose vehicle (the “SPV”), formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the CSRC’s approval prior to listing such SPV’s securities on an overseas stock exchange, especially in the event that the SPV acquires shares or an equity interest in the PRC companies by offering the shares of any offshore companies. Pursuant to Article 11 of the M&A Rules, where a Chinese company, enterprise or natural person intends to acquire their related Chinese company in the name of an offshore company which they lawfully established or control, such acquisition shall be subject to the examination and approval of the MOFCOM.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the Company and the PRC subsidiaries are in full compliance with the M&A Rules in China, and there have not been notifications of any non-compliance.

Overseas Listing

On July 6, 2021, the relevant PRC government authorities released the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, and collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which stipulate that Chinese-based companies, or the issuer, shall fulfill the filing procedures after the issuer makes an application for initial public offering and listing in an overseas market, and certain overseas offering and listing such as those that constitute a threat to or endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law, may be prohibited under the Draft Rules Regarding Overseas Listing. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. According to the Trial Measures, if the Company fails to fulfill the filings, or offer and list securities on an overseas market in violation of these measures, the CSRC will order rectification, issue warnings, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Persons directly in charge and other individuals directly responsible for such violations will be warned and fined between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company who organize or instruct these violations will be fined between RMB1,000,000 and RMB10,000,000.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, neither we nor the PRC subsidiaries have been subject to any investigation, or received any warning or sanction from the CSRC or other applicable government authorities related to this offering. However, we are required to file with the CSRC in relation to this offering. As of the date of this prospectus, we submitted the CSRC filing documents for our offering, and completed the filing procedures with the CSRC on May 30, 2024.

In addition, on December 28, 2021, the Cyberspace Administration of China published the Cybersecurity Review Measures (2021), which came into effect on February 15, 2022 and has replaced the current Cybersecurity Review Measures (2020). The Cybersecurity Review Measures provides that the operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. In addition, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Cybersecurity Review Measures (2021), an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), the PRC subsidiaries are unaffected by the Cybersecurity Review Measures because it is neither an operator of critical information infrastructure nor an “online platform operator” possessing personal data of more than one million users.

Manufacture and Sale of Cosmetics

Manufacturing Licensing of Cosmetics and Cosmetics Classification

Pursuant to the Cosmetics Supervision and Administration Regulation, which was promulgated on June 16, 2020 by the State Council and took effect on January 1, 2021, the Cosmetics Classification Rules and Catalog, which was promulgated on April 8, 2021 by the National Medical Products Administration (“NMPA”) and took effect on May 1, 2021, and the Administrative Measures for the Registration and Record Filing of Cosmetics, which was promulgated on January 7, 2021 by the SAMR and took effect on May 1, 2021, the NMPA under the State Council shall be responsible for cosmetics supervision and administration nationwide. According to the Cosmetics Supervision and Administration Regulation promulgated on June 16, 2020, the PRC implements category-based administration on cosmetics products and cosmetic ingredients according to the degree of risks.

a.	The supervision of cosmetics ingredients

The cosmetics ingredients are classified into new ingredients and ingredients that have been used. PRC exercises the registration administration on the new cosmetic ingredients with higher degree of risks (including new cosmetic ingredients that have the functions of preventing corrosion, sunscreen, coloring, hair dyeing, and freckle removal and whitening) and record-filing administration on other new cosmetic ingredients. New cosmetic ingredients are natural or artificial ingredients that are used in cosmetics for the first time within the territory of China. The NMPA shall, within three working days upon acceptance of an application for the registration of new cosmetic ingredients, forward the application materials to the technical evaluation agency and the technical evaluation agency shall complete technical review. The registrant or record-filing party of new cosmetic ingredients shall, within three years after the new cosmetic ingredients that have been registered or filed for the record are put into use, annually report the use and safety conditions of new ingredients to the NMPA. The registration or record-filing of new cosmetic ingredients that have safety issues shall be revoked or cancelled by the NMPA. The new cosmetic ingredients that have no safety problems upon expiry of three years shall be included in the catalogue of used cosmetic ingredients formulated by the NMPA. The catalogue of ingredients prohibited from being used in the production of cosmetics shall be formulated and promulgated by the NMPA. Cosmetic ingredients shall meet the compulsory national standards and technical specifications. Where there is any change in recognition of the safety of cosmetics and cosmetic ingredients based on the development of scientific research or where there is any evidence showing that cosmetics and cosmetic ingredients may have defects, the drug regulatory department of the people’s government at or above the provincial level may order the cosmetics registrant or record-filing party and new cosmetic ingredients to conduct safety re-evaluation or directly organize safety re-evaluation. Where the re-evaluation results indicate that the safety of cosmetics or cosmetic ingredients cannot be guaranteed, the original registration or record-filing authority shall revoke or cancel the registration or record-filing. The NMPA shall include the cosmetic ingredients in the catalogue of ingredients prohibited from being used in the production of cosmetics and release the same to the public. To ensure the safety conditions of new ingredients, the NMPA shall exercise supervision within three years after the new cosmetic ingredients that have been registered or filed for the record are put into use.

b.	The supervision of cosmetics products

Cosmetics are classified into special cosmetics (used for hair coloring, hair perm, freckle removal and whitening, sun protection and hair loss prevention and those that claim new efficacy) and ordinary cosmetics. The PRC exercises the registration administration on special cosmetics and record-filing administration on ordinary cosmetics. Special cosmetics may be manufactured only after they are registered with the NMPA and ordinary cosmetics shall be filed for the record with the drug regulatory departments of the provincial governments. For application for registration of special cosmetics or record-filing of ordinary cosmetics, the formula of the product or total ingredients of the product, materials for product safety evaluation shall be submitted. The NMPA shall examine the applications for registration of special cosmetics under the procedures for examining the registration of new cosmetic ingredients. To ensure the safety conditions of cosmetics, the PRC establishes a monitoring system for adverse events of cosmetics. Cosmetics registrants and record-filing parties shall monitor the adverse events of the cosmetics marketed, carry out the evaluation in time, and report to the cosmetic adverse effect monitoring institutions in accordance with the regulations of the NMPA.

The products the operating entity sells are “cosmetics” defined by the Cosmetics Supervision and Administration Regulation. Before engaging in the production of cosmetics, an enterprise shall file an application for the cosmetics manufacturing permit with the provincial drug regulatory department. The cosmetics manufacturing permit is valid for five years.

According to the List of Banned Ingredients for Cosmetics and List of Banned Plant (Animal) Ingredients for Cosmetics, which was updated by the NMPA on May 26, 2021, and the Catalog of Used Cosmetic Ingredients (2021 Edition), which was promulgated by the NMPA on April 27, 2021 and took effect on May 1, 2021, cosmetics registrants or record-filing parties shall not produce or import cosmetics that use prohibited ingredients in their formulas and such prohibited ingredients are specified in the List of Banned Ingredients for Cosmetics and List of Banned Plant (Animal) Ingredients for Cosmetics. The Catalog of Used Cosmetic Ingredients (2021 Edition) lists certain ingredients as banned, restricted or permitted ingredients for cosmetics. The cosmetics registrants or record-filing parties shall use the ingredients that meet the laws and regulations, mandatory national standards, and the Technical Specifications for Safety of Cosmetics.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, neither the Company nor the operating entity is engaged in any production activities. Third-party manufacturers are engaged for the production of the operating entity’s products and all of such third-party manufacturers have the cosmetics manufacturing permits. Since there are no new cosmetic ingredients with a higher degree of risk that the operating entity selects for the production of its products and the products that the operating entity sells are not classified as special cosmetics, the operating entity’s products are subject to record-filing, rather than registration with the NMPA and such products are not subject to technical review with the technical evaluation agency. As of the date of this prospectus, neither the Company nor the operating entity has been subject to any investigation, nor received any notice, warning, or sanction from relevant government authorities related to non-compliance with the laws and regulations relevant to cosmetic safety. All of the cosmetic products that the operating entity sells have been properly filed. All ingredients used in the products that the operating entity sells are permitted to be used in the production of cosmetics, as required by the applicable governmental authorities.

Cosmetics Label

According to the Cosmetics Supervision and Administration Regulation, the smallest sales unit of cosmetics shall be labeled. The labels shall comply with the relevant laws, administrative regulations and mandatory national standards, and be true, complete and accurate. Pursuant to the Measures for Administration of Cosmetic Labels, which was promulgated on May 31, 2021 by the NMPA and became effective on May 1, 2022, cosmetics shall be attached with the Chinese labels.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), all of the cosmetics products that the operating entity sells have Chinese labels attached in accordance with the Measures for Administration of Cosmetic Labels. As of the date of this prospectus, neither the Company nor the operating entity has been subject to any investigation, or receives any notice, warning, or sanction from relevant government authorities related to non-compliance with the relevant laws.

Toiletries and Skin Care Products for Children

According to the Supervision and Administration of Cosmetics for Children, which was promulgated on September 30, 2021 by the NMPA and came into force as of January 1, 2022, the term “cosmetics for children” refers to toiletries and other skin care products that are applicable to the children of or below 12 years old and have cleaning, moisturizing, refreshing and sun-proofing effects. Cosmetics manufacturers and business operators shall establish and implement a record system to ensure the traceability of cosmetics for children. Cosmetics for children shall be produced in accordance with the manufacturing practice for cosmetics. The environmental requirements of the workshops for skin care cosmetics for children shall meet the relevant regulations.

The formula design of cosmetics for children shall follow the principles of “priority of safety,” “necessity of efficacy” and “minimum formula.” The cosmetic ingredients that have a long history of safe use shall be used, and no new ingredients that are still in the monitoring period may be used.

Cosmetics for children shall carry the signs for cosmetics for children as prescribed by the NMPA on the display side of the product packages.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), all of the cosmetics products for children that the operating entity sells meet the requirements of the Supervision and Administration of Cosmetics for Children.

Product Quality and Production Safety

Pursuant to the Production Safety Law of the PRC (the “Production Safety Law”), which was promulgated by the SCNPC on June 29, 2002, took effect on November 1, 2002 and was amended on June 1, 2004, August 27, 2009, and August 31, 2014, producers and business operators shall have the work safety conditions as specified in the Production Safety Law and relevant laws, administrative regulations and national standards or industrial specifications. Producers and business operators that do not have such conditions are not allowed to engage in production or operation activities.

The containers or transportation vehicles for dangerous articles used by producers and business operators shall be made by professional manufacturers in accordance with relevant regulations, and they shall not be put into use until they pass the tests and checks conducted by professionally qualified testing and checking institutions and safe use certificates or safety tags are issued. In addition, where dangerous articles are to be manufactured, run, transported, stored, used or to be disposed of or scrapped, the matter shall be submitted to the competent departments for approval in accordance with the relevant laws and regulations as well as the national standards or industrial specifications and shall be supervised and controlled by such departments.

According to the Product Quality Law of the PRC (the “Product Quality Law”), which was promulgated by the SCNPC on February 22, 1993, was last amended on December 29, 2018 and took effect on the same day, the Product Quality Law applies to all activities of production and sale of any product within the territory of the PRC, and the producers and sellers shall be liable for product quality in accordance with the Product Quality Law. According to the Product Quality Law, consumers or other victims who suffer personal injury or property losses due to product defects may demand compensation from the producer as well as the seller. Where the responsibility for product defects lies with the producer, the seller has the right to recover such compensation from the producer if it takes the responsibility and makes a compensation, and vice-verse. Violations of the Product Quality Law may result in the imposition of fines. In addition, the seller or producer may be ordered to suspend operation and its business license may be revoked. Criminal liability may be incurred in serious cases.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, neither the Company nor the operating entity has been subject to any investigation, nor received any notice, warning, or sanction from relevant government authorities related to non-compliance with the Production Safety Law or Product Quality Law.

Consumer Protection and Unfair Competition

Protection of Rights and Interests of Consumers

According to the Law of the PRC on the Protection of Rights and Interests of Consumers (the “Consumer Protection Law”) which was promulgated by the SCNPC on October 31, 1993, took effect on January 1, 1994 and was amended on August 27, 2009 and October 25, 2013, the rights and interests of consumers who purchase and use goods or receive services for consumption needs shall be protected. Business operators providing goods manufactured or sold by them to consumers or providing services shall comply with the Consumer Protection Law. Violations of the Consumer Protection Law may result in the imposition of fines. In addition, the operator will be ordered to suspend operations and its business license will be revoked. Criminal liability may be incurred in serious cases.

According to the Part VII tort liability of the Civil Code of the PRC promulgated by the NPC on May 28, 2020 and became effective on January 1, 2021, in the event of an injury caused by a defective product, either the manufacturer or seller of such product, as a tortfeasor, may be subject to tortious liability and relevant remedies seeking by the consumers. If the product defect is caused by the manufacturer, the manufacturer shall be held responsible and the seller, if having made the compensation, shall be entitled to seek reimbursement from the manufacturer. If, on the other hand, the defects of the products are caused by the fault of the seller, the seller shall be held responsible and the manufacturer, if having made the compensation, shall be entitled to seek reimbursement from the seller.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as the date of this prospectus, neither the Company nor the operating entity has been subject to any investigation, nor received any notice, warning, or sanction from relevant government authorities related to non-compliance with the relevant laws.

Unfair Competition

According to the Law of the PRC Against Unfair Competition (the “Against Unfair Competition Law”) which was promulgated by the SCNPC on September 2, 1993, took effect on December 1, 1993 and was amended on November 4, 2017 and April 23, 2019, business operators shall adhere to the principles of voluntary participation, equality, fairness and integrity in their production and business operation, and comply with laws and business ethics. Unfair competition referred to in the Against Unfair Competition Law shall mean the behavior of an operator who violates the provisions of this law in its production and business operation, disrupts market competition order, or harms the legitimate rights and interests of other business operators or consumers. Business operators who violate the provisions of the Against Unfair Competition Law and cause others to suffer damages shall bear civil liability pursuant to the law. Where the legitimate rights and interests of a business operator are harmed by unfair competitions, the business operator may file a lawsuit with a court. The compensation for a business operator who suffer damages due to unfair competition shall be determined in accordance with the actual losses suffered as a result of the infringement; where it is hard to ascertain the actual losses, the compensation shall be determined in accordance with the gains made by the infringer from the infringement. For business operators who infringe upon commercial secrets maliciously and if the case is serious, the compensation amount may be determined in accordance with one to five times the amount determined using the aforesaid method. The compensation amount shall also include reasonable expenses paid by the business operator to stop the infringement.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as the date of this prospectus, neither the Company nor the operating entity has been subject to any investigation, nor received any notice, warning, or sanction from relevant government authorities related to non-compliance with the Against Unfair Competition Law.

Price Law

According to the Price Law of the PRC (the “Price Law”) promulgated by the SCNPC on December 29, 1998 and took effect on May 1, 1998, an operator must adhere to the principles of fairness, lawfulness, honesty and trustworthiness when setting a price. Production and operating costs and the market supply and demand situation will be the basis on which an operator determines the price. Operators which sell and purchase commodities or provide services must show marked prices in accordance with the provisions of the government department in charge of pricing. The name of the product, place of production, specifications, grade, price unit, price or service item and fee standard and other relevant details must be clearly indicated. An operator must not sell goods at a price higher than the marked price, nor collect any fees which are not clearly indicated. An operator must not carry out any improper pricing acts, such as colluding with others to manipulate market prices, thereby infringing on the legal rights and interests of other operators or consumers. If an operator is involved in any of the pricing infringement listed in the Price Law, authorities will order it to rectify the matter, will confiscate any illicit gains and may also impose a fine of up to five (5) times the amount of the illicit gains. A warning will be given and a fine may be imposed if there are no illicit gains. In serious circumstances, the operator will be ordered to suspend operations while rectification is being carried out or the administration for industry and commerce will revoke the business license. An operator which causes a consumer or another operator to pay too much due to a pricing infringement must refund the excess amount. If the consumer or other operator has incurred a loss as a result of the infringement, the operator will bear liability for compensation in accordance with the law. If an operator violates the provisions on clearly marked prices, authorities will order it to rectify the matter, will confiscate any illicit gains and may also impose a fine of up to 5,000 yuan.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, we believe the Company and the operating entity have been in full compliance with the Price Law and neither has received any notifications of any non-compliance of the related laws.

Intellectual Property Rights

Trademarks

The Trademark Law of the PRC (the “Trademark Law”) was promulgated by the SCNPC on August 23, 1982, was last revised on April 23, 2019 and became effective on November 1, 2019. According to the Trademark Law, any natural person, legal person or other organization that needs to obtain the exclusive right to use a trademark for its goods or services in the course of manufacturing and business activities shall apply to the trademark office of the administrative department for industry and commerce under the State Council for trademark registration. A registered trademark refers to a trademark that is registered with the approval of the trademark office.

The owner of a registered trademark enjoys the exclusive right to use the trademark. A registered trademark shall be valid for 10 years, commencing from the date when its registration is approved. The exclusive right to use a registered trademark shall be limited to trademarks which are registered upon approval and to the commodities on which the use of a trademark is approved.

According to the Trademark Law, if anyone uses a trademark that is similar to a registered trademark on the same kind of goods, or uses a trademark that is identical with or similar to the registered trademark on similar goods, without the authorization of the registered trademark owner, and the use is likely to cause confusion, such use shall constitute infringement on the trademark owner’s exclusive right to use the registered trademark. Any dispute over infringement upon the exclusive right to use a registered trademark shall be resolved through negotiation. Where the parties concerned refuse to negotiate or a negotiation fails, the trademark registrant or any interested party may file a lawsuit in the court, or request the administrative department for industry and commerce to deal with the dispute.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the operating entity has eleven registered trademarks in the PRC. See “Business—Intellectual Property.”

Copyrights

The Copyright Law of the PRC (the “Copyright Law”) was promulgated by the SCNPC on September 7, 1990, and was last amended on November 11, 2020 and became effective on June 1, 2021. According to the Copyright Law, works of Chinese citizens, legal persons or unincorporated organizations, whether published or not, shall have copyright in accordance with the Copyright Law. The National Copyright Administration shall be responsible for the administration of copyrights nationwide. The local departments of copyright at or above the county level shall be responsible for the administration of copyright in their respective administrative regions.

The duration of copyright protection is generally fifty years. Copyright includes the right of publication, authorship, alteration, integrity, reproduction, distribution, rental, exhibition, performance, projection, broadcasting, communication through information network, cinematography, adaptation, translation, compilation and other rights.

A copyright dispute may be settled through mediation, or be submitted to an arbitration institution for arbitration under a written arbitration agreement between the parties or under the arbitration clause in the copyright contract. In the event there is neither a written arbitration agreement between the parties nor an arbitration clause in the copyright contract, parties may directly bring a lawsuit in a court.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the operating entity has five registered copyrights in the PRC. See “Business—Intellectual Property.”

Domain names

The Administrative Measures for Internet Domain Names was promulgated by the MIIT on August 24, 2017 and became effective on November 1, 2017. It applies the “first-to-file” principle to domain name registration service, unless otherwise provided in relevant rules.

According to the Interpretation of the Supreme People’s Court on several issues concerning the Applicable Law in the trial of civil cases involving network domain names promulgated on July 17, 2001 and amended on December 29, 2020, where the court determines that the registration and use of a domain name constitutes infringement or unfair competition, it may order the defendant to stop the infringement or cancel the domain name, or, at the request of the plaintiff, order the plaintiff to register and use the domain name. If actual damage is caused to the right holder, the defendant may be ordered to compensate for the loss.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the operating entity has one registered domain name in the PRC. See “Business—Intellectual Property.”

Patents

According to the PRC Patent Law promulgated by the SCNPC on March 12, 1984 and last amended on October 17, 2020 with effect from June 1, 2021, and its latest Implementation Rules promulgated by the State Council on January 9, 2010 and took into effect on February 1, 2010, the National Intellectual Property Administration is responsible for administering patents in the PRC. Inventions, utility models, and designs with the features of novelty, inventiveness and practical applicability, are three kinds of patent defined and protected under the PRC Patent Law. The State Intellectual Property Office is responsible for examining and approving patent applications. Once the application is approved, the applicants can have their patent under Chinese legal protection for a long term since its application date, which is 20 years for invention and ten years for utility models and designs.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the operating entity has two registered patents in the PRC. See “Business—Intellectual Property.”

As of the date of this prospectus, the operating entity has legally obtained adequate copyrights, trademarks and domains names to support its operations and as its business develops, it may need to apply for or obtain more intellectual rights. Neither the Company, nor the operating entity has infringed, nor have they received any notice of infringement or been subject to any disputes regarding the intellectual property of others since inception.

Taxation

Enterprise Income Tax (“EIT”)

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”) and the Implementation Rules of the EIT Law, an enterprise established outside the PRC with a de facto management body within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes. An enterprise which is established under the laws of foreign countries and has no de facto management body within the PRC, but has established institutions or premises in the PRC, or has no such institutions or premises but has income generated from the PRC, is considered as a non-resident enterprise. EIT shall be applicable at a uniform rate of 25% to both resident or non-resident enterprises. EIT shall be payable by a resident enterprise for income sourced within or outside the PRC. EIT shall be payable by a non-resident enterprise, for income sourced within the PRC by its institutions or premises established in the PRC, and for income sourced outside the PRC for which the institutions or premises established in the PRC have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in the PRC or has income bearing no de facto relationship with the institution or premises established in the PRC, EIT shall be payable by the non-resident enterprise only for income sourced within the PRC at the rate of 20%. A PRC withholding tax at the rate of 10% is applicable to dividends payable to foreign investors that are non-resident enterprises to the extent that such dividends have their sources within the PRC, unless otherwise provided in any applicable tax treaty. Similarly, any gain realized on the transfer of equity interests by such investors is subject to the EIT at the rate of 10% if such gain is regarded as income derived from the PRC.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), the applicable EIT rate of the PRC subsidiaries is 25%. As of the date of this prospectus, we believe that the Company and the PRC subsidiaries are in full compliance with the EIT Law and rules in China, and there have not been any notifications of any instance of non-compliance provided to the Company or the PRC subsidiaries by the relevant authorities.

In addition, the SAT promulgated the Announcement of the SAT on Several Issues Relating to Enterprise Income Tax on Transfer of Assets between Non-resident Enterprises (the “SAT Bulletin 7”) on February 3, 2015, which took effect on the same date. According to the SAT Bulletin 7, where a non-resident enterprise makes indirect transfer of assets such as the equity of a Chinese resident enterprise through arrangements which do not have a reasonable commercial objective, to circumvent enterprise income tax payment obligation, the indirect transfer shall be redefined pursuant to the provisions of Article 47 of the EIT Law as direct transfer of assets. For the purpose of SAT Bulletin 7, direct transfer of taxable assets shall mean assets of organizations and premises in China, immovables in China, equity investments in Chinese resident enterprises etc., which are directly held by a non-resident enterprise and for which the proceeds from transfer shall be subject to enterprise income tax in China, and indirect transfer of taxable assets in China shall mean transfer by a non-resident enterprise of equity and other similar interests of an overseas enterprise which holds taxable assets in China directly or indirectly (excluding Chinese resident enterprises registered overseas), which gives rise to a transaction that has identical or similar substantial results as direct transfer of taxable assets in China, including restructuring of a non-resident enterprise which causes changes in shareholders of an overseas enterprise.

The parties to the transaction of indirect transfer of taxable assets in China and the Chinese resident enterprise whose equity is the subject matter of the indirect transfer may report the transfer to the tax authorities in charge.

Value-added Tax (“VAT”)

Pursuant to the Pilot Scheme for Replacing Business Tax with Value-Added Tax (the “Pilot Scheme”), which was issued jointly by the Ministry of Finance of the PRC (“MOF”) and the SAT on November 16, 2011 and became effective on the same day, the VAT rate of 17% applies to movable property leasing services, the VAT rate of 11% applies to transportation and construction services, and the VAT rate of 6% applies to the other modern services, such as research and technical services, information technology services, cultural and creative services, and logistics support services. As of August 1, 2013, the Pilot Scheme has been implemented nationwide.

Pursuant to the Provisional Regulations on Value-added Tax of the PRC (the “VAT Regulations”), which was promulgated by the State Council on December 13, 1993, and was last amended and became effective on November 19, 2017, and the Implementing Rules of the Provisional Regulations on Value-added Tax of the PRC, which was promulgated by the MOF on December 25, 1993, and was last amended on October 28, 2011, entities or individuals in the PRC engaging in the sale of goods, services, intangible assets or real estate, the provision of processing, repairs and replacement services, and the importation of goods are required to pay VAT. The amount of VAT payable is calculated by subtracting “input VAT” from “output VAT.” Where a taxpayer engages in the sale or importation of goods, provision of processing, repairs and replacement services, or moving property leasing, the VAT rate is 17%, except as otherwise provided in the VAT Regulations.

Pursuant to the Notice of the Ministry of Finance and the State Administration of Taxation on the Adjustment of VAT Rates promulgated by the Ministry of Finance and State Administration of Taxation on April 4, 2018 and took effective on May 1, 2018, the deduction rates of 17% applicable to the taxpayers who have VAT taxable sales activities are adjusted to 16%. Pursuant to the Announcement on Policies for Deepening the VAT Reform promulgated by the Ministry of Finance, State Administration of Taxation, General Administration of Customs on March 20, 2019 and took effect on April 1, 2019, for general VAT payers’ sales activities or imports that are subject to VAT at an existing applicable rate of 16%, the applicable VAT rate is adjusted to 13%.

On December 25, 2024, the SCNPC promulgated the Value-added Tax Law of the PRC (the “VAT Law”), which will become effective on January 1, 2026 and will repeal simultaneously the VAT Regulations. According to the VAT Law, entities and individuals (including individual businesses) engaged in the sale of goods, services, intangible assets and immovables and importation of goods within the territory of the PRC are VAT payers and shall pay VAT. Taxpayers that sell goods are subject to a tax rate of 13% and taxpayers that sell services or intangible assets are subject to a tax rate of 6%. Unless otherwise provided for in this Law, a taxpayer that makes a taxable transaction shall calculate and pay VAT by offsetting input tax against output tax according to the general tax calculation method and calculate the VAT payable. Where VAT is computed and paid under the general tax computation method, the tax amount payable shall be the balance of the output tax for the current period after offsetting against the input tax for the current period.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), the applicable VAT rate of the operating entity is 13%. As of the date of this prospectus, we believe that the Company and the operating entity are in full compliance with the VAT rules and regulations in China, and there have not been any notifications of any instances of non-compliance provided to the Company nor to the operating entity by the relevant authorities.

Employment and Social Welfare

Labor Contracts

Pursuant to the Labor Contract Law of the PRC, which was adopted by the SCNPC on June 29, 2007, was amended on December 28, 2012 and became effective on July 1, 2013, and the Regulations on Implementation of the Labor Contract Law of the PRC, which was promulgated by the State Council and became effective on September 18, 2008, a written labor contract should be concluded to establish a labor relationship. If no written labor contract is concluded as of the date of employment, such contract shall be concluded within one month as of the date of employment. If an employer fails to conclude a written labor contract with an employee for more than one month but less than one year as of the date of employment, the employer shall pay the employee two times his monthly salary. In addition, if an employer fails to conclude a written labor contract with an employee within one year as of the date of employment, the employer shall be deemed to have concluded an open-ended labor contract with the employee.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), the operating entity has signed labor contracts with all of the employees, and there have not been notifications of any instance of non-compliance.

Social Insurance and Housing Provident Fund

According to the Social Insurance Law of the PRC (the “Social Insurance Law”), which was promulgated by the SCNPC on October 28, 2010, and was amended and became effective on December 29, 2018, employees shall participate in the basic endowment insurance, basic medical insurance, unemployment insurance, employment injury insurance and maternity insurance. The basic endowment, medical insurance and unemployment insurance premiums shall be jointly paid by employers and employees. The employment injury insurance and maternity insurance premiums shall be paid by employers rather than employees. An employer shall apply to the local social insurance agency for social insurance registration in accordance with the Social Insurance Law. In addition, an employer shall declare and pay social insurance premiums in full and on time. No postponement, reduction or exemption of payment shall be allowed without any force majeure or other statutory exceptions. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the outstanding social insurance contributions within the deadline and may be liable to pay a late payment fee which equals to 0.05% of the outstanding amount for each day of delay. The employer also may be liable to a fine from one to three times the amount of the outstanding contributions if it fails to make such payments.

According to the Regulations on Management of Housing Provident Fund, which was promulgated by the State Council, and was last amended and became effective on March 24, 2019, an employer needs to pay housing provident funds for its employees. A newly established entity shall register with the relevant housing provident fund management center within 30 days from the date of establishment, and open a housing provident fund account at a designated bank on behalf of its employees within 20 days from the date of registration. When hiring a new employee, an employer shall register with the housing provident fund management center within 30 days from the date of employment, and open a housing provident fund account of such new employee at a designated bank. An employer shall pay the full amount of the housing provident fund on time, and shall not be overdue in the payment or underpay the housing provident fund. The housing provident fund payment by both an employer and an employee shall not be less than 5% of the average monthly salary of the employee in the previous year. If an employer fails to make full payment of housing provident funds for its employees in accordance with relevant laws and regulations, the housing provident fund management center shall order such employer to make the payment within a prescribed time limit. If payment is still not made within the prescribed time limit, an application may be made to the court for compulsory enforcement.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, from January 1, 2020 to December 31, 2024, the operating entity did not pay social insurance contributions and housing provident fund contributions in full for all of the employees. The operating entity may be subject to late contribution fees or fines in relation to the underpaid employee benefits. Although the operating entity has not received any order or notice from the local authorities, nor any claims or complaints from their current and former employees regarding such non-compliance, we cannot assure you that the operating entity will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there will not be any employee complaints regarding social insurance payments or housing provident fund contributions against the operating entity, or that the operating entity will not receive any claims in respect of social insurance payments or housing provident contributions.

Foreign Currency Exchange and Dividend Distributions

Foreign Currency Exchange

According to the Regulations on the Foreign Exchange Control of the PRC (the “Foreign Exchange Administration Regulations”), which was promulgated by the State Council on January 29, 1996, and was last amended on August 5, 2008, payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, can be made in foreign currencies without prior approval from the SAFE. However, prior approval from the SAFE is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans. Under the Foreign Exchange Administration Regulations, if an FIE intends to pay dividends and provides certain evidencing documents (board resolution, tax certificates, etc.), such enterprise may purchase foreign currency without approval of the SAFE. If an FIE intends to engage in trade and services-related foreign exchange transactions and provides relevant commercial documents, such enterprise may purchase foreign currency without approval of the SAFE. An FIE may retain a certain amount of foreign currency, subject to a cap approved by the SAFE, to satisfy its foreign currency liabilities. In addition, foreign exchange transactions involving overseas direct investment, investment in securities, or derivative products must be registered with the governmental authorities in charge of foreign exchange administration, and must be approved or put on record by the other relevant governmental authorities where necessary.

The Circular on Reforming the Administrative Approaches to Settlement of Foreign Exchange Capital of Foreign-invested Enterprises (the “SAFE Circular 19”) was promulgated by the SAFE on March 30, 2015, and became effective on June 1, 2015. In comparison to the Foreign Exchange Administration Regulations, the SAFE Circular 19 provides greater flexibility to an FIE in converting foreign exchange capital in its capital account into Renminbi funds, and allows an FIE to use its converted Renminbi funds to make equity investments in China after performing required procedures. Under the SAFE Circular 19, an FIE may choose to convert any amount of foreign exchange capital in its capital account into Renminbi funds according to its actual business needs. The converted Renminbi funds will be kept in a designated account. If an FIE intends to initiate a new foreign exchange transaction in its capital account, it must provide supporting documents and go through the review process with the bank. An FIE is allowed to use its converted Renminbi funds only within the approved business scope.

On June 9, 2016, the SAFE issued the Circular on Management of Foreign Exchange Settlement under the Capital Account (the “SAFE Circular 16”), which reiterates some of the rules set forth in the SAFE Circular 19. According to the SAFE Circular 16, an enterprise may convert its foreign exchange capital, foreign debt, and funds recovered from overseas listing into Renminbi on a discretionary basis. The converted Renminbi funds may be used to extend loans to related parties or repay inter-company loans (including advances by third parties).

On October 23, 2019, the SAFE issued the Circular of Further Promoting Cross-border Trade and Investment Facilitation (the “SAFE Circular 28”), which expressly allows an FIE, which does not have equity investments in its approved business scope, to use capital obtained from foreign exchange settlement to make equity investments in China as long as the investments are real and in compliance with the foreign investment-related laws and regulations. In addition, the SAFE Circular 28 stipulates that any eligible enterprise in certain pilot areas may use receipts from registered capital, foreign debt and overseas listing, for the purpose of domestic payments, without providing authenticity supporting materials to relevant banks prior to such domestic payments.

On November 19, 2012, the SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment (the “SAFE Circular 59”), which became effective on December 17, 2012 and was amended on October 10, 2018. The SAFE Circular 59 substantially amends and simplifies the foreign exchange procedure. According to the SAFE Circular 59, approval or verification from the SAFE is not required for a foreign investor or an FIE: (i) to open various special purpose foreign exchange accounts, such as pre-investment expenses accounts, foreign exchange capital accounts, asset realization accounts, and guarantee accounts; (ii) to reinvest his lawful income derived in the PRC, such as profits, proceeds of equity transfer, capital reduction, liquidation and early repatriation of investment; or (iii) to remit foreign exchange capital as a result of capital reduction, liquidation, early repatriation or stock transfer. Multiple capital accounts for the same entity may be opened in different provinces.

On July 4, 2014, the SAFE promulgated the Circular of the SAFE on Foreign Exchange Administration of Overseas Investments and Financing and Round-Trip Investments by Domestic Residents via Special Purpose Vehicles (the “SAFE Circular 37”). According to the SAFE Circular 37, a Chinese resident must apply to a local SAFE branch to register foreign exchange before contributing money to an overseas SPV. An overseas SPV refers to an overseas company that is directly incorporated or indirectly controlled by a Chinese resident using its assets or rights and interests for the purpose of investments and financing. Following the initial registration, in the event of any alternation in the basic information, such as shareholders, name and operating duration of any individual Chinese resident, or key information, such as increases or decreases in capital, or equity transfers, swaps, consolidations, or splits, a Chinese resident must register the change in the foreign exchange with a local SAFE branch. In the event that a Chinese shareholder holding interest in an overseas SPV fails to fulfill the required SAFE registration, the SPV’s PRC subsidiaries may be restricted from making profit distributions to the offshore parent and prohibited from carrying out cross-border foreign exchange transactions, and the SPV may be restricted from contributing additional capital to its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under the PRC law for evasion of foreign exchange controls.

On February 13, 2015, the Circular of Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (the “SAFE Circular 13”) was promulgated by the SAFE and took effect on June 1, 2015. The SAFE Circular 13 cancels registration and verification of foreign exchange under direct investment. Chinese and overseas investment entities can go directly to banks for registration for foreign exchange under domestic or overseas direct investment. The SAFE Circular 13 simplifies procedures for some direct investment-related foreign exchange transactions, and cancels annual check of foreign exchange for direct investment and replaces it with registration for accumulated equity in domestic and overseas direct investment.

Pursuant to the Circular 37, a PRC resident shall register with a local SAFE branch before he or she contributes assets or equity interests in an overseas SPV, that is directly established or controlled by the PRC resident for the purpose of conducting overseas investment or financing. Failure to comply with the SAFE registration requirements could result in penalties for evasion of foreign exchange controls. The Circular No. 13 provides that banks can directly handle the initial foreign exchange registration and amendment registration under the Circular 37.

According to our PRC legal counsel, AllBright Law Offices (Fuzhou), as of the date of this prospectus, the PRC resident shareholders have completed foreign exchange registration under the SAFE Circular 37 and other related regulations.

Dividend Distributions

If our Company determine to pay dividends on any of our Ordinary Shares in the future, as a holding company incorporated in the Cayman Islands, our Company will be dependent on receipt of funds from the WFOE. The WFOE in turn will be dependent on receipt of funds from the operating entity.

The WFOE is a wholly foreign-owned enterprise under the PRC law. The regulations governing the distribution of dividends paid by the WFOE include Corporate Law (1993) as lastly amended in 2009, the Foreign Investment Law and its implementing Regulations, and the Enterprise Income Tax Law (2007) as lastly amended in 2018 and its implementation Regulations (2007) as lastly amended in 2019.

Current PRC regulations permit the operating entity to pay dividends to the WFOE only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other purposes, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, our Company may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If our Company or our subsidiaries are unable to receive all of the revenue from our operations, our Company may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. The WFOE is considered a resident enterprise for PRC tax purposes, any dividends that the operating entity pays to the WFOE may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for our Company to pay dividends to our shareholders, our Company will rely on payments made from the operating entity to the WFOE, and the distribution of such payments to our Company. According to the PRC Enterprise Income Tax Law, such payments from the operating entity to the WFOE are subject to the PRC enterprise income tax at a rate of 25%.

MANAGEMENT

Directors and Executive Officers

The following individuals are members of the board of directors and executive management of our Company as of the date of this prospectus.

Name	Age	Position(s)
Guanzhao Lin	53	Chief Executive Officer, Chairman of the Board of Directors
Jinshui Ying	61	Chief Financial Officer
Jifeng Huang	52	Director
*Jindan Lin	40	Independent Director Nominee
*Shuo Chen	30	Independent Director Nominee
*Yuan Yuan	48	Independent Director Nominee

*	This individual has indicated his or her assent to occupy such position immediately prior to the effectiveness of our registration statement, of which this prospectus is a part.

The following is a brief biography of each of our executive officers and directors or director nominees:

Mr. Guanzhao Lin has served as our Chief Executive Officer and Chairman of the Board of Directors since September 2022. Since September 2014, he has also served as the general manager of our Company’s operating entity. From April 2003 to June 2010, he was the chief executive officer of 2W Products, Corp. From April 2001 to January 2005, he was the chief executive officer of 2Win, Inc. He studied business management at LaGuardia Community College from 1997 to 2000.

Mr. Jinshui Ying has served as our Chief Financial Officer since September 2022. Since August 2022, he has also served as the financial director at our Company’s operating entity. From September 2019 to July 2022, he was an accountant at Fuzhou Zeshixin Education Technology Co., Ltd. From August 2016 to August 2019, he was an accountant at Fujian Tangli Zongheng Technology Development Co., Ltd. From January 2014 to July 2016, he was an accountant at Xiamen Oumai Home Furnishing Co., Ltd. From January 2009 to December 2013, he was an accountant at Fujian Jinshan Avenue Biotechnology Co., Ltd. From January 2003 to December 2008, he was an accountant at Fujian Nanping Sanhong Cable Co., Ltd. From September 1982 to December 2002, he was an accountant at Taqian Supply and Marketing Cooperative, Nanping City, Fujian Province. He studied Finance and Accounting at Fujian Economic School from September 1980 to August 1982.

Ms. Jifeng Huang has served as our director since September 2022. From January 2021 to August 2022, she served as the deputy general manager of Wenzhou Desheng Medical Beauty Clinic Co., Ltd. From 1995 to 2019, she was the sales manager at Yueqing Zhangkang Sanitary Ware Co., Ltd.

Ms. Jindan Lin will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Since January 2024, she has served as a senior financial analyst at McKesson. From May 2022 to December 2023, she served as a senior financial analyst of AmerisourceBergen. From November 2015 to April 2022, she served as an accountant of AmerisourceBergen. She received her bachelor’s degree in Accounting from Oklahoma State University in 2013.

Mr. Shuo Chen will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Since January 2024, he has served as a counsel at the Law Office of Heng A. Chen PLLC. From May 2021 to December 2023, he served as an associate lawyer with Ortoli Rosenstadt LLP. From November 2020 to May 2021, he served as a public services fellow at MTA Construction and Development Company. He studied law at Boston University College of Law from September 2017 to May 2020 where he obtained his Juris Doctor degree. He studied biology at Cornell University from August 2013 to May 2017 and obtained his Bachelor of Science degree from that university.

Ms. Yuan Yuan will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Since December 2024 and from August 2002 to October 2007, Ms. Yuan has served as a staff accountant of the Department of Interior of the U.S federal government. From September 2001 to July 2002, Ms. Yuan served as an auditor of PricewaterhouseCoopers. From June 2000 to May 2001, Ms. Yuan served as a staff finance accountant of Quest Company. Ms. Yuan received her bachelor’s degree in accounting and finance from the University of Colorado Denver in May 2001.

For additional information, see “Description of Share Capital—Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon the declaration of effectiveness of the registration statement of which this prospectus forms a part, three of whom shall be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to our Company, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

•	appointing officers and determining the term of office of the officers;

•	convening shareholders' annual general meetings and reporting its work to shareholders at such meeting; and

•	declaring dividends and distributions.

Terms of Directors and Executive Officers

All of our executive officers are appointed by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meeting of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association as may be amended from time to time.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Interested Transactions

A director may, subject to any separate requirement for audit committee approval under applicable law, the amended and restated memorandum and articles of association or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Employment Agreements and Indemnification Agreements

Our Company will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, our Company agreed to employ each of our executive officers for one year, unless terminated earlier pursuant to the terms of such employment agreements. Upon expiration of the one-year term, the employment shall be automatically extended for successive one-year terms unless either party gives the other party a one-month prior written notice to terminate the employment. Our Company may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a proper prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our Company expects the employment agreements to result in an increase in the annual compensation expense paid to the executive officers in the amount of approximately RMB600,000 ($85,038)  after our listing. Such increase is not expected to have a material adverse effect on our financial condition or results of operation.

Our Company will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, our Company agrees to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2024, our Company and our PRC subsidiaries paid an aggregate of RMB161,600 ($22,707) as compensation to our executive officers. Our Company and our PRC subsidiaries have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits.

Insider Participation Concerning Executive Compensation

Our board of directors, which comprises of five directors, has been making all determinations regarding executive officer compensation from the inception of the Company. When established, our Compensation Committee will determine regarding executive officer compensation.

Committees of the Board of Directors

Our Company will establish three committees under the board of directors prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our Company will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Yuan Yuan, Shuo Chen, and Jindan Lin. Yuan Yuan will be the chairperson of our audit committee. We have determined that Yuan Yuan, Shuo Chen, and Jindan Lin will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Yuan Yuan qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Yuan Yuan, Shuo Chen, and Jindan Lin. Jindan Lin will be the chairperson of our compensation committee. We have determined that Yuan Yuan, Shuo Chen, and Jindan Lin will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Yuan Yuan, Shuo Chen, and Jindan Lin. Shuo Chen will be the chairperson of our nominating and corporate governance committee. Yuan Yuan, Shuo Chen, and Jindan Lin satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics that will be applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares (individually and as a group); and

●	each person known to our Company to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to the completion of this offering is based on 12,000,000 Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes 14,000,000 Ordinary Shares outstanding immediately after the completion of this offering, assuming no exercise of the Underwriter’s over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, our Company has eight shareholders of record, none of whom are located in the United States. Our Company will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to the Completion of this Offering		Ordinary Shares Beneficially Owned After this Offering (over-allotment option not exercised)
	Number	Percent	Number	Percent
Directors and Executive Officers (1):
Guanzhao Lin(2)	6,240,000	52%	6,240,000	44.57%
Jinshui Ying	—	—	—	—
Jifeng Huang(3)	2,160,000	18%	2,160,000	15.43%
Jindan Lin	—	—	—	—
Shuo Chen	—	—	—	—
Yuan Yuan	—	—	—	—
All directors and executive officers as a group (six individuals):	8,400,000	70%	8,400,000	60%

5% Shareholders(4):
ST Investment Group Limited(2)	6,240,000	52%	6,240,000	44.57%
LinFeng Investment Limited(3)	2,160,000	18%	2,160,000	15.43%
LIUJING Investment Limited(5)	780,000	6.5%	780,000	5.57%
SXD Investment Consulting Limited(6)	720,000	6%	720,000	5.14%
ZTCHEN Investment Limited(7)	660,000	5.5%	660,000	4.71%
CMX Investment Group Limited(8)	600,000	5%	600,000	4.29%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is No.1 Pengda Road, Hunan Town, Changle District, Fuzhou City, Fujian Province, China 350212.

(2)	Represents 6,240,000 Ordinary Shares held by ST Investment Group Limited, a BVI company, which is 100% owned by Guanzhao Lin.

(3)	Represents 2,160,000 Ordinary Shares held by LinFeng Investment Limited, a BVI company, which is 100% owned by Jifeng Huang.

(4)	Unless otherwise indicated, the registered address of each of the 5% shareholders is 2/F, Palm Grove House, P.O. Box 3340 Road Town, Tortola, British Virgin Islands.

(5)	Represents 780,000 Ordinary Shares held by LIUJING Investment Limited, a BVI company, which is 100% owned by Jing Liu.

(6)	Represents 720,000 Ordinary Shares held by SXD Investment Consulting Limited, a BVI company, which is 100% owned by Xuedong Sun.

(7)	Represents 660,000 Ordinary Shares held by ZTCHEN Investment Limited, a BVI company, which is 100% owned by Zhangtao Cheng, a Hong Kong resident.

(8)	Represents 600,000 Ordinary Shares held by CMX Investment Group Limited, a BVI company, which is 100% owned by Mingxin Chen.

On July 31, 2022, LinFeng, the owner of 100% equity interests in LinFeng Investment Limited, transferred all of such interests to Huang Jifeng, who became the owner of 100% equity interests in LinFeng Investment Limited, which owned 5% of the Ordinary Shares of the Company. On July 31, 2022, LinFeng Investment Limited purchased 3,250 Ordinary Shares of the Company from Chenji Investment Group Limited and 3,250 Ordinary Shares of the Company from Super Wise International Holdings Limited, thereby increasing LinFeng Investment Limited’s ownership percentage of the Company from 5% to 18%. None of the Company’s major shareholders will have any different or special voting rights with respect to their Ordinary Shares.

As of the date of this prospectus, none of our outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us
Guanzhao Lin	Chief Executive Officer, and Chairman of the Board of Directors
Fujian Blue-Touch Products Inc.

an enterprise in which interests in the voting power are owned by close members of Guanzhao Lin’s family, consisting of (1) Guanlu Lin, who owns approximately 60.00% shares of Fujian Blue-Touch Products Inc., and (2) Guanjia Lin, who owns approximately 40.00% shares of Fujian Blue-Touch Products Inc.

Transactions with Guanzhao Lin

The operating entity has previously partially financed its operations through the loans borrowed from Guanzhao Lin, which were interest free, unsecured and repayable on demand. As of December 31, 2021, the Company had the total outstanding principal amount of $46,976 due to Guanzhao Lin.

During the fiscal year ended December 31, 2022, the Company obtained interest-free loans of $518,996 from Guanzhao Lin to cover costs related to this offering and repaid $565,582 to Guanzhao Lin. As of December 31, 2022, the Company had the total outstanding principal amount of $527 due to Guanzhao Lin, after considering an exchange rate fluctuation of $(2,863).

During the year ended December 31, 2023, the Company obtained interest-free loans in the aggregate amount of $584,841 from Guanzhao Lin to cover costs related to this offering. As of December 31, 2023, the Company repaid in full the outstanding amount due to Guanzhao Lin and had no outstanding principal amount due to Guanzhao Lin.

During the fiscal year ended December 31, 2024, the Company obtained interest-free loans in the aggregate amount of $372,607 from Mr. Guanzhao Lin to cover costs related to this offering and repaid in full the outstanding amount due to Mr Guanzhao Lin. As of December 31, 2024, the Company had no outstanding principal amount due to Mr. Guanzhao Lin.

As of the date of this prospectus, the Company had no outstanding principal amount due to Mr. Guanzhao Lin.

On August 4, 2021, the operating entity entered into a credit agreement with Mercedes-Benz Automobile Finance Co., Ltd., pursuant to which the operating entity borrowed RMB205,660 ($32,257) at an annual interest rate of 7.99%. Mr. Guanzhao Lin is a guarantor for the loan. The maturity date of such loan is August 10, 2026. As of December 31, 2022, the outstanding principal loan amount was $22,319. During the year ended December 31, 2023, the Company fully repaid the outstanding principal amount in advance and as of December 31, 2023, the outstanding principal loan amount was $0.

Transactions with Fujian Blue-Touch Products Inc.

The operating entity’s principal executive office and warehouse are leased from Fujian Blue-Touch Products Inc., under one lease agreement. Under such lease agreement, the combined monthly rent for the principal executive office and warehouse is RMB19,600 and the lease term is from January 1, 2019 to December 31, 2025.

The operating entity’s cosmetics production process testing and inspection facility is also leased from Fujian Blue-Touch Products Inc. Under the lease agreement, the lease term is from January 1, 2021 to December 31, 2025 and the monthly rent is RMB5,000. The lessor granted a waiver of eight months’ rent and started collecting monthly rent from the operating entity on September 1, 2021. The rent was waived for a period when the facility was refurbished and the equipment was installed and we believe that such rent waiver is consistent with the real estate customary practice in China.

Under the lease agreement of the office and warehouse with Fujian Blue-Touch Products Inc., the operating entity paid a deposit in the amount of RMB39,200 ($5,425) for the leased premises to Fujian Blue-Touch Products Inc., after signing the agreement. As of the fiscal years ended December 31, 2024, 2023, and 2022, the operating entity had $5,453, $5,535 and $5,629, respectively, due from Fujian Blue-Touch Products Inc., after considering the exchange rate fluctuation of $(82), $(94) and $(519), respectively. As of the date of this prospectus, no new transactions have been made between the operating entity and Fujian Blue-Touch Products Inc., and there has been no change in the balance since December 31, 2024.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Our Company was incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, or the “Cayman Companies Act,” on September 27, 2021. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio target company.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. Our Company may not issue shares or warrants to bearer.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 100,000,000 Ordinary Shares of a par value US$0.0005 each. As of the date of this prospectus, there are 12,000,000 Ordinary Shares issued and outstanding. Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 14,000,000 Ordinary Shares issued and outstanding held by at least 300 unrestricted round lot shareholders and beneficial owners which is the minimum requirement by the Nasdaq Capital Market, assuming no exercise of the Underwriter’s over-allotment option. Shares sold in this offering will be delivered against payment from the Underwriter upon the closing of the offering in New York, New York, on or about [●], 2025.

Listing

Our Company will apply to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “BBCH.” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Transfer Agent

The transfer agent for the Ordinary Shares is Transhare Corporation.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to our Company the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

Our Company has a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to our Company by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time, the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

Our Company may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by our Company due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to our Company all monies which at the date of forfeiture were payable by him to our Company in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when our Company receives payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, our Company may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

Our Company may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the articles and provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies).

General Meetings

As a Cayman Islands exempted company, our Company is not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, our Company may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. If the meeting is to be held in two or more places, or any meeting at which electronic communication facilities will be utilized (including any virtual meeting), the notice shall specify the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such electronic communication facilities for the purposes of attending and participating in such meeting. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

Our Company may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, our Company is required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving our Company notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the applicable rules of the Nasdaq Capital Market and disqualification by the chairman of the relevant board of directors' meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

For the purposes of the preceding paragraph: (a) a general notice that a director gives to the other directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and (b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If our Company is wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, our Company must keep a register of members and there should be entered therein:

●

the names and addresses of our shareholders, and, a statement of the shares held by each shareholder, which:

(i) distinguish each share by its number (so long as the share has a number);

(ii) confirms the amount paid, or agreed to be considered as paid, on the shares of each shareholder;

(iii) confirms the number and category of shares held by each member, and

(iv) confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by our Company to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our Company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to our Company and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person's own fraud or dishonesty or against the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of the votes by shareholders who being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles association.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our amended and restated articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a "consolidation" and a "merger". In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Cayman Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the shareholders of such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

•   the shareholders have been fairly represented at the meeting in question;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a "fraud on the minority".

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•       a company acts or proposes to act illegally or ultra vires;

•       the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•       those who control the company are perpetrating a "fraud on the minority".

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company's memorandum and articles of association.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, and the directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•         the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•         the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•         the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test. Although it is presently anticipated that the Substance Act will have little material impact on us and our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on our Company on and our operations.

History of Share Capital

Our Company was incorporated in the Cayman Islands as an exempted company with limited liability on September 27, 2021. Our Company has issued the following Ordinary Shares to certain founding shareholders.

Purchaser	Date of Issuance	Number of Ordinary Shares
ST Investment Group Limited	9-27-2021	26,000
ChenJi Investment Group Limited	9-27-2021	3,250
LIUJING Investment Limited	9-27-2021	3,250
Super Wise International Holdings Limited	9-27-2021	3,250
SXD Investment Consulting Limited	9-27-2021	3,000
ZTCHEN Investment Limited	9-27-2021	2,750
CMX Investment Group Limited	9-27-2021	2,500
LinFeng Investment Limited	9-27-2021	2,500
YWF Investment Limited	9-27-2021	2,000
LJC International Investment Limited	9-27-2021	1,500

Since incorporation, there have been changes in the ownership of our Ordinary Shares. See “Principal Shareholders.” On September 6, 2022, our Company effected a 240-for-1 stock split, as a result of which the aggregated number of outstanding Ordinary Shares changed from 50,000 to 12,000,000. The number of outstanding Ordinary Shares in the table above does not reflect the effect of such stock split.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, our Company will have outstanding Ordinary Shares held by public shareholders representing approximately 14.29% of our Ordinary Shares, assuming no exercise of the Underwriter’s over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

See “Underwriting—Lock-Up Agreements.”

Rule 144

All of our Ordinary Shares outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from our Company or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 140,000 shares immediately after this offering, assuming no exercise of the Underwriter’s over-allotment option; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from our Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then amended on February 24, 2017 and December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008 and was amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Circular 82, which provides guidance on the determination of the tax residence status of a PRC-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Yuan does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a PRC-controlled offshore incorporated enterprise within the meaning of SAT Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Circular 82 to evaluate the tax residence status of CN Energy and its subsidiaries organized outside of China.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Yuan, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Yuan and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear, however, whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises. See “Risk Factors—Risks Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Provided that Yuan is not deemed to be a PRC resident enterprise, holders of our Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Bulletin 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7, or to establish that we should not be taxed under this Bulletin. See “Risk Factors—Risks Relating to Doing Business in China—We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporate tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares.

If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We will enter into an underwriting agreement with AC Sunshine Securities LLC, or the representative, to act as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our ordinary shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
AC Sunshine Securities LLC	2,000,000
Total	2,000,000

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus if any such ordinary shares are taken.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters an option to purchase up to 15% of the aggregate number of Ordinary Shares sold in this offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering.

Discounts and Expenses

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share, assuming an initial public offering price of $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Share	Total Without Over-Allotment Option
Initial public offering price (1)	$5.00	$10,000,000
Underwriting discounts to be paid by us(2)	$0.35	$700,000
Proceeds to us, before expenses	$4.65	$9,300,000

(1)	Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)	We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the offering.

We have agreed to reimburse the representative up to a maximum of $200,000 for out-of-pocket accountable expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expense of its legal counsel, road show and background checks on our principals), provided that any expense over $5,000 shall require prior approval of the Company. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Additionally, we have agreed to reimburse the representative 1% of the actual amount of the offering as non-accountable expense allowance of the offering at the closing of this offering.

Indemnification

We will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our officers, directors and shareholders of at least 5% of our securities (including warrants, options, convertible securities, and Ordinary Shares) have agreed, subject to certain exceptions, to a six-month lock-up period from the effective date of this registration statement, with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. This means that, for a period of six (6) months following the effective date of this registration statement, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative or as otherwise agreed.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We intend to apply to list our ordinary shares on the Nasdaq Capital Market under the symbol “BBCH”. We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of ordinary shares to selling group members for sale to their online brokerage account holders. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there has been no public market for our ordinary shares. The initial public offering price for our ordinary shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our ordinary shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the ordinary shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

Stamp Taxes

If you purchase ordinary shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our ordinary shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our ordinary shares. As applicable, the underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments (as applicable) occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option (as applicable) described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or delaying a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the described above may have on the prices of our ordinary shares. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and the non-accountable expense allowance payable to the underwriter, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,830
Nasdaq Capital Market Listing Fee	$10,000
FINRA Filing Fee	$3,425
Legal Fees and Expenses	$637,455
Accounting Fees and Expenses	$780,000
Reimbursement expense for the underwriter	$200,000
Printing and Engraving Expenses	$60,000
Transfer Agent Expenses	$3,000
Miscellaneous Expenses	$280,000
Total Expenses	$1,975,710

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Certain legal matters as to United States federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. Legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Fuzhou). Our Underwriter, AC Sunshine Securities LLC, is represented by iTKG Law LLC with respect to certain legal matters of U.S. federal securities and New York State law. Legal matters as to PRC law will be passed upon for the Underwriter by BEIJING YINGKE LAW FIRM FUZHOU OFFICE. iTKG Law LLC may rely upon BEIJING YINGKE LAW FIRM FUZHOU OFFICE with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the year ended December 31, 2024, included in this prospectus have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of HTL International, LLC is located at 12 Greenway Plaza Suite 1100, Houston, TX 77046.  The consolidated financial statements for the year ended December 31, 2023, included in this prospectus have been so included in reliance on the report of TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of TPS Thayer, LLC is located at 1600 Hwy. 6, Suite 100, Sugar Land, TX 77478.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective January 20, 2025, TPS Thayer, LLC (“TPS”), our then independent registered public accounting firm, was dismissed by us. On January 20, 2025, we engaged HTL International, LLC (“HTL”) to serve as our independent registered public accounting firm, to audit our consolidated financial statements for the year ended December 31, 2024.

TPS’s reports on our consolidated financial statements for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our fiscal year ended December 31, 2023 and through January 20, 2025, there have been no disagreements with TPS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to TPS’s satisfaction, would have caused TPS to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

For our fiscal year ended December 31, 2023 and the subsequent period through January 20, 2025, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F.

We provided TPS with a copy of the above disclosure and requested that TPS furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of TPS’s letter is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

During our fiscal year ended December 31, 2023 and the subsequent period through January 20, 2025, neither our Company nor anyone acting on our behalf consulted HTL with respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to such registration statement and its exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INDEX TO FINANCIAL STATEMENTS

BLUE-TOUCH HOLDINGS GROUP CO., LTD AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Blue-Touch Holdings Group Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Blue-Touch Holdings Group Co., Ltd and subsidiaries (“the Company”), as of December 31, 2024, and the related consolidated statements of operations and other comprehensive income, changes in shareholders’ equity and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the consolidated results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provided a reasonable basis for our opinion.

 /s/ HTL International LLC

We have served as the Company's auditor since 2025

Houston, Texas

April 4, 2025, except for the effect of revisions of previously issued financial statements as described in Note 2, and updated Note 10 and Note 16 as to which the date is April 17, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Blue-Touch Holdings Group Co., Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Blue-Touch Holdings Group Co., Ltd. and its subsidiaries (collectively, the “Company”) as of December 31, 2023, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flow for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and the consolidated results of its operations and its consolidated cash flow for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TPS Thayer, LLC

We have served as the Company’s auditor since 2022

Sugar Land, TX

March 22, 2024, except for the effect of revisions of previously issued financial statements as described in Note 2, and updated Note 10 and Note 16 as to which the date is April 17, 2025

 Blue-Touch Holdings Group Co., Ltd

Consolidated Balance Sheets

As of December 31, 2024 and 2023

(Amounts in US$, except for number of shares)

	2024	2023
ASSETS
Current assets
Cash	$3,655,208	$3,220,488
Accounts receivable	3,824,361	2,728,771
Amounts due from related parties	5,453	5,535
Inventories	550,373	526,479
Other current assets	1,489	1,293
Total current assets	8,036,884	6,482,566
Non-current assets
Property and equipment, net	392,156	474,626
Intangible assets, net	66,505	78,906
Operating lease right-of-use assets, net	38,230	74,544
Deferred offering costs	1,634,684	1,217,806
Total non-current assets	2,131,575	1,845,882
TOTAL ASSETS	$10,168,459	$8,328,448

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$267,782	$190,062
Taxes payable	699,551	504,928
Accrued expenses and other current liabilities	198,004	180,534
Operating lease liabilities - current	39,343	36,873
Total current liabilities	1,204,680	912,397
Non-current liabilities
Operating lease liabilities - non current	-	39,930
Total non-current liabilities	-	39,930
TOTAL LIABILITIES	1,204,680	952,327

Commitments and contingencies		-

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0005 par value, 100,000,000 shares authorized; 12,000,000 shares issued and outstanding as of December 31, 2024 and 2023	6,000	6,000
Subscription receivable	(6,000)	(6,000)
Additional paid-in capital	7,700,908	7,700,908
Statutory reserve	302,056	132,919
Retained earnings	1,553,221	9,838
Accumulated other comprehensive loss	(592,406)	(467,544)
TOTAL SHAREHOLDERS’ EQUITY	8,963,779	7,376,121
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,168,459	$8,328,448

The accompanying notes are an integral part of these consolidated financial statements.

Blue-Touch Holdings Group Co., Ltd

Consolidated Statements of Operations and Other Comprehensive Income

For the Years Ended December 31, 2024 and 2023

(Amounts in US$, except for number of shares)

	2024	2023
Revenues	$11,598,611	$9,656,105
Cost of revenues	6,872,100	5,727,401
Gross profit	4,726,511	3,928,704
Operating expenses
Sales and marketing expenses	1,298,782	1,093,808
General and administrative expenses	584,755	577,816
Research and development expenses	593,510	498,601
Total operating expenses	2,477,047	2,170,225
Income from operations	2,249,464	1,758,479
Other income/ (expense)
Interest income	6,765	6,441
Interest expense	-	(1,379)
Gain on disposal of property and equipment	-	9,900
Foreign currency exchange gain	21,216	25,166
Others, net	(950)	(844)
Total other income	27,031	39,284
Income before income taxes	2,276,495	1,797,763
Income tax expense	(563,975)	(443,422)
Net income	$1,712,520	$1,354,341
Other comprehensive loss
Foreign currency translation adjustment, net of nil tax	(124,862)	(107,129)
Total comprehensive income	$1,587,658	$1,247,212

Net earnings per ordinary share - basic and diluted	$0.1427	$0.1129
Weighted average number of ordinary shares outstanding—basic and diluted	12,000,000	12,000,000

The accompanying notes are an integral part of these consolidated financial statements.

Blue-Touch Holdings Group Co., Ltd

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2024 and 2023

(Amounts in US$, except for number of shares)

				Additional		(Accumulated deficit)	Accumulated other
	Number of	Ordinary	Subscription	paid-in	Statutory	Retained	comprehensive
	Shares	shares	receivable	capital	reserve	earnings	income (loss)	Total
Balance as of December 31, 2022	12,000,000	$6,000	$(6,000)	$7,700,908	$-	$(1,211,584)	$(360,415)	$6,128,909
Net income	-	-	-	-	-	1,354,341	-	1,354,341
Appropriation to statutory reserve	-	-	-	-	132,919	(132,919)	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	(107,129)	(107,129)
Balance as of December 31, 2023	12,000,000	$6,000	$(6,000)	$7,700,908	$132,919	$9,838	$(467,544)	$7,376,121
Net income	-	-	-	-	-	1,712,520	-	1,712,520
Appropriation to statutory reserve	-	-	-	-	169,137	(169,137)	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	(124,862)	(124,862)
Balance as of December 31, 2024	12,000,000	6,000	$(6,000)	$7,700,908	$302,056	$1,553,221	$(592,406)	$8,963,779

The accompanying notes are an integral part of these consolidated financial statements.

Blue-Touch Holdings Group Co., Ltd

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2024 and 2023

(Amounts in US$, except for number of shares)

	2024	2023
Cashflows from operating activities：
Net income	$1,712,520	$1,354,341
Adjustments to reconcile net income to net cash
Foreign currency exchange loss	(21,216)	(25,166)
Depreciation of property and equipment	76,868	89,904
Amortization of intangible asset	11,354	11,452
Amortization of operating lease right-of-use assets	35,573	33,047
Gain on disposal of property and equipment	-	(9,900)
Changes in operating assets and liabilities
Accounts receivable	(1,147,157)	(35,558)
Inventory	(31,954)	31,900
Other current assets	(218)	24
Account payable	81,326	(144,614)
Taxes payable	204,084	247,754
Accrued expenses and other current liabilities	20,328	86,722
Operating lease liabilities	(36,697)	(34,181)
Cashflows provided by operating activities	904,811	1,605,725
Cashflows from investing Activities:
Purchase of property and equipment	(618)	-
Disposal proceeds of property and equipment	-	13,889
Cashflows (used in) provided by investing activities	(618)	13,889
Cashflows from financing Activities
Payment of offering costs	(417,261)	(554,073)
Proceeds from related parties loans	372,607	584,841
Repayments to related parties loans	(372,607)	(585,360)
Repayment of long-term debts	-	(22,031)
Cashflows used in financing activities	(417,261)	(576,623)
Effects of currency translation	(52,212)	(40,953)
Net increase in cash	434,720	1,002,038
Cash at beginning of period	3,220,488	2,218,450
Cash at end of period	$3,655,208	$3,220,488

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$1,379
Income tax paid	$410,013	$197,106

The accompanying notes are an integral part of these consolidated financial statements.

Blue-Touch Holdings Group Co., Ltd

Notes to the Consolidated Financial Statements

As of December 31, 2024 and 2023, and for the Years Ended December 31, 2024 and 2023

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Blue-Touch Holdings Group Co., Ltd (“Blue-Touch”) was incorporated as an exempted holding company under the laws of the Cayman Islands on September 27, 2021. Blue-Touch does not conduct any substantive operations on its own, but instead conducts its business operations through its a wholly-owned subsidiary in PRC and the subsidiary of it. Blue-Touch and its subsidiaries are hereinafter collectively referred to as “the Company.” Blue-Touch and its subsidiaries are principally engaged in designing, developing, and selling baby skincare products and toiletries as well as household cleaning products under the brand “Blue-Touch” in the PRC. As described below, Blue-Touch, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

A Reorganization of the Company’s legal structure was completed on January 10, 2022. The Reorganization involved (i) the incorporation of Blue-Touch in the Cayman Islands as a holding company; (ii) the establishment of Fujian Blue-Touch Holdings Group Co., Ltd. (the “WFOE”) as a wholly-owned subsidiary in the PRC; (iii) Fujian Blue-Touch Technology Co., Ltd. (the operating entity) was incorporated on September 24, 2014 and on January 10, 2022, the WFOE entered into securities purchase agreements with the operating entity’s then shareholders. Accordingly, the WFOE acquired all of the shares of the operating entity, and the operating entity became a wholly-owned subsidiary of the WFOE.

Currently, Blue-Touch holds 100% equity interests in the PRC subsidiaries, and the Company does not use a variable interest entity structure. The following diagram illustrates the Company’s corporate structure as of the date of this report.

Blue-Touch is a holding company and had not commenced operations until the Reorganization was complete. At the Reorganization, Blue-Touch issued 50,000 ordinary shares with par value of $1 to exchange for the ownership in the operating entity from the former shareholders to the WFOE.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control, and thus, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and, in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Blue-Touch’s major consolidated subsidiaries:

Name	Date of Organization	Place of Organization	% of Ownership
Fujian Blue-Touch Holdings Group Co., Ltd.	December 20, 2021	PRC	100%
Fujian Blue-Touch Technology Co., Ltd.	September 24, 2014	PRC	100%

The WFOE, currently with no business operations, was incorporated as a limited company under the laws of the PRC on December 20, 2021 and is a holding company of 100% of the equity interests in the operating entity.

The operating entity was incorporated as a limited company under the laws of the PRC on September 24, 2014. The operating entity is principally engaged in the designing, developing, and selling of baby skincare products and toiletries as well as household cleaning products under the brand “Blue-Touch” in the PRC.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of Blue-Touch and its subsidiaries, for which the Company is the ultimate primary beneficiary.

Subsidiaries are those entities in which Blue-Touch, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

All significant transactions and balances among Blue-Touch and its subsidiaries have been eliminated upon consolidation.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, deferred offering costs, and other receivables, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets and provision necessary for contingent liabilities. Actual results could differ from those estimates.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expenses as incurred. Depreciation is provided on the straight-line method based on the estimated useful lives of the assets, as follows:

Useful Lives
Office Furniture and Fixtures	5 Years
Electronic Equipment	3 Years
Motor Vehicles	4 Years
Research and Development Equipment	10 Years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible assets, net

Intangible asset consists of patent, which is initially recorded at cost value and amortized on a straight-line basis over the estimated economic useful life of ten years. The Company reviews the carrying values of intangible assets whenever events and circumstances, such as a significant decline in the asset’s market value, obsolescence or physical damage affecting the asset during monthly count or receipt quality check, significant adverse changes in the assets use, deterioration in the expected level of the assets performance, cash flows for maintaining the asset are higher than forecast, indicate that the net book value of an asset may not be recovered through expected future cash flows from its use and eventual disposition. If any circumstance above happens, then management would evaluate if the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Leases

Leases are classified at each lease commencement date as either a finance lease or an operating lease. A lease is a finance lease if it meets any of the following criteria: (a) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term, (b) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (c) the lease term is for the major part of the remaining economic life of the underlying asset, (d) the present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset or (e) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. When none of the criteria is fulfilled, the lease shall be classified as an operating lease.

For the lessee, a lease is recognized as a right-of-use asset with a corresponding liability at the lease commencement date. The lease liability is calculated at the present value of the lease payments not yet paid by using the lease term and discount rate determined at the lease commencement. The right-of-use asset is calculated as the lease liability, increased by any initial direct costs and prepaid lease payments, reduced by any lease incentives received before the lease commencement. The right-of-use asset itself is amortized on a straight-line basis, unless another systematic method better reflects how the underlying asset will be used by and benefits the lessee over the lease term.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The amendments in this ASU require an entity to recognize a right-of-use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. The Company adopted ASC 842, effective as of the beginning of the first period presented, on January 1, 2020, by using a modified retrospective transition approach in the accompanying financial statements of the Company. The adoption of this standard had an immaterial impact on the Company’s financial position, with no material impact on the results of operations and cash flows.

The Company’s accounting policy is to recognize lease payments as rental expense for short-term leases less than 12 months. During the years ended December 31, 2024 and 2023, the Company did not enter into any short-term leases and the Company recognized no rental expenses for short-term leases.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-99-1 and SEC Staff Accounting Bulletin (“SAB” Topic 5A -“Expenses of Offering”). Deferred offering costs consist of underwriting, legal, audit and accounting, and other costs incurred through the balance sheet date that are directly related to the Company’s proposed initial public offering. Deferred offering costs will be charged to shareholders’ equity upon the completion of the proposed initial public offering. Should the proposed initial public offering be unsuccessful, these deferred costs, as well as additional costs to be incurred, will be charged to operations. As of December 31, 2024 and 2023, the Company capitalized $1,634,684 and $1,217,806 of deferred offering costs, respectively. Such costs will be deferred until the closing of the proposed initial public offering, at which time the deferred costs will be offset against the offering proceeds.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Long-lived assets with carrying values that are not expected to be recovered through future cash flows are written down to their estimated fair values. The carrying value of a long-lived asset is deemed to be not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the asset’s carrying value exceeds the sum of its undiscounted cash flows, a non-cash asset impairment charge equal to the excess of the asset’s carrying value over its estimated fair value is recorded. Fair value is defined as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. We measure fair value using market price indicators or, in the absence of such data, appropriate valuation technique.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 –	Quoted prices in active markets for identical assets and liabilities.

Level 2 –	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 –	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, amounts due from related parties, other current assets, accounts payable, amounts due to related parties, and accrued expenses and other current liabilities to approximate the fair value of the respective assets and liabilities as of December 31, 2024 and 2023 owing to their short-term or immediate nature.

Revenue Recognition

The Company adopted Accounting Standards Codification No. 606, Revenue from Contracts with Customers (ASC 606) beginning January 1, 2018 and elected to adopt ASC 606 under the modified retrospective method. This guidance was applied retrospectively to the most current period presented in the Company’s consolidated financial statements. The adoption of ASC 606 did not have a material impact on the consolidated financial statements of the Company.

The following five steps are applied to achieve that core principle by us in determination of revenue recognition:

•	Step 1: Identify the contract(s) with the customer;

•	Step 2: Identify the performance obligations in the contract;

•	Step 3: Determine the transaction price;

•	Step 4: Allocate the transaction price to the performance obligations in the contract; and

•	Step 5: Recognize revenue when or as the Company satisfies a performance obligation.

The Company derives revenue from the sales of household cleaning products, including fabric softener, laundry detergent, multi-functional cleaner and disinfectant, and baby skincare products and toiletries, including camellia oil moisturizer, camellia oil lotion and shampoo. The Company directly sells the products to the distributors who generally sell the products offline to the end consumers through their own distribution networks. The Company considers those distributors to whom the Company sells the product to be the customers of the Company and their purchase orders to be the contracts with customers. As part of its consideration of the contract, the Company evaluates certain factors, including the customer’s ability to pay. For each contract, the Company has the obligation to transfer products and deliver the products to the place designated by the customer within the agreed time, each of which is distinct, and has the right to collect the payment within the agreed period after the distributors have control of the goods. The payment terms for the goods to be transferred can be identified in the contracts. The Company is a principal for this performance obligation, as the Company is ultimately responsible for the fulfillment and acceptability of products, controlling the nature, timing, extent of the products sold, undertakes the inventory risk before the goods transferred to the customer and has discretion in establishing the price for the products. The transaction prices in the orders are agreed upon once the quantity of goods is confirmed, at the inception of the order. The contracts promised the customers conditional rights of return of the defective goods for a partial refund of the original consideration paid or a credit is applied against the consideration to be owed, which give rise to the variable consideration. Regarding to the rights of return, the Company evaluated the historical sales return and the impact of sales return is immaterial, and accordingly, the Company expected to be entitled the full consideration for the transferred products and did not accrue any sales return allowance. Except for the rights of returns, the Company did not identify other clauses that give rise to variable considerations. Due to the nature of the products sold by the Company, there are no warranties provided by the Company. There is only one performance obligation in the contract and there is no need for the allocation of transaction price. The Company is responsible for delivering the products from its warehouse to its distributors’ storage facilities after accepting the finished products from the third-party manufacturers. The sales predominantly contain a single performance obligation and the revenue was recognized upon fulfillment of the performance obligation, after the distributors have control of the goods, typically at delivery, which is at a point of time.

The Company’s revenues are subject to value added tax (“VAT”). To record VAT payable, the Company uses the gross presentation method, which presents the taxable services and the available input VAT amount (at the rate applicable to the supplier). Revenues are recorded net of VAT in accordance with the ASC 606.

Cost of sales

The Company does not conduct manufacturing activities and entered into annual contracts with the third-party manufacturers who process and produce the products for the Company. Cost of sales primarily consists of procurement cost of inventories, warehousing costs and other activities.

Sales and marketing expenses

Sales and marketing expenses are primarily comprised of certain salaries and sales commissions of employees in the marketing department, transportation fees, fees associated with trade shows and similar exhibitions, advertisement expense and other miscellaneous items. During the years ended December 31, 2024 and 2023, the Company recognized selling and marketing expense of $1,298,782 and $1,093,808, respectively. The Company expenses the costs of producing advertisements and costs of delivering advertisements in the period in which the advertising space or airtime is used.

General and administrative expenses

General and administrative expenses are incurred in the day-to-day operations of a business and may not be directly tied to a specific function or department within the Company, such as manufacturing, production, or sales. General and administrative expenses are primarily comprised of rental fees, utilities, insurance, legal fees, certain salaries and operational overhead expenses that impact the entire business. During the years ended December 31, 2024 and 2023, the Company recognized general and administrative expenses of $584,755 and $577,816, respectively.

Research and development expenses

Research and development expense are amounts that the Company spent to develop new products and services (these expenses do not meet the capitalization criteria) each year. The Company generally pursues product development through internal research and development as well as through collaborations or other arrangements with third parties. During the years ended December 31, 2024 and 2023, the Company recognized research and development expenses of $593,510 and $498,601, respectively.

Income taxes

Current income taxes are provided on the basis of net income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any PRC tax paid by subsidiaries during the year is recorded. Deferred income taxes are recognized for all significant temporary differences at enacted rates and classified as current or non-current based upon the classification of the related asset or liability in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax asset will not be realized.

The guidance on accounting for uncertainties in income taxes prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance also applies to the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. Significant judgment is required in evaluating the Company's uncertain tax positions and determining its provision for income taxes. The Company recognizes interest and penalties, if any, under accrued expenses and other current liabilities on its balance sheet and under other expenses in its consolidated statement of operations.

Ordinary shares

The Company accounts for repurchased ordinary shares under the cost method and includes such treasury stock as a component of the common shareholders’ equity. Cancellation of treasury stock is recorded as a reduction of ordinary shares, additional paid-in capital and retained earnings, as applicable. An excess of purchase price over par value is allocated to additional paid-in capital first with any remaining excess charged entirely to retained earnings.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There were no potentially dilutive ordinary shares during the years ended December 31, 2024 and 2023.

Comprehensive income/ (loss)

ASC Topic 220 establishes standards for reporting comprehensive income and its components. Comprehensive income or loss is defined as the change in equity during a period from transactions and other events from non-owner sources.

Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The consolidated financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments are included as a separate component of accumulated other comprehensive income (loss).

The value of RMB against the U.S. Dollar may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s consolidated financial condition in terms of U.S. Dollar reporting. The following table outlines the currency exchange rates that were used in the consolidated financial statements:

	December 31, 2024	December 31, 2023
Period-end spot rate	US$1= 7.1884 RMB	US$1= 7.0827 RMB
Period Average rate	US$1= 7.1167 RMB	US$1= 7.0558 RMB

Segment reporting

Operating segments, and the amounts of each segment item reported in the consolidated financial statements, are identified from the financial information provided regularly to the Company’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Company’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. There are no known commitments or contingencies as of December 31, 2024 and 2023.

Concentration of risks

Exchange rate risks

The Company’s Chinese subsidiaries may be exposed to significant foreign currency risks from exchange rate fluctuations and the degree of volatility of foreign exchange rates between the U.S. Dollar and the RMB.

Currency convertibility risks

Substantially all of the Company’s operating activities are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with other information such as suppliers’ invoices, shipping documents and signed contracts.

Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risks consist primarily of cash and accounts receivable, the balances of which stated on the consolidated balance sheets represented the Company’s maximum exposure. The Company places its cash in financial institutions in China. Deposits in financial institutions in China have been is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $69,557), and in event of the default or bankruptcy of the financial instrument, the Company may not be able to claim the full amount of its deposits. The Company believes that these financial institutions are of high credit quality and continually monitors the credit worthiness and the credit ratings of these financial institutions to avoid any potential defaults. There has been no recent history of default in relation to these financial institutions.

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

Adoption of Accounting Standards Update

In June 2016, the FASB issued ASU 2016-13: Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. The Company adopted ASU 2016-13 since January 1, 2020 and the adoption did not have material impacts on the consolidated financial statements for the years ended December 31, 2024 and 2023 since the Company did not identify any past events, current economic conditions and reasonable forecasts of future economic conditions that would impair the financial assets held at amortized cost basis as of December 31, 2024 and 2023.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), to improve reportable segments disclosure requirements primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 includes a requirement to disclose significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, the title and position of the CODM, an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and all segments’ profit or loss and assets’ disclosures. ASU 2023-07 is effective for all public companies for fiscal years beginning after December 15, 2023, and interim periods for the interim period beginning on January 1, 2025. Adoption of ASU 2023-07 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Not Yet Adopted

In March 2022, the FASB amended the existing accounting guidance for troubled Debt Restructurings, or TDRs, and issued ASU No. 2022-02 Financial Instruments—Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures. The amendments in this Update eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. Specifically, rather than applying the recognition and measurement guidance for TDRs, an entity must apply the loan refinancing and restructuring guidance in paragraphs 310-20-35-9 through 35-11 to determine whether a modification results in a new loan or a continuation of an existing loan. For entities that have adopted the amendments in Update 2016-13, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting statements, if adopted, would have a material effect on the Company’s consolidated balance sheets, statements of comprehensive income (loss) and statements of cash flows.

Revisions of Prior Issued Financial Statements

During the preparation of its financial statements, the Company noticed that correction was needed to its previously issued financial statements due to an accounting error. The Company mistakenly presented deferred offering costs as items of operating cash flow, which had led to a decrease in the operating cash flows. To correct the accounting error, the Company has adjusted this portion of expenditures to items of financing cash flow. The error correction did not change the amount of net increase of cash and had no impact on consolidated balance sheets as of December 31, 2024 and 2023, consolidated statements of operations and other comprehensive income, and consolidated statements of changes in shareholders’ equity for the years ended December 31, 2024 and 2023.

The following tables summarize the error correction to the Company’s Consolidated Statements of Cash Flows for the years ended December 31, 2024 and 2023:

	As Previously Presented December 31, 2024	Adjustment	As Revised December 31, 2024
Cashflows from operating activities：
Deferred offering costs	(417,261)	417,261	-
Cashflows provided by operating activities	487,550	417,261	904,811

Cashflows from financing Activities:
Payment of offering costs	-	(417,261)	(417,261)
Cashflows used in financing activities	-	(417,261)	(417,261)

	As Previously Presented December 31, 2023	Adjustment	As Revised December 31, 2023
Cashflows from operating activities：
Deferred offering costs	(554,073)	554,073	-
Cashflows provided by operating activities	1,051,652	554,073	1,605,725

Cashflows from financing Activities:
Payment of offering costs	-	(554,073)	(554,073)
Cashflows used in financing activities	(22,550)	(554,073)	(576,623)

NOTE 3 – CASH

Cash consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Deposit in banks	$3,655,208	$3,220,488
Total cash	$3,655,208	$3,220,488

As of December 31, 2024 and 2023, the Company had a total of $3,655,208 and $3,220,488 in cash, respectively, which are wholly current deposit and held inside the PRC. Each bank account is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $69,557). To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Accounts receivable, gross	$3,824,361	$2,728,771
Accounts receivable, net	$3,824,361	$2,728,771

The Company gives its customers a payment period of 90 days and continually assesses the recoverability of uncollected accounts receivable. As of December 31, 2024 and 2023, the aging of the accounts receivable balance was less than 90 days. The Company did not identify any past events, current economic conditions and reasonable forecasts of future economic conditions that would impair the financial assets the collectability of accounts receivable, as of December 31, 2024 and 2023.

NOTE 5– INVENTORIES

Inventories are primarily household chemical products and baby skincare products and toiletries, including fabric softener, laundry detergent, multi-functional cleaner, disinfectant, camellia oil moisturizer, camellia oil lotion, shampoo, etc. As the Company does not conduct manufacturing activities and products are all manufactured by the third-parties, inventories are wholly finished goods.

Inventories as of December 31, 2024 and 2023 consisted of the following:

	2024	2023
Finished goods	$550,373	$526,479

For year ended December 31, 2024 and 2023, the Company recorded no impairment provision of inventories.

NOTE 6 –OTHER CURRENT ASSETS

Other current assets as of December 31, 2024 and 2023 consisted of the following:

	2024	2023
Other receivables	$1,489	$1,293
Total Other current assets	$1,489	$1,293

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Motor Vehicles	$415,698	$421,901
Electronic Equipment	27,220	27,006
Office Furniture and Fixture	60,754	61,661
Research and Development Equipment	528,629	536,518
Total Property and equipment, at cost	1,032,301	1,047,086
Less: accumulated depreciation	(640,145)	(572,460)
Property and equipment, net	$392,156	$474,626

The Company recorded depreciation expense of $76,869 and $89,904 in general and administrative expenses during the years ended December 31, 2024 and 2023, respectively.

For the year ended December 31, 2024, the Company did not write off or dispose of any property and equipment. For the year ended December 31, 2023, the Company disposed of property and equipment with a net book value of $3,990 (cost of $79,793, accumulated depreciation of $75,803), and the disposal gain was recorded in other income.

For the year ended December 31, 2024, the new Electronic Equipment was purchased at cost of $618 and for the year ended December 31, 2023, the Company did not purchase any property and equipment.

For the years ended December 31, 2024 and 2023, the Company recorded no impairment losses for property and equipment, and as December 31, 2024 and 2023, there was not any pledged property and equipment.

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of as of December 31, 2024 and 2023:

	2024	2023
Patent	$112,403	$114,081
Less: accumulated amortization	(45,898)	(35,175)
Intangible assets, net	$66,505	$78,906

As of December 31, 2024 and 2023, there were no pledged intangible assets to secure bank loans. The Company recorded amortization expense of $11,354 and $11,452 in general and administrative expenses during the years ended December 31, 2024 and 2023, respectively. For the years ended December 31, 2024 and 2023, the Company recorded no impairment losses for intangible assets.

Estimated future Intangible amortization expense is as follows as of December 31, 2024:

2025	$11,354
2026	11,354
2027	11,354
2028	11,354
2029	11,354
Beyond 2029	9,735

NOTE 9 – OPERATING LEASE RIGHT-OF-USE ASSETS, NET

Operating lease right-of-use assets, net was as follows as of December 31, 2024 and 2023:

	As of December 31, 2023	Increase/ (Decrease)	Exchange Rate Translation	As of December 31, 2024
Office and Warehouse	$177,605	$-	$(2,611)	$174,994
Facility	29,342	-	(431)	28,911
Total right-of-use assets, at cost	206,947	-	(3,042)	203,905
Less: accumulated amortization	(132,403)	(35,573)	2,301	(165,675)
Right-of-use assets, net	$74,544	$(35,573)	$(741)	$38,230

	As of December 31, 2022	Increase/ (Decrease)	Exchange Rate Translation	As of December 31, 2023
Office and Warehouse	$180,617	$-	$(3,012)	$177,605
Facility	29,840	-	(498)	29,342
Total right-of-use assets, at cost	210,457	-	(3,510)	206,947
Less: accumulated amortization	(101,169)	(33,047)	1,813	(132,403)
Right-of-use assets, net	$109,288	$(33,047)	$(1,697)	$74,544

The Company recognized amortization for the Office and Warehouse Operating Lease Right-of-Use Assets of $29,238 and $27,234 for the years ended December 31, 2024 and 2023, respectively. The Company recognized amortization for the Facility Operating Lease Right-of-Use Assets of $6,335 and $5,813 for the years ended December 31, 2024 and 2023, respectively.

NOTE 10 – DEFERRED OFFERING COSTS

Deferred offering costs consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Legal Fees and Other Expenses	$664,692	$497,914
Accounting Fees and Expenses	792,181	572,181
Reimbursement expense for the underwriter	177,811	147,711
Total Deferred Offering Costs	$1,634,684	$1,217,806

The above-mentioned costs are all specific incremental costs directly attributable to the Company’s proposed initial public offering and they do not fall within the category of costs necessarily incurred in the company’s daily operations. Therefore, the Company records these costs as deferred offering costs and will deduct them from the offering proceeds upon the completion of the proposed initial public offering.

NOTE 11 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities was as follows as of December 31, 2024 and 2023:

	2024	2023
Salary and benefit payable	$128,434	$109,925
Other payables	69,570	70,609
Total accrued expenses and other current liabilities	$198,004	$180,534

NOTE 12 – OPERATING LEASE LIABILITIES

Operating lease liabilities as of December 31, 2024 and 2023 consisted of the following:

	2024	2023
Operating lease liabilities - Office and Warehouse	$31,347	$61,193
Operating lease liabilities - Facility	7,996	15,610
Total operating lease liabilities	$39,343	$76,803

Analyzed for reporting purposes as:

	2024	2023
Operating lease liabilities – non current	$-	$39,930
Operating lease liabilities - current	39,343	36,873
Total operating lease liabilities	$39,343	$76,803

The operating lease liabilities is the net present value of the remaining lease payments as of December 31, 2024 and 2023.

The incremental interest rate used for the Office and Warehouse operating leases and Facility operating leases was 7.99%. The weighted average remaining lease terms for operating leases was 1 years. For the years ended December 31, 2024 and 2023, the operating lease expense were $40,356 and $40,704, respectively.

*

The lease agreement of Office and Warehouse was entered into on January 1, 2019 and will expire on December 31, 2025. The lease rent is paid on a monthly basis. The lease liability is discounted using an incremental interest rate at 7.99%. During the years ended December 31, 2024 and 2023, payments on the lease liability of the Office and Warehouse were $33,049 and $33,334, respectively.

**

The lease agreement of a Facility used for testing and inspection of production processes was entered on January 1, 2021, bears interest at about 7.99% and will expire on December 31, 2025. The lease rent is paid on a monthly basis with 8-month rent free period. The lease liability is discounted using an incremental interest rate at 7.99%. During the years ended December 31, 2024 and 2023, payments on lease liability of the Office were $8,431 and $8,504, respectively.

Maturity analysis of operating lease liabilities as of December 31, 2024 is as follows:

As of December 31, 2024	Office and Warehouse	Facility	Total undiscounted cash flows
Lease term	2019/1/1-2025/12/31	2021/1/1-2025/12/31
Remaining lease terms (years)	1	1
Rate	7.99%	7.99%
2025	32,719	8,347	41,066
Thereafter	-	-	-
Total undiscounted cash flows	$32,719	8,347	41,066
Total operating lease liabilities	31,347	7,996	39,343
Difference between undiscounted cash flows and discounted cash flows	1,372	351	1,723

NOTE 13 – TAXES

The Company is registered in the Cayman Islands. The Company generated substantially all of its income/ (loss) from its PRC operations for the years ended December 31, 2024 and 2023.

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

PRC

Income Tax

On March 16, 2007, the National People’s Congress of PRC enacted an Enterprise Income Tax Law (“EIT Law”), under which Foreign Investment Enterprises (“FIEs”) and domestic companies would be subject to enterprise income tax (“EIT”) at a uniform rate of 25%. The EIT Law became effective on January 1, 2008. 25% tax rates apply to all the PRC operating subsidiaries in the Company.

Composition of income tax expense

The provision for income tax for the years ended December 31, 2024 and 2023 consisted of the following:

	2024	2023
Current income tax provision	$563,975	$443,422
Total	$563,975	$443,422

The following table sets forth reconciliation between the statutory EIT rate and the effective tax for the years ended December 31, 2024 and 2023, respectively:

	2024	2023
Provision for income taxes at statutory tax rate in the PRC	$563,837	$443,153
Effect of non-tax deductible expenses	138	269
Income tax expenses	$563,975	$443,422
Effective tax rate	25.00%	25.00%

Deferred tax assets

The Company evaluates each asset and liability as of December 31, 2024 and 2023, and did not identify any temporary difference between the tax basis and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the reported amount of asset or liability is recovered or settle.

Uncertain tax positions

The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. All of the tax returns of the Company and its subsidiaries remain subject to examination by PRC tax authorities for five years from the date of filing. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 (USD14,930). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties for each fiscal year ended December 31 during the period from January 1, 2019 through December 31, 2024.

Value Added Tax (“VAT”)

Business tax changed to VAT in China since May 1, 2016. The Company’s revenue of selling household chemical products and skin care products is subject to a VAT rate of 17% before May 1, 2018 and were reduced to 16% since then. The VAT rate was reduced to 13% since April 1, 2019.

When the Company recognizes revenue, the output tax will be estimated and accrued at the same time and credited to the output tax account to be transferred. When the Company issues an actual invoice, the output tax to be transferred will be transferred to the credit of output tax.

Taxes payable

The Company’s taxes payable as of December 31, 2024 and 2023, consisted of the following:

	2024	2023
Income tax payable	$524,054	$377,442
VAT payable	158,266	114,692
Other tax payables	17,231	12,794
Total	$699,551	$504,928

NOTE 14 – EQUITY

Ordinary Shares and Additional Paid In Capital

At the reorganization event described in Note 1, the Company issued 50,000 ordinary shares with par value of $1 to exchange for the ownership in the operating entity from the former shareholders to the WFOE.

Prior to the reorganization, the operating entity had $7,700,908 in contributed ownership as of December 31, 2022.

The reorganization has been accounted for at historical cost and prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements of the Company.

On September 6, 2022, Blue-Touch subdivided its 50,000 ordinary shares into 100,000,000 ordinary shares. The authorized ordinary shares became 100,000,000 shares and the par value changed from US$1 to US$0.0005. On the same day, the shareholders surrendered a total of 88,000,000 shares to Blue-Touch for no consideration after completion of the share subdivision. As a result of the foregoing, Blue-Touch has 12,000,000 ordinary shares issued and outstanding. Accordingly, all share and per share information has been restated to retroactively show the effect of this recapitalization.

Subscription receivable

The Company recognized a subscription receivable for ordinary shares that have been issued but have not yet been paid in cash as a reduction of shareholder’s equity.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of each PRC subsidiary. As of December 31, 2024 and 2023, accumulative $302,056 and $132,919 of retained earnings were allocated to the statutory reserve.

Restricted Net Assets

Under PRC laws, rule and regulations, each of our subsidiaries incorporated in China is prohibited from distributing their statutory capital and required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. As of December 31, 2024 and 2023, the net asset restricted amounts were $8,002,964 and $7,833,827, respectively.

There were no undistributed earnings of Blue-Touch’s operating subsidiaries in PRC that are available for distribution to Blue-Touch. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future and intends to retain most of its available funds and any future earnings for use in the operation and expansion of its business. Accordingly, no deferred tax liability has been accrued for the PRC dividend withholding taxes that would be payable upon the distribution of those amounts to the Company as of December 31, 2024 and 2023.

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the consolidated financial statements prepared in accordance with U.S. GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in PRC. For the years ended December 31, 2024 and 2023, there was no dividend declared by the Company.

NOTE 15 – DISAGGREGATION REVENUE

The following table presents revenue by major product categories for the years ended December 31, 2024 and 2023, respectively:

Product Category	2024	2023
Baby skincare products and toiletries	$6,030,941	$4,992,374
Household cleaning products	5,567,670	4,663,731
Total	$11,598,611	$9,656,105

NOTE 16 – SEGMENT INFORMATION

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Because the Company’s operating facilities and long-lived assets are all substantially located in the PRC, and the Company’s revenue are all substantially generated in the PRC, although the Company sells its products across different geographic regions, based on management’s assessment, the Company has determined that it has only one operating segment as defined by ASC 280.

The CODM assesses performance for the segment and decides how to allocate resources based on operating income that also is reported on the income statement as consolidated operating income. The measure of segment assets is reported on the balance sheet as total consolidated assets. The chief operating decision maker uses operating income to evaluate operating income generated from segment assets in deciding whether to reinvest additional resource into the segment or into other parts of the Company, such as for acquisitions. The Company’s CODM is the board of directors and executive management that include the chief executive officer, chief financial officer, and other directors.

	2024	2023
Revenues	$11,598,611	$9,656,105
Less:
Cost of sales	6,872,100	5,727,401
Segment gross profit	4,726,511	3,928,704
Less:
Employee compensation and welfare expenses	638,899	606,290
Depreciation and amortization expense	88,222	101,356
Outsourced research and development expense	505,852	411,009
Lease expense	40,356	40,704
Transportation expenses	643,566	534,226
Advertisement expense	337,235	283,455
Other taxes	162,460	103,633
Other segment items	60,457	89,552
Segment profit	2,249,464	1,758,479
Reconciliation of profit or loss
Interest income	6,765	6,441
Foreign currency exchange (loss)/ gain, net	21,216	25,166
Others, net	(950)	(844)
Income tax expense	(563,975)	(443,422)
Consolidated net income	$1,712,520	$1,345,820

Other segment items included in segment profit include consulting fees, office expenses, entertainment expenses, and business trip expenses.

NOTE 17 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenue and purchase.

The Company’s sales are made to customers that are located in China. For the years ended December 31, 2024 and 2023, the individual customers or suppliers that accounted for more than 10% of the Company’s total revenue or purchases are as follows:

	2024
Significant customers	Amount	%
Top 1	$1,318,491	11.37
Top 2	1,303,217	11.24
Top 3	1,190,529	10.26

	2023
Significant customers	Amount	%
Top 1	$1,184,506	12.27
Top 2	969,591	10.04

	2024
Significant suppliers	Amount	%
Top 1	$1,739,441	25.19
Top 2	1,335,771	19.35
Top 3	1,195,667	17.32
Top 4	926,306	13.42
Top 5	869,695	12.60

	2023
Significant suppliers	Amount	%
Top 1	$1,435,126	25.20
Top 2	1,319,085	23.16
Top 3	1,070,098	18.79
Top 4	709,969	12.47

As of December 31, 2024 and 2023, the individual customers or suppliers that accounted for 10% or more of the total outstanding accounts receivable or accounts payable balances are as follows:

	2024
Significant outstanding accounts receivable	Amount	%
Top 1	$439,683	11.50
Top 2	434,294	11.36

	2023
Significant outstanding accounts receivable	Amount	%
Top 1	$356,354	13.06
Top 2	321,213	11.77
Top 3	283,289	10.38

	2024
Significant outstanding accounts payable	Amount	%
Top 1	$65,509	24.46
Top 2	48,478	18.10
Top 3	43,626	16.29
Top 4	38,161	14.25
Top 5	32,319	12.07

	2023
Significant outstanding accounts payable	Amount	%
Top 1	$53,302	28.04
Top 2	39,625	20.85
Top 3	37,638	19.80
Top 4	24,285	12.78

NOTE 18 – RELATED PARTY BALANCES AND TRANSACTIONS

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us
Guanzhao Lin	Chief Executive Officer, and Chairman of the Board of Directors
Fujian Blue-Touch Products Inc.

An enterprise in which interests in the voting power are owned by close members of Guanzhao Lin’s family, consisting of (1) Guanlu Lin, who owns approximately 60.00% shares of Fujian Blue-Touch Products Inc., and (2) Guanjia Lin, who owns approximately 40.00% shares of Fujian Blue-Touch Products Inc.

Operating lease Right-of-Use assets

The operating entity’s principal executive office is located in Fuzhou City, Fujian Province, China, with an area of approximately 1,000 square meters. The operating entity’s warehouse is located in Fuzhou City, Fujian Province, China, with an area of approximately 600 square meters. The operating entity’s principal executive office and warehouse are leased from the same related party, Fujian Blue-Touch Products Inc., under one lease agreement. Under such lease agreement, the combined monthly rent for the principal executive office and warehouse is RMB19,600 (approximately US$3,040) and the lease term is from January 1, 2019 to December 31, 2025.

The operating entity’s facility is located in Fuzhou City, Fujian Province, China, with an area of approximately 450 square meters. Such facility is also leased from Fujian Blue-Touch Products Inc. Under the lease agreement, the lease term is from January 1, 2021 to December 31, 2025 and the monthly rent is RMB5,000 (US$776). The lessor granted a waiver of eight months’ rent and started collecting monthly rent from the operating entity on September 1, 2021. The rent was waived for a period when the facility was refurbished and the equipment was installed and the Company believe that such rent waiver is consistent with the real estate customary practice in China.

The lessor of these two leases, Fujian Blue-Touch Products Inc., is an enterprise in which a substantial interest in the voting power is owned by a close member of our controlling shareholder’s family. Upon the expiration of such lease term, the operating entity is entitled to the right of first refusal to renew the lease agreement upon one month’s written notice of such renewal.

Operating lease liabilities balances with related parties as of December 31, 2024 and 2023 were as follows:

	2024	2023
Operating lease liabilities- related parties
Fujian Blue-Touch Products Inc.	$39,343	$76,803
Total operating lease liabilities- related parties	$39,343	$76,803

Amounts due from related parties

Under the lease agreement of the office and warehouse with Fujian Blue-Touch Products Inc., the operating entity paid a deposit in the amount of RMB39,200 for the leased premises to Fujian Blue-Touch Products Inc., after signing the agreement. As of December 31, 2024 and 2023, the operating entity has amounts of $5,453 and $5,535, respectively, due from Fujian Blue-Touch Products Inc., after considering the exchange rate fluctuation of $(82) and $(94), respectively.

	December 31, 2023	Increase	Decrease	Exchange Rate Difference	December 31, 2024
Amounts due from related parties
Fujian Blue-Touch Products Inc.	$5,535	$-	$-	$(82)	$5,453
Total amounts due from related parties	$5,535	$-	$-	$(82)	$5,453

	December 31, 2022	Increase	Decrease	Exchange Rate Difference	December 31, 2023
Amounts due from related parties
Fujian Blue-Touch Products Inc	$5,629	$-	$-	$(94)	$5,535
Total amounts due from related parties	$5,629	$-	$-	$(94)	$5,535

Amounts due to related parties

During the years ended December 31, 2024 and 2023, the Company obtained unsecured, due on demand, and interest-free loans from its shareholders for daily operation purposes. Details of related party transactions and balances during the years ended December 31, 2024 and 2023 are as follows:

As of December 31, 2022, the Company had the outstanding principal amount of $527 due to Mr. Guanzhao Lin. During the year ended December 31, 2023, the Company obtained interest-free loans in the aggregate amount of $584,841 from Mr. Guanzhao Lin to cover expenses related to this offering and prior to December 31, 2023, the Company repaid in full the outstanding amount due to Mr Guanzhao Lin. As of December 31, 2023, the Company had no outstanding principal amount due to Mr. Guanzhao Lin.

During the year ended December 31, 2024, the Company obtained interest-free loans of $372,607 from Mr. Guanzhao Lin to cover expenses related to this offering and repaid in full the outstanding amount due to Mr Guanzhao Lin. As of December 31, 2024, the Company had no outstanding principal amount due to Mr. Guanzhao Lin.

	December 31, 2023	Borrowed	Repaid	Exchange Rate Difference	December 31, 2024
Amounts due to related parties
Guanzhao Lin	$-	$372,607	$(372,607)	$-	$-
Total amounts due to related parties	$-	$372,607	$(372,607)	$-	$-

	December 31, 2022	Borrowed	Repaid	Exchange Rate Difference	December 31, 2023
Amounts due to related parties
Guanzhao Lin	$527	$584,841	$(585,360)	$(8)	$-
Total amounts due to related parties	$527	$584,841	$(585,360)	$(8)	$-

NOTE 19 – SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2024, the Company did not have any other subsequent events requiring recognition or disclosure in the consolidated financial statements after evaluating events and transactions for potential recognition or disclosure through April 17, 2025, the date the consolidated financial statements were available to be issued.

Until [ ], 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

2,000,000 Ordinary Shares

BLUE-TOUCH HOLDINGS GROUP CO., LTD

Prospectus dated [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person's own fraud or dishonesty or against the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, our Company has issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration (US$)
ST Investment Group Limited	9-27-2021	26,000	26,000
ChenJi Investment Group Limited	9-27-2021	3,250	3,250
LIUJING Investment Limited	9-27-2021	3,250	3,250
Super Wise International Holdings Limited	9-27-2021	3,250	3,250
SXD Investment Consulting Limited	9-27-2021	3,000	3,000
ZTCHEN Investment Limited	9-27-2021	2,750	2,750
CMX Investment Group Limited	9-27-2021	2,500	2,500
LinFeng Investment Limited	9-27-2021	2,500	2,500
YWF Investment Limited	9-27-2021	2,000	2,000
LJC International Investment Limited	9-27-2021	1,500	1,500

Since incorporation, there have been changes in the ownership of our Ordinary Shares. See “Principal Shareholders.” On September 6, 2022, our Company effected a 240-for-1 stock split, as a result of which the aggregated number of outstanding Ordinary Shares changed from 50,000 to 12,000,000. The number of outstanding Ordinary Shares in the table above does not reflect the effect of such stock split.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page 132 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fuzhou, People’s Republic of China, on April 17, 2025.

Blue-Touch Holdings Group Co., Ltd

By:	/s/ Guanzhao Lin
Guanzhao Lin
Chief Executive Officer, Chairman of the Board and Director
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Guanzhao Lin and Jinshui Ying as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guanzhao Lin	Chief Executive Officer, Chairman of the Board and Director	April 17, 2025
Name: Guanzhao Lin	(Principal Executive Officer)

/s/ Jinshui Ying	Chief Financial Officer	April 17, 2025
Name: Jinshui Ying	(Principal Accounting and Financial Officer)

/s/ Jifeng Huang	Director	April 17, 2025
Name: Jifeng Huang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Blue-Touch Holdings Group Co., Ltd, has signed this registration statement thereto in New York, NY on April 17, 2025.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum of Association of the Registrant

3.2*	Amended and Restated Articles of Association of the Registrant

4.1*	Specimen Certificate for Ordinary Shares

5.1*	Opinion of Ogier regarding the legality of the Ordinary Shares being registered

8.1*	Opinion of AllBright Law Offices (Fuzhou) regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	Form of Employment Agreement by and between executive officers and the Registrant

10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3*	English translation of Advertising Agreement dated December 13, 2021, by and between the operating entity and Fujian Cema Benteng Cultural Development Co., Ltd.

10.4*	English translation of Agreement dated January 4, 2022, by and between the operating entity and Guangzhou Bangduo Biological and Technology Co., Limited

10.5*	English translation of Agreement dated December 20, 2022, by and between the operating entity and Guangzhou Bangduo Biological and Technology Co., Limited

10.6*	English translation of Agreement dated March 20, 2023, by and between the operating entity and Xiamen Di En An Biotechnology Co., Ltd.

10.7*	English translation of Advertising Agreement dated December 19, 2022, by and between the operating entity and Fujian Cema Benteng Cultural Development Co., Ltd.

10.8*	English translation of Agreement dated December 22, 2023, by and between the operating entity and Guangzhou Motie Biotechnology Co., Ltd.

10.9*	Agreement among the operating entity, Guangzhou Bangduo Biological and Technology Co., Limited and Guangzhou Motie Biotechnology Co., Ltd.

10.10*	English translation of Agreement dated December 20, 2023, by and between the operating entity and Fujian Cema Benteng Cultural Development Co., Ltd.

10.11*	English translation of Agreement dated March 30, 2024, by and between the operating entity and Xiamen Di En An Biotechnology Co., Ltd.

10.12*	English translation of Agreement for 2025 by and between the operating entity and Guangzhou Motie Biotechnology Co., Ltd.

10.13*	English translation of Agreement for 2025 by and between the operating entity and Fuzhou Cema Benteng Media Co., Ltd.

10.14	English translation of Agreement dated April 11, 2025, by and between the operating entity and Xiamen Di En An Biotechnology Co., Ltd.

16.1*	Letter of TPS Thayer, LLC to the U.S. Securities and Exchange Commission

21.1*	Subsidiaries

23.1	Consent of TPS Thayer, LLC

23.2*	Consent of Ogier (included in Exhibit 5.1)

23.3*	Consent of AllBright Law Offices (Fuzhou) (included in Exhibit 99.2)

23.4	Consent of HTL International, LLC

24.1	Power of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of AllBright Law Offices (Fuzhou), regarding certain PRC law matters

99.3*	Consent of Respect Marketing Research Inc.

99.4*	Consent of Jindan Lin

99.5*	Consent of Shuo Chen

99.6*	Consent of Yuan Yuan

99.7*	Form of Policy Relating to Recovery of Erroneously Awarded Compensation

107*	Filing Fee Table

*	Previously filed.